AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON APRIL 27, 2001
                         Registration No. _____________


                   ==========================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-1


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TIAA REAL ESTATE ACCOUNT
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    New York
                                    --------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                (Not applicable)
                                ----------------
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                (Not applicable)
                                ----------------
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

            c/o Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                     --------------------------------------
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               Lisa Snow, Esquire
             Teachers Insurance and Annuity Association of America
                                730 Third Avenue
                          New York, New York 10017-3206
                                 (212) 490-9000
                     --------------------------------------
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Steven B. Boehm, Esquire
                         Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2415

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [_]______

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING [_]_______

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [_]_______


PURSUANT TO RULE 429 UNDER THE SECURITIES ACT, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO AND CONSTITUTES A POST-EFFECTIVE AMENDMENT TO SECURITIES ACT REGISTRATION STATEMENTS 33-92990, 333-13477, AND 333-22809.

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of each                     Proposed
class of                          maximum         Proposed maximum  Amount of
securities to       Amount to be  offering price  aggregate         registration
be registered       registered    per unit        offering price    fee
--------------------------------------------------------------------------------
Accumulation units       *            *           $500,000,000**    $125,000**
in the TIAA REAL
ESTATE ACCOUNT
--------------------------------------------------------------------------------

* The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

** The difference between the $300,000,000, $1,000,000,000, and $5,000,000,000 of securities registered on Securities Act registration statements Nos. 33-92990, 333-13477, and 333-22809 (for which registration fees of $103,448.28,
$303,031.31, and $1,515,151.52, respectively, were paid therewith) and the dollar amount of securities sold thereunder is being carried forward on this registration statement pursuant to Rule 429 under the Securities Act.

May 1, 2001

TIAA REAL ESTATE ACCOUNT
PROSPECTUS



A TAX-DEFERRED VARIABLE ANNUITY OPTION OFFERED BY
TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

[LOGO OF TIAA]

   THIS PROSPECTUS TELLS YOU ABOUT THE TIAA REAL ESTATE ACCOUNT, AN INVESTMENT OPTION OFFERED THROUGH INDIVIDUAL AND GROUP VARIABLE ANNUITY CONTRACTS ISSUED BY TIAA. PLEASE READ IT CAREFULLY BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE.

   The Real Estate Account invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account's assets.

   The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account's performance depends mainly on the value of the Account's real estate and other real estate-related investments, and the income generated by those investments. The Account's returns could go down if, for example, real estate values or rental and occupancy rates decrease due to general economic conditions or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property's profitability. TIAA does not guarantee the investment performance of the Account, and you bear the entire investment risk. FOR A DETAILED DISCUSSION OF THE SPECIFIC RISKS OF INVESTING IN THE ACCOUNT, SEE "RISKS," PAGE 5.


   We take deductions daily from the Account's net assets for the Account's operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from Account's net assets total 0.640%.

   The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

o RA and GRAs (Retirement and Group Retirement Annuities)

o SRAs (Supplemental Retirement Annuities)

o GSRAs (Group Supplemental Retirement Annuities)

o Classic and Roth IRAs (Individual Retirement Annuities)

o GAs (Group Annuities)

o Keoghs (subject to regulatory approval in Pennsylvania and Oregon)

   THE SECURITIES AND EXCHANGE COMMISSION (SEC) HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE INFORMATION IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   AN INVESTMENT IN THE REAL ESTATE ACCOUNT IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                           Prospectus TIAA Real Estate Account 1

TABLE OF CONTENTS


  3 The Account's Investment Objective and Strategy
  3 About the Account's Investments--In General
  4 General Investment and Operating Policies
  5 Risks
  6 Establishing and Managing the Account--The Role of TIAA
  8 Description of Properties
 12 Selected Financial Data
 13 Management's Discussion and Analysis of Account's Financial
    Condition and Operating Results
 14 Valuing the Account's Assets
 15 Expense Deductions
 16 The Contracts
 17 How to Transfer and Withdraw Your Money
 18 Receiving Annuity Income
 20 Death Benefits
 21 Taxes
 22 General Matters
 22 Distributor
 22 State Regulation
 22 Legal Matters
 23 Experts
 23 Additional Information
 23 Financial Statements
 23 Index to Financial Statements
 40 Appendix A--Management of TIAA
 40 Appendix B--Special Terms


ABOUT THE REAL ESTATE ACCOUNT
AND TIAA

   The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America
(TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is (212) 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.


   With its 50 years in the real estate business and interests in properties located across the U.S., TIAA is one of the nation's largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2000, TIAA's general account had a mortgage and real property portfolio of approximately $27 billion.

   TIAA is the companion organization of the College Retirement Equities Fund
(CREF), the first company in the United States to issue a variable annuity. Together, TIAA and CREF form the principal retirement system for the nation's education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 2.3 million people at over 10,000 institutions. As of December 31, 2000, TIAA's assets were approximately $118.6 billion; the combined assets for TIAA and CREF totalled approximately $279.9 billion.



   THE REAL ESTATE ACCOUNT OFFERED BY THIS PROSPECTUS IS ONLY BEING OFFERED IN THOSE JURISDICTIONS WHERE IT IS LEGAL TO DO SO. NO PERSON MAY MAKE ANY REPRESENTATION TO YOU OR GIVE YOU ANY INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS. IF ANYONE PROVIDES YOU WITH INFORMATION ABOUT THE OFFERING THAT IS NOT IN THE PROSPECTUS, YOU SHOULDN'T RELY ON IT.


2 TIAA Real Estate Account Prospectus

THE ACCOUNT'S INVESTMENT OBJECTIVE
AND STRATEGY

   INVESTMENT OBJECTIVE: The Real Estate Account seeks favorable long term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly-traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

   INVESTMENT STRATEGY: The Account seeks to invest between 70 percent to 95 percent of its assets directly in real estate or real estate-related investments. The Account's principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments, through joint ventures, real estate partnerships or real estate investment trusts (REITs). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (CMOs).

   The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and other cash equivalents, and, at times, stock of companies that don't primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

   The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. On December 31, 2000, the Account had
86.3 percent of its portfolio invested in real estate and real estate-related investments (including REITs).

ABOUT THE ACCOUNT'S
INVESTMENTS--IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

   DIRECT PURCHASE: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly-constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion the Account might invest in real estate development projects.

   PURCHASE-LEASEBACK TRANSACTIONS: The Account can enter into purchase-leaseback transactions (leasebacks) in which it typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

   In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account will often seek to share (or "participate") in any increase in property value from building improvements or in the lessee's revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest will be subject to greater risks.

INVESTMENTS IN MORTGAGES

   GENERAL: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have "participating" features (as described below). Normally the Account's mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won't be the borrower's personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized, or may provide for interest-only payments, with a balloon payment at maturity.

   PARTICIPATING MORTGAGE LOANS: The Account may make mortgage loans which permit the Account to share (have a "participation") in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the revenues the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

   MANAGING MORTGAGE LOAN INVESTMENTS: TIAA can manage the Account's mortgage loans in a variety of ways, including:

o renegotiating and restructuring the terms of a mortgage loan

o extending the maturity of any mortgage loan made by the Account

o consenting to a sale of the property subject to a mortgage loan

o financing the purchase of a property by making a new mortgage loan in connection with the sale

o selling them, or portions of them, before maturity

OTHER REAL ESTATE-RELATED INVESTMENTS


   REAL ESTATE INVESTMENT TRUSTS: The Account may invest in real estate investment trusts (REITs), publicly-owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to optimize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute 90% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as its need for cash flow, the skill of its management team, and defaults by its lessees or borrowers.


   STOCK OF COMPANIES INVOLVED IN REAL ESTATE ACTIVITIES: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

   COLLATERALIZED MORTGAGE OBLIGATIONS: The Account can invest in collateralized mortgage obligations (CMOs) that are fully collateralized by a portfolio of mortgages or mortgage-related securities. CMO issuers distribute principal and interest payments on the mortgages to CMO holders according to the distribution schedules of each CMO. CMO interest rates can be fixed or variable. Some classes of CMOs may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular CMO may be different than for other mortgage-related securities. CMOs may also be harder to sell than other securities.



                                           Prospectus TIAA Real Estate Account 3

NON-REAL ESTATE-RELATED INVESTMENTS

   The Account can also invest in:

o  U.S. government or government agency securities

o Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations, but only if they're investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

o Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers' acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities.

o Common or preferred stock of U.S. or foreign companies that aren't involved in real estate, to a limited extent


FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

   The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will be no more than 25 percent of the Account's portfolio. Depending on investment opportunities, the Account's foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won't invest unless our standards are met.

GENERAL INVESTMENT AND
OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

   GENERAL CRITERIA FOR BUYING REAL ESTATE OR MAKING MORTGAGE LOANS: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:


o the location, condition, and use of the underlying property
o its operating history, and its future income-producing capacity
o the quality, operating experience, and creditworthiness of the borrower


   TIAA will analyze the fair market value of the underlying real estate, taking into account the property's operating cash flow (based on the historical and projected levels of rental and occupancy rates, and expenses), as well as the general economic conditions in the area where the property is located.

   DIVERSIFICATION: We haven't placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

   SPECIAL CRITERIA FOR MAKING MORTGAGE LOANS: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

   SELLING REAL ESTATE INVESTMENTS: The Account doesn't intend to buy and sell its real estate investments simply to make short-term profits. But the Account may sell investments if market conditions are favorable or to raise cash. The Account will reinvest any sale proceeds that it doesn't need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE-RELATED POLICIES

   APPRAISALS: The Account will rely on TIAA's own analysis to appraise a property when it first buys it. After that, normally the Account's properties and participating mortgage loans will be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. While the Account usually won't receive an independent appraisal before it buys real estate, it will get an independent appraisal when it makes mortgage loans.

   BORROWING: Usually, the Account won't borrow money to purchase real estate. However, to meet short-term cash needs, the Account may obtain a line of credit whose terms require that the Account secure a loan with one or more of its properties. On a limited basis, the Account may place a mortgage on an Account property held by a subsidiary for tax planning or other purposes.

   JOINT INVESTMENTS: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

   DISCRETION TO EVICT OR FORECLOSE: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it's in the Account's best interests.

   PROPERTY MANAGEMENT AND LEASING SERVICES: The Account usually will hire a local management company to perform the day-to-day management services for the Account's properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by responsible tenants. The Account may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce the Account's cash flow from a property.

   INSURANCE: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account's real property and properties securing mortgage loans or subject to purchase-leaseback transactions.

OTHER POLICIES

   LIQUID ASSETS: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants' funds, lack of suitable real estate investments, or a need for greater liquidity.

   INVESTMENT COMPANY ACT OF 1940: We intend to operate the Account so that it will not have to register as an "investment company" under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account's portfolio so that it won't have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments.

   CHANGING OPERATING POLICIES OR WINDING DOWN: TIAA can decide to change the operating policies of the Account or wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA's traditional annuity or any CREF account available under your employer's plan. If you don't tell us where to transfer your accumulations or annuity income, we'll automatically transfer them to the CREF Money Market Account. You will be notified in advance if we decide to change a significant policy or wind down the Account.

4 TIAA Real Estate Account Prospectus

RISKS


   THE VALUE OF YOUR INVESTMENT IN THE ACCOUNT WILL GO UP AND DOWN BASED ON THE VALUE OF THE ACCOUNT'S ASSETS AND THE INCOME THE ASSETS GENERATE. The potential risk of investing in the Account is moderate. You can lose money by investing in the Account. The Account's assets and income (particularly its real estate assets and rental income) can be affected by many factors, and you should consider the specific risks presented below before investing in the Account.


RISKS OF REAL ESTATE INVESTING

   GENERAL RISKS OF OWNING REAL PROPERTY: The Account will be subject to the risks inherent in owning real property, including:

o The Account's property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, changing supply and demand for certain types of properties, and natural disasters or man-made events.

o A property may be unable to attract and retain tenants, which means that rental income would decline.

o The Account could lose revenue if tenants don't pay rent, or if the Account is forced to terminate a lease for nonpayment. Any disputes with tenants could also involve costly litigation.

o A property's profitability could go down if operating costs, such as property taxes, utilities, maintenance and insurance costs, go up in relation to gross rental income, or the property needs unanticipated repairs and renovations.

   GENERAL RISKS OF SELLING REAL ESTATE INVESTMENTS: Among the risks of selling real estate investments are:

o The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

o Because of the nature of real estate, the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses.

o  The Account may need to provide financing if no cash buyers are available.

   REGULATORY RISKS: Government regulation, including zoning laws, property taxes, fiscal, environmental or other government policies, could operate or change in a way that hurts the Account and its properties. For example, regulations could raise the cost of owning and maintaining properties or make it harder to sell, rent, finance, or refinance properties due to the increased costs associated with regulatory compliance.

   ENVIRONMENTAL RISKS: The Account may be liable for damage to the environment caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning-up hazardous substances found on a property, even if it didn't know of and wasn't responsible for the hazardous substances. If any hazardous substances are present or the Account doesn't properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. The cost of any required clean-up and the Account's potential liability for environmental damage to a single real estate investment could exceed the value of the Account's investment in a property, the property's value, or in an extreme case, a significant portion of the Account's assets.

   CASUALTY LOSSES: Certain catastrophic losses (e.g., from earthquakes, wars, nuclear accidents, floods, or environmental or industrial hazards or accidents) are uninsurable or so expensive to insure against that it doesn't make sense to buy insurance for them. If a disaster that we haven't insured against occurs, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant's space is vacant.

   RISKS OF DEVELOPING REAL ESTATE OR BUYING RECENTLY-CONSTRUCTED PROPERTIES: If the Account chooses to develop a property or buys a recently-constructed property, it may face the following risks:

o If developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs, or other events.

o Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property, if purchased when unleased, may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

o The seller or other party may not be able to carry out any agreement to provide certain minimum levels of income, or that agreement could expire, which could reduce operating income and lower returns.

   RISKS OF JOINT OWNERSHIP: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

o The co-venturer may have interests or goals inconsistent with those of the Account.

o If a co-venturer doesn't follow the Account's instructions or adhere to the Account's policies, the jointly-owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

o A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

o The co-venturer may become insolvent or bankrupt.

   RISKS WITH PURCHASE-LEASEBACK TRANSACTIONS: The major risk of purchase-leaseback transactions is that the third party lessee will not be able to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

APPRAISAL RISKS

   Real estate appraisals are only estimates of property values based on a professional's opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. If an appraisal is too high, the Account's value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If appraisals are too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than the true value of the Account's assets.


Prospectus TIAA Real Estate Account 5

RISKS OF MORTGAGE LOAN INVESTMENTS

   GENERAL RISKS OF MORTGAGE LOANS. The Account will be subject to the risks inherent in making mortgage loans, including:

o The borrower may default, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security. The larger the mortgage loan compared to the value of the property securing it, the greater the loan's risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic's or tax liens, may have priority over the Account's security interest.

o The borrower may not be able to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

o If interest rates are volatile during the loan period, the Account's variable-rate mortgage loans could have lower yields.

   PREPAYMENT RISKS. The Account's mortgage loan investments will usually be subject to the risk that the borrower repays the loan early. Prepayments can change the Account's return because we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

   INTEREST LIMITATIONS. The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may not be able to enforce payment of the loan.

   RISKS OF PARTICIPATIONS. Participating mortgages are subject to the following additional risks:

o The participation element might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

o In very limited circumstances, a court could possibly characterize the Account's participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest, or be liable for the borrower's debts.

RISKS OF REIT INVESTMENTS

   REITs are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk--price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates.

RISKS OF LIQUID INVESTMENTS

   The Account's investments in securities and other liquid investments may be subject to:

o FINANCIAL RISK--for debt securities, the possibility that the issuer won't be able to pay principal and interest when due, and for common or preferred stock, the possibility that the issuer's current earnings will fall or that its overall financial soundness will decline, reducing the security's value.

o MARKET RISK--price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

o  INTEREST RATE VOLATILITY, which may affect current income from an investment.

RISKS OF FOREIGN INVESTMENTS

   Foreign investments present the following special risks:

o Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

o The value of foreign investments or rental income can go up or down from changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

o The Account may (but is not required to) seek to hedge its exposure to changes in currency rates, which could involve extra costs. Hedging might not be successful.

o It may be more difficult to obtain and collect a judgment on foreign investments than on domestic ones.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE


   You won't have the opportunity to evaluate the economic merit of a property purchase before the Account completes the purchase, so you will need to rely solely on TIAA's judgment and ability to select investments consistent with the Account's investment objective and policies.

ESTABLISHING AND MANAGING THE ACCOUNT--
THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

   TIAA's Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account's obligations are obligations of TIAA, the Account's income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA's other income, gains, or losses. Under New York insurance law, we can't charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

   TIAA employees, under the direction and control of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets, following investment management procedures TIAA adopted for the Account. TIAA's investment management responsibilities include:

o identifying, recommending and purchasing appropriate real estate-related and other investments o providing all portfolio accounting, custodial, and related services for the Account

o arranging for others to provide certain advisory or other management services to the Account's joint ventures or other investments


   TIAA provides all services to the Account at cost. For more about the charge for investment management services, see "Expense Deductions" page 15.

   You don't have the right to vote for TIAA Trustees directly. See "Voting Rights" page 22. For information about the Trustees and principal executive officers of TIAA, see Appendix A on page 40 of this prospectus.


6 TIAA Real Estate Account Prospectus

   TIAA'S ERISA FIDUCIARY STATUS. To the extent that assets of a plan subject to ERISA are allocated to the Account, TIAA will be acting as an "investment manager" and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE


   TIAA provides the Account with a liquidity guarantee--TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can't fund participant requests from the Account, TIAA's general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their then current daily net asset value. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from net assets. See "Expense Deductions," page 15.


   An independent fiduciary (described below) monitors the Account to ensure that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

   TIAA does not accept acquisition or placement fees for the services it provides to the Account. However, TIAA employees who manage the Account's investments may also manage TIAA's general account investments. It may therefore at times face various conflicts of interest.

   For example, TIAA's general account may sometimes compete with the Real Estate Account in the purchase or sale of investments. A special TIAA Allocation Committee will seek to resolve any conflict by determining which account has cash available to make the purchase, the effect the purchase or sale will have on the diversification of each account's portfolio, the estimated future cash flow of the portfolios with regard to both purchases or sales, and other relevant legal or investment policy factors. If this analysis does not clearly determine which account should participate in a transaction, a rotation system will be used.

   Conflicts could also arise because some properties in TIAA's general account may compete for tenants with the Account's properties. We will seek to resolve this conflict by determining the tenant's preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing.

   Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA's management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to both the general account and the Real Estate Account and to avoid conflicts of interest.

INDEMNIFICATION

   The Account has agreed to indemnify TIAA and its affiliates, including its officers and directors, against certain liabilities, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY

   Because TIAA's ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary" for the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are fair and in the Account's best interest.

   The Townsend Group, an institutional real estate consulting firm whose principal offices are located in Cleveland, Ohio, has been engaged to serve as the Account's independent fiduciary, replacing Institutional Property Consultants, Inc. The independent fiduciary's responsibilities include:

o reviewing and approving the Account's investment guidelines and monitoring whether the Account's investments comply with those guidelines

o  reviewing and approving valuation procedures

o approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal

o  reviewing and approving how we value accumulation and annuity units

o  approving the appointment of all independent appraisers

o reviewing the purchase and sale of units by TIAA to ensure that we use the correct unit values

o requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to assure the Account has correctly valued a property

   The independent fiduciary also must monitor TIAA's ownership in the Account and supervise any winding down of the Account's operations. Its responsibilities include:

o calculating the percentage of total accumulation units that TIAA's ownership shouldn't exceed (the trigger point) and creating a method for changing the trigger point

o approving any adjustment of TIAA's interest in the Account and requiring an adjustment if TIAA's investment reaches the trigger point

o participating in any program to reduce TIAA's ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary's opinion, are desirable

   A special subcommittee of the Investment Committee of TIAA's Board of Trustees appointed The Townsend Group as the independent fiduciary starting March 1, 2000, for a three-year term. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of a majority of subcommittee members or it can resign after at least 180 days' written notice. The independent fiduciary will not be reappointed unless more than 60 percent of the subcommittee members approve.

   TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA's costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA.

   When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept The Townsend Group or any successor to serve as the Account's independent fiduciary.

                                           Prospectus TIAA Real Estate Account 7

DESCRIPTION OF PROPERTIES

THE PROPERTIES--IN GENERAL

   As of December 31, 2000, the Account had 60 properties in its real estate portfolio. The following charts break down the Account's real estate assets by region and property type.


               EAST         MIDWEST         SOUTH         WEST           TOTAL
-------------------------------------------------------------------------------

  OFFICE      30.6%          7.4%           4.7%           8.5%          51.2%


  INDUSTRIAL   5.7%          3.4%           4.1%          10.9%          24.1%

  RESIDENTIAL  7.7%          1.7%           4.4%           8.5%          22.3%


  RETAIL       1.4%          0.6%           0.4%           0              2.4%


  TOTAL       45.4%         13.1%          13.6%          27.9%         100.0%



In the table below you will find general information about each of the Account's portfolio properties as of December 31, 2000.


                                                                                                        ANNUAL AVG.
                                                                                                         BASE RENT
                                                       YEAR        YEAR    RENTABLE AREA    PERCENT     PER LEASED
  PROPERTY                      LOCATION              BUILT     PURCHASED    (SQ. FT.)       LEASED      SQ. FT.(1)  MARKET VALUE(2)
-----------------------------------------------------------------------------------------------------------------------------------
  OFFICE PROPERTIES
  780 Third Avenue               New York, NY          1984        1999        487,501         98%         $39.93    $173,600,000
  1801 K Street                  Washington, DC        1971(3)     2000        564,359         96%         $35.93    $140,989,800
  Morris Corporate Center III    Parsippany, NJ        1990        2000        525,154         98%         $12.42    $103,800,000
  88 Kearney Street              San Francisco, CA     1986        1999        228,470        100%         $35.87    $ 84,172,241
  Sawgrass Portfolio             Sunrise, FL        1997-2000      1997,
                                                                1999-2000      344,009        100%         $14.85    $ 54,300,000
  Parkview Plaza(4)              Oakbrook, IL          1990        1997        266,020         99%         $19.35    $ 52,500,000
  Columbia Centre III            Rosemont, IL          1989        1997        238,696         87%         $24.73    $ 42,500,000
  Biltmore Commerce Center       Phoenix, AZ           1985        1999        262,875         81%         $17.39    $ 38,603,637
  Maitland Promenade One         Maitland, FL          1999        2000        227,814         96%         $23.29    $ 36,520,163
  One Monument Place             Fairfax, VA           1990        1999        219,837         99%         $21.59    $ 36,500,000
  Columbus Office Portfolio                                                                                          $ 34,200,000
   Metro South Building          Dublin, OH            1997        1999         90,726         91%         $12.85              --
   BISYS Fund Services Building  Eaton, OH             1995        1999        155,964        100%         $11.69              --
   Vision Service Plan Building  Eaton, OH             1997        1999         50,000        100%         $11.88              --
  10 Waterview Boulevard         Parsippany, NJ        1984        1999        209,553        100%         $21.36    $ 31,400,000
  Fairgate at Ballston(4)        Arlington, VA         1988        1997        143,457         94%         $27.91    $ 30,800,000
  Longview Executive Park(4)     Hunt Valley, MD       1988        1997        258,999        100%         $11.73    $ 28,020,861
  Tysons Executive Plaza II(5)
  (held in joint venture)        McLean, VA            1988        2000        252,552        100%         $22.62    $ 26,035,867(5)
  Five Centerpointe(4)           Lake Oswego, OR       1988        1997        113,971         98%         $13.66    $ 18,331,911
  371 Hoes Lane                  Piscataway, NJ        1986        1997        139,670        100%         $13.36    $ 16,677,327
  Southbank Building             Phoenix, AZ           1995        1996        122,535        100%         $ 9.40    $ 13,200,000
  Northmark Business Center(4)   Blue Ash, OH          1985        1997        108,561         95%         $12.92    $ 13,100,000
  USF&G Building(4)              Salt Lake City, UT    1988        1997         67,322         93%         $14.84    $  8,677,033
                                                                             ---------                               ------------
  SUBTOTAL--OFFICE PROPERTIES                                                5,078,045                               $983,928,840
-----------------------------------------------------------------------------------------------------------------------------------

  INDUSTRIAL PROPERTIES
  Park West Int'l Industrial Pk                                                                            $ 3.24    $ 53,931,995
   Building C                    Hebron, KY            1998        1998        520,000        100%                             --
   Building D                    Hebron, KY            1998        1998        184,800        100%                             --
   Building E                    Hebron, KY            2000        2000        207,222        100%                             --
   Building J                    Hebron, KY            2000        2000        525,000        100%                             --
  Ontario Portfolio                                                                                        $ 3.40    $107,688,169
   Timberland Building           Ontario, CA           1998        1998        414,435        100%                             --
   5200 Airport Drive            Ontario, CA           1997        1998        404,500        100%                             --
   1200 S. Etiwanda Ave.         Ontario, CA           1998        1998        223,170        100%                             --
   Park Mira Loma West           Mira Loma, CA         1998        1998        557,500        100%                             --
   Wineville Center Buildings    Mira Loma, CA         1999        2000      1,099,112        100%
  Atlanta Industrial Portfolio   Lawrenceville, GA   1996-99       2000      1,145,691         90%         $ 2.38    $ 40,021,362


8 TIAA Real Estate Account Prospectus

                                                                                                      ANNUAL AVG.
                                                                                                       BASE RENT
                                                      YEAR        YEAR    RENTABLE AREA     PERCENT   PER LEASED
  PROPERTY                      LOCATION              BUILT     PURCHASED    (SQ. FT.)      LEASED    SQ. FT.(1)   MARKET VALUE(2)
----------------------------------------------------------------------------------------------------------------------------------
  Northpointe Commerce Center    Fullerton, CA       1990-94       2000        612,023        100%       $ 5.90    $   38,800,000
  Saks Distribution Facility     Aberdeen, MD          1997        1997        470,708        100%       $ 5.32    $   30,950,000
  Parkwest Center I and II       Coppell, TX           1997        2000        735,150         98%       $ 3.64    $   28,300,500
  Rockrun Business Park                                                                                            $   19,497,150
   Building I                    Joliet, IL            1998        1998        258,000        100%       $ 2.98                --
   Mack Truck Building           Joliet, IL            2000        2000        248,014        100%       $ 3.33                --
  Konica Photo Imaging
   Headquarters                  Mahwah, NJ            1999        1999        168,000        100%       $ 9.92    $   17,300,000
  Glen Pointe Business Park                                                                              $ 6.48    $   16,100,000
   Building V                    Chicago, IL           1997        1998        117,600        100%                             --
   Building VII                  Chicago, IL           1997        1998         92,543        100%                             --
  ABS and CDC Buildings
    (under development and
    held in joint venture)       Rancho Cucamonga, CA  2001(6)     2000        641,475        100%       $ 3.45    $   15,243,900(6)
  Landmark at Salt Lake City
  Building #4                    Salt Lake City, UT    2000        2000        328,508        100%       $ 3.98    $   14,434,653
  Interstate Acres               Urbandale, IA       1981-88       1997        440,000         81%       $ 3.40    $   13,200,000
  Eastgate Distribution Center   San Diego, CA         1996        1997        200,000        100%       $ 5.59    $   13,700,000
  Arapahoe Park East             Boulder, CO         1979-82       1996        129,425        100%       $ 6.25    $   12,478,003
  UPS Distribution Facility      Fernley, NV           1998        1998        256,000        100%       $ 3.54    $   11,000,000
  FedEx Distribution Facility    Crofton, MD           1998        1998        111,191        100%       $ 6.39    $    7,600,000
  Woodcreek Business Park        Chicago, IL           1995        1998        149,907        100%       $ 2.11    $    7,000,000
  Westinghouse Facility          Coral Springs, FL     1997        1997         75,630        100%       $ 7.29    $    6,200,000
  Interstate Crossing            Eagan, MN             1995        1996        131,380         86%       $ 5.64    $    6,150,000
  Butterfield Industrial Park    El Paso, TX         1980-81       1995        183,510        100%       $ 2.89    $    4,957,200
  River Road Distribution Center Fridley, MN           1995        1995        100,456        100%       $ 3.99    $    4,300,000
                                                                            ----------                             --------------
  SUBTOTAL--INDUSTRIAL PROPERTIES                                           10,730,950                             $  468,852,932
----------------------------------------------------------------------------------------------------------------------------------

  RETAIL PROPERTIES
  Rolling Meadows                Rolling Meadows, IL   1957(3)     1997        130,910         80%       $11.59    $   11,986,500
  River Oaks                     Woodbridge, VA        1995        1996         90,885         97%       $14.57    $   11,100,000
  Lynnwood Collection            Raleigh, NC           1988        1996         86,362         90%       $ 8.37    $    7,900,000
  Millbrook Collection           Raleigh, NC           1988        1996        102,221         94%       $ 7.81    $    7,000,000
  Plantation Grove               Ocoee, FL             1995        1995         73,655         97%       $10.04    $    7,450,000
                                                                            ----------                             --------------
  SUBTOTAL--RETAIL PROPERTIES                                                  484,033                             $   45,436,500
                                                                            ----------                             --------------
  SUBTOTAL--COMMERCIAL PROPERTIES                                           16,293,028                             $1,498,218,272
-----------------------------------------------------------------------------------------------------------------------------------

  RESIDENTIAL PROPERTIES(7)
  Ashford Meadows Apartments     Herndon, VA           1998        2000             NA         97%         NA      $   64,174,878
  The Colorado                   New York, NY          1987        1999             NA         99%         NA      $   60,400,000
  Larkspur Courts Apartments     Larkspur, CA          1991        1999             NA         99%         NA      $   58,600,000
  Bay Court at Harbour Pointe    Mulkiteo, WA          1991        1998             NA        100%         NA      $   35,000,000
  Lodge at Willow Creek          Douglas County, CO    1997        1997             NA         99%         NA      $   30,800,000
  Golfview Apartments            Lake Mary, FL         1998        1998             NA        100%         NA      $   27,400,000
  The Legends at Chase Oaks      Plano, TX             1997        1998             NA        100%         NA      $   26,289,264
  Lincoln Woods                  Lafayette Hill, PA    1991        1997             NA        100%         NA      $   23,507,797
  Monte Vista                    Littleton, CO         1995        1996             NA         99%         NA      $   21,000,000
  Indian Creek Apartments        Farmington Hills, MI  1988        1998             NA        100%         NA      $   17,250,000
  Westcreek                      Westlake Village, CA  1988        1997             NA        100%         NA      $   17,200,000
  Royal St. George               W. Palm Beach, FL     1995        1996             NA         99%         NA      $   16,650,000
  Bent Tree Apartments           Columbus, OH          1987        1998             NA         99%         NA      $   14,700,000
  The Greens at Metrowest        Orlando, FL           1990        1995             NA        100%         NA      $   14,100,000
                                                                           -----------                             --------------
  SUBTOTAL--RESIDENTIAL PROPERTIES                                                  NA                             $  427,071,939
                                                                           -----------                             --------------
  TOTAL--ALL PROPERTIES                                                     16,293,028                             $1,925,290,211

--------------------------------------------------------------------------------

(1) BASED ON TOTAL CONTRACTUAL RENT ON LEASES EXISTING AT DECEMBER 31, 2000. FOR THOSE PROPERTIES PURCHASED IN 2000, THE NUMBER WAS DERIVED BY ANNUALIZING THE RENTS CHARGED BY THE ACCOUNT SINCE ACQUIRING THE PROPERTY.

(2) MARKET VALUE REFLECTS THE VALUE DETERMINED IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE ACCOUNT'S PROSPECTUS.

(3) UNDERGONE EXTENSIVE RENOVATIONS.

(4) PURCHASED THROUGH LIGHT STREET PARTNERS, L.P. (NOW 100% OWNED BY THE ACCOUNT). THE USF&G Building was sold in January 2001.

(5) Property held in 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account's interest in the property.

(6) The property is held in a 80%/20% joint venture with Cabot Industrial Trust, and is under development. The property is currently valued at cost. It is anticipated that the buildings, which are 100% pre-leased, will be ready for occupancy in 2001.

(7) For the average unit size and annual average rent per unit for each residential property, see "Residential Properties" below.

                                           Prospectus TIAA Real Estate Account 9

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

   IN GENERAL. At December 31, 2000, the Account held 46 commercial (non-residential) properties in its portfolio. None of these properties is subject to a mortgage, and although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed by the tenants.

   At December 31, 2000, the Account's office property portfolio consisted of 20 office properties located in metropolitan areas throughout the United States (including one property held in a 50%/50% joint venture). The office properties together are approximately 93 percent leased with 474 leases.

   At December 31, 2000, the Account's industrial property portfolio consisted of 21 properties (including one which is held in an 80%/20% joint venture and is currently under development) used primarily for warehousing, distribution, or light manufacturing activities. The Account's industrial properties together are 97 percent leased with 96 leases.

   At December 31, 2000, the Account's retail property portfolio consisted of five neighborhood shopping centers, each of which is anchored by a supermarket tenant. These retail properties together are approximately 92 percent leased with 75 leases.

   MAJOR TENANTS: The following table lists the Account's major commercial tenants based on the total space they occupy in the Account's properties.

--------------------------------------------------------------------------------
                                              PERCENTAGE OF
                                              TOTAL RENTABLE
                                              AREA OF ACCOUNT'S
                                OCCUPIED      NON-RESIDENTIAL      PROPERTY
  MAJOR TENANT                  SQUARE FEET   PROPERTIES           TYPE
--------------------------------------------------------------------------------
  WalMart                       1,099,112          6.7%            Industrial
  The GAP                       1,045,000          6.4%            Industrial
  Meiko-America                   557,500          3.4%            Industrial
  Saks & Company                  470,707          2.9%            Industrial
  UPS                             422,400          2.6%            Industrial
  Timberland                      414,435          2.5%            Industrial
  New Breed  Transfer Company     404,500          2.5%            Industrial
  Cooper Tire                     401,226          2.5%            Industrial
  Petco                           258,000          1.6%            Industrial
  Standard Corporation            256,172          1.6%            Industrial
  Van Kampen                      233,170          1.32%           Office
  PHH                             199,563          1.22%           Office
  Northern Telecom                149,426           .92%           Office
--------------------------------------------------------------------------------


   LEASE EXPIRATIONS: The following charts provide lease expiration information for the Account's commercial properties, categorized by property type. While many of the leases contain renewal options with varying terms, these charts assume that none of the tenants exercise their renewal options.
-------------------------------------------------------------------------------
                                    RENTABLE      PERCENT OF
                                    AREA          TOTAL RENTABLE
                                    SUBJECT TO    AREA OF ACCOUNT'S
  YEAR OF              NUMBER OF    EXPIRING      NON-RESIDENTIAL
  LEASE                LEASES       LEASES        PROPERTIES REPRESENTED
  EXPIRATION           EXPIRING     (SQ. FT.)     BY EXPIRING LEASES
-------------------------------------------------------------------------------
  OFFICE PROPERTIES
  2001                    80          703,885           13.4%
  2002                    66          602,036           11.5%
  2003                    72          778,443           14.8%
  2004                    55          373,811            7.1%
  2005                    60          723,284           13.8%
  2006 and
   thereafter            141        1,876,428           35.8%
-------------------------------------------------------------------------------
  TOTAL                  474        5,057,887           96.4%
-------------------------------------------------------------------------------
  INDUSTRIAL PROPERTIES
  2001                     7          156,960            1.5%
  2002                     4          193,438            1.8%
  2003                    16        1,465,634           13.9%
  2004                    15          762,404            7.2%
  2005                    18        2,110,674           20.0%
  2006 and
   thereafter             36        5,538,345           52.4%
-------------------------------------------------------------------------------
  TOTAL                   96       10,227,455           96.8%
-------------------------------------------------------------------------------
  RETAIL PROPERTIES
  2001                    29           63,482           13.1%
  2002                     6           18,351            3.8%
  2003                    11           17,767            3.7%
  2004                     6            7,798            1.6%
  2005                    13           39,870            8.2%
  2006 and
   thereafter             10          291,160           60.2%
-------------------------------------------------------------------------------
  TOTAL                   75          438,428           90.6%
-------------------------------------------------------------------------------

10 TIAA Real Estate Account Prospectus

RESIDENTIAL PROPERTIES

   The Account's residential property portfolio currently consists of 14 first class or luxury multi-family garden apartment complexes and one high rise apartment building. None of the properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units, with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have use of on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating the properties.

   In the table below you will find more detailed information regarding the apartment complexes in the Account's portfolio as of December 31, 2000.

                                                           NUMBER         AVERAGE UNIT SIZE       AVG. RENT PER         PERCENT
  PROPERTY                     LOCATION                   OF UNITS          (SQUARE FEET)         UNIT/PER MONTH        LEASED
------------------------------------------------------------------------------------------------------------------------------------
  Ashford Meadows Apartments   Herndon, VA                  440                 1050                  $1,279             97%
  The Colorado                 New York, NY                 256                  632                  $2,266             99%
  Larkspur Courts Apartments   Larkspur, CA                 248                 1001                  $2,265             99%
  Bay Court at Harbour Pointe  Mulkiteo, WA                 420                  970                  $  855            100%
  Lodge at Willow Creek        Douglas County, CO           316                 1001                  $1,002             99%
  Golfview Apartments          Lake Mary, FLA               276                 1139                  $1,036            100%
  The Legends at Chase Oaks    Plano, TX                    346                  972                  $1,035            100%
  Lincoln Woods                Lafayette Hill, PA           216                  773                  $1,144            100%
  Monte Vista                  Littleton, CO                219                  888                  $1,062             99%
  Indian Creek Apartments      Farmington Hills, MI         196                 1139                  $  986            100%
  Westcreek Apartments         Westlake Village, CA         126                  948                  $1,387            100%
  Royal St. George             West Palm Beach, FL          224                  870                  $  851             99%
  Bent Tree Apartments         Columbus, OH                 256                  928                  $  718             99%
  The Greens at Metrowest      Orlando, FL                  200                  920                  $  841            100%

RECENT PROPERTY PURCHASES AND SALES

   On March 9, 2001, the Account purchased a portfolio of four industrial properties in Dallas, Texas for a purchase price of approximately $68.7 million. The properties consist of four new Class A buildings, built between 1999-2000, totaling 1,873,880 square feet. Three of the properties, known as Waters Ridge I, II & II, are located in Waters Ridge Industrial Park in Lewisville, Texas in the Northwest Dallas industrial submarket. The fourth building, the Coaster Building, is located in Arlington, Texas in the Southwest Dallas Industrial submarket. The properties are currently 95% leased.

   On January 12, 2001, the Account sold one office building (the USF&G Building) located in Salt Lake City, Utah for approximately $8.7 million.


   FOR A DISCUSSION OF THE ACCOUNT'S REAL ESTATE HOLDINGS AND RECENT ACQUISITIONS IN THE CONTEXT OF THE ACCOUNT'S PERFORMANCE AS A WHOLE, SEE OMANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONSO BELOW. REAL ESTATE INVESTMENTS MADE BY THE ACCOUNT AFTER THE DATE OF THIS PROSPECTUS WILL BE DESCRIBED IN SUPPLEMENTS TO THE PROSPECTUS, AS APPROPRIATE.

                                          Prospectus TIAA Real Estate Account 11

SELECTED FINANCIAL DATA

The following selected financial data should be considered together with the Account's financial statements and related notes, which are presented later in this prospectus.


                                                                                                                   JULY 3, 1995
                                                                                                                   (COMMENCEMENT
                                                                                                                 OF OPERATIONS) TO
                                                              YEAR ENDED DECEMBER 31,                              DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                   2000             1999               1998            1997               1996          1995
-----------------------------------------------------------------------------------------------------------------------------------
  INVESTMENT INCOME:
   Real estate income, net:
    Rental income             $195,537,993     $132,316,878      $ 81,009,203     $ 44,342,342     $ 10,951,183         $165,762
                              ------------     ------------      ------------     ------------     ------------     -----------
    Real estate property
      level expenses and
        taxes:
     Operating expenses         40,056,716       27,334,060        17,339,706        9,024,240        2,116,334           29,173
     Real estate taxes          22,851,890       15,892,736         9,103,637        4,472,311        1,254,163           14,659
                              ------------     ------------      ------------     ------------     ------------     ------------
      Total real estate
        property level
         expenses and taxes      62,908,606       43,226,796        26,443,343       13,496,551        3,370,497           43,832
                               ------------     ------------      ------------     ------------     ------------     ------------
      Real estate income, net   132,629,387       89,090,082        54,565,860       30,845,791        7,580,686          121,930
   Income from real estate
   joint venture                   756,133               --                --               --               --               --
   Dividends and interest       31,334,291       24,932,733        23,943,728       16,486,279        6,027,486        2,828,900
                              ------------     ------------      ------------     ------------     ------------     ------------
     Total investment income   164,719,811      114,022,815        78,509,588       47,332,070       13,608,172        2,950,830
   Expenses                     13,424,566        9,278,410         6,274,594        3,526,545        1,155,796          310,433
                              ------------     ------------      ------------     ------------     ------------     ------------
     Investment income, net    151,295,245      104,744,405        72,234,994       43,805,525       12,452,376        2,640,397
  Net realized and unrealized
  gain on investments           54,147,449        9,834,743         7,864,659       18,147,053        3,330,539           35,603
                              ------------     ------------      ------------     ------------     ------------     ------------
  Net increase in net assets
  resulting from operations    205,442,694      114,579,148        80,099,653       61,952,578       15,782,915        2,676,000
  Minority interest in net
  increase in net assets
  resulting from operations
  before minority interest              --        1,364,619        (3,487,991)      (1,881,178)              --               --
  Net increase in net assets
  resulting from participant
  transactions                 486,196,949      383,171,774       333,936,510      356,052,262      233,653,793      117,582,345
                              ------------     ------------      ------------     ------------     ------------     ------------
  Net increase in net assets  $691,639,643     $499,115,541      $410,548,172     $416,123,662     $249,436,708     $120,258,345
                              ============     ============      ============     ============     ============     ============
                                                                   DECEMBER 31,
----------------------------------------------------------------------------------------------------------------------------------
                                    2000             1999             1998             1997             1996             1995
----------------------------------------------------------------------------------------------------------------------------------
  Total assets              $2,423,100,402   $1,719,457,715    $1,229,603,431     $815,760,825     $426,372,007     $143,177,421
  Total liabilities and
    minority interest           35,978,331       23,975,287        33,236,544       29,942,110       56,676,954       22,919,076
                            --------------  ---------------    --------------     ------------     ------------     ------------
  Total net assets          $2,387,122,071   $1,695,482,428    $1,196,366,887     $785,818,715     $369,695,053     $120,258,345
                            ==============  ===============    ==============     ============     ============     ============
  Accumulation units
    outstanding                 14,604,673       11,487,360         8,833,911        6,313,015        3,295,786        1,172,498
                            ==============  ===============    ==============     ============     ============     ============
  Accumulation unit value          $158.21          $142.97           $132.17          $122.30          $111.11          $102.57
                                   =======          =======           =======          =======          =======          =======

QUARTERLY SELECTED FINANCIAL INFORMATION

The following is selected financial information for the Account for each full quarter within the past two calendar years:

                                                    2000                                                  1999
                                                   ------                                                 -----
                                         FOR THE THREE MONTHS ENDED                           FOR THE THREE MONTHS ENDED
                          -------------------------------------------------------------------------------------------------------
                              MARCH 31      JUNE 30 SEPTEMBER 30  DECEMBER 31     MARCH 31      JUNE 30  SEPTEMBER 30  DECEMBER 31
---------------------------------------------------------------------------------------------------------------------------------
  Investment income, net   $31,774,860  $36,145,064  $40,552,504  $42,822,817  $22,192,803  $23,375,431   $28,043,849  $31,132,322
  Net realized gain
    (loss) on investments     (147,448)      58,263     (241,717)   8,606,836    5,606,417      213,035      (827,090)     774,335
  Net unrealized gain
     (loss) on investments   5,603,540   14,044,336   15,013,318   11,210,321   (7,669,787)   9,537,980    (6,030,366)   8,230,219
  Minority interest in
    net increase in net
    assets resulting
    from operations                 --           --           --           --     (403,153)   1,767,772            --           --
                            ----------  -----------  -----------  -----------  -----------  -----------   -----------  -----------
  Net increase in net
    assets resulting
    from operations        $37,230,952  $50,247,663  $55,324,105  $62,639,974  $19,726,280  $34,894,218   $21,186,393  $40,136,876
                           ===========  ===========  ===========  ===========  ===========  ===========   ===========  ===========
  Total return                    2.15%        2.67%        2.67%        2.77%        1.57%        2.51%         1.38%        2.47%
                           ===========  ===========  ===========  ===========  ===========  ===========   ===========  ===========


12 TIAA Real Estate Account Prospectus

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF ACCOUNT'S FINANCIAL CONDITION AND
OPERATING RESULTS

   The Real Estate Account continued its positive growth in 2000, with approximately $2.4 billion in net assets as of year-end 2000. As of December 31, 2000, the Account owned a total of 60 real estate properties, including 20 office properties (one held in joint venture), 21 industrial properties (including one development project joint venture), 14 apartment complexes and five neighborhood shopping centers. At December 31, 2000, these properties represented 80.6% of the Account's total investment portfolio, an increase of 3% over year-end 1999.


   In 2000, the Account purchased 15 properties (five office properties, including one held in a 50%/50% joint venture, nine industrial properties and one apartment property), sold two properties (one office property and one apartment property), and entered into an 80%/20% partnership to develop an industrial property. The Account continues to pursue suitable properties, and is currently in various stages of negotiations with a number of prospective sellers. While attractive acquisition prospects are available in the current market, there is significant competition for the most desirable properties.


   As of December 31, 2000, the Account also held investments in commercial paper, representing 13.3% of the portfolio, real estate investment trusts (REITs), representing 5.7% of the portfolio, and corporate bonds, representing 0.4% of the portfolio.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000 COMPARED TO
YEAR ENDED DECEMBER 31, 1999

   The Account's total net return was 10.66% for the year ended December 31, 2000 and 8.17% for 1999. The Account's net investment income, after deducting all expenses, was $151,295,245 for the year ended December 31, 2000 and $104,744,405 for 1999, a 44% increase. This increase was the result of a 41% increase in net assets and a 46.4% increase in the market value of the Account's real estate holdings from December 31, 1999 to December 31, 2000. The Account had net realized and unrealized gains on investments of $54,147,449 for the year exnded December 31, 2000 compared with $9,834,743 for 1999. This difference was due in part to the increase in realized and unrealized gains on the Account's real estate properties from $23,232,711 in 1999 to $32,001,734 for 2000, and, significantly, to the Account's gain of $22,145,715 on its marketable securities in 2000, compared with its loss of $13,397,968 on its marketable securities in 1999.

   The Account's real estate holdings generated approximately 81% of the Account's total investment income (before deducting Account level expenses) during 2000 compared with 78% during 1999. The remaining portion of the Account's total investment income was generated by investments in marketable securities.

   Gross real estate rental income was $195,537,993 for the year ended December 31, 2000 and $132,316,878 for the same period in 1999. This increase was primarily due to the increase in the number of properties owned by the Account--from 54 properties at the end of 1999 to 60 properties at the end of 2000. (The total number of properties in 2000 reflects the consolidation of certain groups of properties into single portfolios.) Interest and dividend income on the Account's marketable securities investments increased from $24,932,733 for 1999 to $31,334,291 in 2000.

   Total property level expenses for the year ended December 31, 2000 were $62,908,606 of which $40,056,716 was attributable to operating expenses and $22,851,890 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 1999 were $43,226,796, of which $27,334,060 represented operating expenses and $15,892,736 was attributable to real estate taxes. The increase in property level expenses during 2000 reflected the increased number of properties in the Account.


   The Account incurred expenses for the years ended December 31, 2000 and 1999 of $6,924,202 and $4,246,911, respectively, for investment advisory services, $4,392,882 and $3,442,282, respectively, for administrative and distribution services, and $2,107,482 and $1,589,217, respectively, for mortality and expense risk charges and liquidity guarantee charges. These expenses increased significantly as a result of the increased costs of managing a growing account, including the costs of acquiring and managing additional properties, and the increased staffing costs associated with administering a larger account.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO
YEAR ENDED DECEMBER 31, 1998

   The Account's total net return was 8.17% for the year ended December 31, 1999 and 8.07% for 1998. The Account's net investment income, after deducting all expenses, was $104,744,405 for the year ended December 31, 1999 and $72,234,994 for 1998, a 45% increase. This increase was the result of a 42% increase in net assets and an increase in the Account's real estate holdings from December 31, 1998 to December 31, 1999. The Account had net realized and unrealized gains on investments of $9,834,743 and $7,864,659 for the year ended December 31, 1999 and December 31, 1998, respectively. The gains on the Account's real estate properties of $23,232,711 and $33,221,281 for 1999 and 1998, respectively, were offset by net realized and unrealized losses on the Account's marketable securities of $13,397,968 and $25,356,622 for 1999 and 1998 respectively.

   The Account's real estate holdings generated approximately 78% of the Account's total investment income (before deducting Account level expenses) during 1999 compared with 70% during 1998. The remaining portion of the Account's total investment income was generated by investments in marketable securities.

   Gross real estate rental income was $132,316,878 for the year ended December 31, 1999 and $81,009,203 for the same period in 1998. This increase was primarily due to the increase in the number of properties owned by the Account--from 46 properties at the end of 1998 to 54 properties at the end of 1999. Interest and dividend income on the Account's marketable securities investments increased from $23,943,728 for 1998 to $24,932,733 in 1999.

   Total property level expenses for the year ended December 31, 1999 were $43,226,796, of which $27,334,060 represented operating expenses and $15,892,736 was attributable to real estate taxes. Total property level expenses for the year ended December 31, 1998 were $26,443,343 of which $17,339,706 was attributable to operating expenses and $9,103,637 was attributable to real estate taxes. The increase in property level expenses during 1999 reflected the increased number of properties in the Account.

   The Account also incurred expenses for the years ended December 31, 1999 and 1998 of $4,246,911 and $2,999,113, respectively, for investment advisory services, $3,442,282 and $2,498,376, respectively, for administrative and distribution services, and $1,589,217 and $777,105, respectively, for mortality and expense risk charges and liquidity guarantee charges.


                                          Prospectus TIAA Real Estate Account 13

   Such expenses increased as a result of the larger net asset base of the Account for 1999 over 1998.

LIQUIDITY AND CAPITAL RESOURCES


   The Account earned $151,295,245 in 2000 and $104,744,405 in net investment income in 1999. During 2000, the Account received $161,668,073 in premiums and $379,610,411 in net participant transfers from other TIAA and CREF accounts, while in 1999 the Account received $126,200,561 in premiums and $293,354,604 in net participant transfers from other TIAA and CREF accounts. Real estate properties costing $625,800,000 and $511,878,000 were purchased during 2000 and 1999, respectively. In 2000, the Account also received $60,400,000 in proceeds from the sale of properties (including proceeds from the sale of a 50% interest in a recently-purchased property). By year end 2000, the Account's liquid assets (i.e., its cash, REITs, short- and intermediate-term investments, and government securities) had a value of $464,544,434, while at the end of 1999 those assets were valued at $374,896,400. We anticipate that much of the Account's liquid assets as of December 31, 2000, exclusive of the REITs, will be used by the Account to purchase additional suitable real estate properties. The remaining liquid assets, exclusive of the REITs, will continue to be available to meet expense needs and redemption requests (e.g., cash withdrawals or transfers).


   If the Account's liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet its cash needs, including redemption requests, TIAA's general account will purchase liquidity units in accordance with TIAA's liquidity guarantee to the Account.


   The Account spent approximately $7.6 million in 2000 for capital (long-term) expenses, including ongoing tenant improvements and leasing commissions at the commercial properties relating to the renewal of existing tenants or re-leasing of space to new tenants during the normal course of business. In 2001, it is estimated that the Account will expend approximately $27.5 million in capital expenses. The Account will be undertaking several major capital expenditures, including the renovation of the parking structures of three office buildings (1801 K Street, N.W. in Washington, D.C., Tysons Executive Plaza II in McLean, VA, and Morris Corporate Center in Parsippany, NJ), maintenance programs for the facades of 780 Third Avenue and The Colorado in New York, New York, and the renovation of the lobby of The Colorado. (These major expenditures had been contemplated at the time of each property purchase, and either the Account received a credit to the purchase price, or the cost was factored in to determine the original purchase price.) These major expenditures will be in addition to the costs routinely incurred by the Account for painting, re-carpeting and minor replacements to re-lease apartments as they become vacant and the costs associated with the renewal of existing tenants or re-leasing of space to new tenants in the commercial properties.


EFFECTS OF INFLATION--2001

   Although inflation has been modest in recent years, inflation is projected to increase in 2001. To the extent that inflation may increase property operating expenses in the future, we anticipate that increases will generally be billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in apartment complexes. However, depending on how long any vacant space in a property remains unleased, the Account may not be able to recover the full amount of such increases in operating expenses.

VALUING THE ACCOUNT'S ASSETS

   We value the Account's assets as of the close of each valuation day by taking the sum of:

o the value of the Account's cash, cash equivalents, and short-term and other debt instruments

o the value of the Account's other securities investments and other assets o the value of the individual real properties and other real estate-related investments owned by the Account

o an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments and then reducing it by the Account's liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See "Expense Deductions," page 15.


VALUING REAL ESTATE AND RELATED INVESTMENTS

   VALUING REAL PROPERTY: Individual real properties will be valued initially at their purchase prices. (Prices include all expenses related to purchase, such as acquisition fees, legal fees and expenses, and other closing costs.) We could use a different value in appropriate circumstances.

   After this initial valuation, an independent appraiser, approved by the independent fiduciary, will value properties at least once a year. The independent fiduciary can require additional appraisals if it believes that a property has changed materially or otherwise to assure that the Account is valued correctly.

   Quarterly, we will conduct an internal review of each of the Account's properties. We'll adjust a valuation if we believe that the value of the property has changed since the previous valuation. We'll continue to use the revised value to calculate the Account's net asset value until the next review or appraisal. However, we can adjust the value of a property in the interim to reflect what we believe are actual changes in property value.

   The Account's net asset value will include the current value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We'll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

   Development properties initially will be valued at the Account's cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, or within one year from the purchase date, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.
   Because of the nature of real estate assets, the Account's net asset value won't necessarily reflect the true or realizable value of its real estate assets (i.e., what the Account would get if it sold them).

   VALUING CONVENTIONAL MORTGAGES: Individual mortgages will be valued initially at their face amount. Thereafter, quarterly, we'll value the Account's fixed interest mortgage loans by discounting payments of principal and interest to their present value (using a rate at which commercial lenders would make similar mortgage loans). We'll also use this method for foreign mortgages with conventional terms. We can adjust the mortgage value more frequently if circumstances require it. Floating variable rate mortgages will generally be valued at their face amount, although we may adjust these values as market conditions dictate.

   VALUING PARTICIPATING MORTGAGES: Individual mortgages will initially be valued at their face amount. Thereafter, quarterly, we'll estimate the values of the participating mortgages by making various assumptions about occupancy rates, rental rates, expense levels, and other things.


14 TIAA Real Estate Account Prospectus

   We'll use these assumptions to project the cash flow and anticipated sale proceeds from each investment over the term of the loan, or sometimes over a shorter period. To calculate sale proceeds, we'll assume that the real property underlying each investment will be sold at the end of the period used in the valuation at a price based on market assumptions for the time of the projected sale. We'll then discount the estimated cash flows and sale proceeds to their present value (using rates appropriate to then-current market conditions).

   NET OPERATING INCOME: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account's net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.

   Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account's properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account's net asset value.

   Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the Account actually receives cash from a property, we'll adjust the daily accrued receivable and other accounts appropriately.

   ADJUSTMENTS: We can adjust the value of an investment if we believe events or market conditions (such as a borrower's or tenant's default) have affected how much the Account could get if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

   The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

o is made within three months of the annual independent appraisal or

o results in an increase or decrease of:

      o more than 6 percent of the value of any of the Account's properties since the last independent annual appraisal

      o more than 2 percent in the value of the Account since the prior month or

      o  more than 4 percent in the value of the Account within any quarter.

   RIGHT TO CHANGE VALUATION METHODS: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA's valuation methods could change the Account's net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS

   DEBT SECURITIES AND MONEY MARKET INSTRUMENTS: We value fixed income securities (including money market instruments) for which market quotations are readily available at the most recent bid price or the equivalent quoted yield for those securities (or those of comparable maturity, quality, and type). We obtain values for money market instruments with maturities of one year or less either from one or more of the major market makers for those securities or from one or more financial information services. We use an independent pricing service to value securities with maturities longer than one year except when we believe prices do not accurately reflect the fair value of these securities.

   EQUITY SECURITIES: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

   We value equity securities traded on the NASDAQ Stock Market's National Market at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the closing bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the closing bid and asked prices.

   FOREIGN SECURITIES: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

   INVESTMENTS LACKING CURRENT MARKET QUOTATIONS: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA's Board of Trustees and in accordance with the responsibilities of TIAA's Board as a whole.

EXPENSE DEDUCTIONS

   Deductions are made each valuation day from the net assets of the Account for various services required to manage investments, administer the Account and the contracts, and to cover certain risks borne by TIAA. Services are performed at cost by TIAA and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA. Because services are provided at cost, we expect that expense deductions will be relatively low. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

   The current annual expense deductions are:


                    PERCENT OF
  TYPE OF EXPENSE   NET ASSETS  SERVICES
  DEDUCTION         ANNUALLY    PERFORMED
-------------------------------------------------------------------------------

  Investment        0.255%      For TIAA's investment advice,
  Management                    portfolio accounting, custodial services, and
                                similar services, including independent
                                fiduciary and appraisal fees


  Administration    0.245%      For Services' administrative
                                services, such as allocating premiums
                                and paying annuity income


  Distribution      0.040%      For Services' expenses related
                                to distributing the annuity contracts


  Mortality and     0.070%      For TIAA's bearing certain mortality
  Expense Risk                  and expense risks


  Liquidity Guarantee           0.030%      For TIAA's liquidity guarantee


-------------------------------------------------------------------------------
 TOTAL ANNUAL
 EXPENSE DEDUCTION  0.640%      FOR TOTAL SERVICES TO THE ACCOUNT
-------------------------------------------------------------------------------

   After the end of every quarter, we reconcile how much we deducted as discussed above with the expenses the Account actually incurred. If there is


                                          Prospectus TIAA Real Estate Account 15
a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. Since our at-cost deductions are based on projections of Account assets and overall expenses, the size of any adjusting payments will be directly affected by how different our projections are from the Account's actual assets or expenses. While our projections of Account asset size (and resulting expense fees) are based on our best estimates, the size of the Account's assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. Historically, the adjusting payments have generally been small and have resulted in both upward and downward adjustments to the Account's expense deductions for the following quarter.

   TIAA's board can revise the deduction rates from time to time to keep deductions as close as possible to actual expenses.

   Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers' commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

THE CONTRACTS

   TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, or Keogh contracts. The Account is not available in California.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

   RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

   Depending on the terms of your plan, RA and GRA premiums can be paid by your employer, you, or both. If you're paying some of or the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Y ou can also transfer funds from another investment choice under your employer's plan to your contract. For RAs only, you can make contributions directly to TIAA. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND GSRA (GROUP SUPPLEMENTAL RETIREMENT ANNUITY)

   These are for voluntary tax-deferred annuity (TDA) plans and 401(k) plans. SRA contracts are issued directly to you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Your employer pays premiums in pre-tax dollars through salary reduction. Although you can't pay premiums directly, you can transfer amounts from other TDA plans.

CLASSIC IRA

   Classic IRAs are individual contracts issued directly to you. You and your spouse can each open a Classic IRA with an annual contribution of up to $2,000 or by rolling over funds from another IRA or retirement plan, if you meet our eligibility requirements. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $2,000, excluding rollovers. We can't issue you a joint contract.

ROTH IRA

   Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $2,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet our eligibility requirements. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $2,000, excluding rollovers. We can't issue you a joint contract.

   Classic and Roth IRAs may together be referred to as "IRAs" in this prospectus.


GA (GROUP ANNUITY)

   These are used exclusively for employee retirement plans and are issued directly to your employer or your plan's trustee. Your employer pays premiums directly to TIAA (you can't pay GA premiums directly to TIAA) and your employer or the plan's trustee exclusively controls the allocation of contributions and transfers to and from these contracts. If a GA contract is issued pursuant to your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.


KEOGHS

   Subject to regulatory approval in Pennsylvania and Oregon, TIAA also offers contracts for Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use our Keogh contracts for a Keogh plan, and cover common law employees, subject to our eligibility requirements.

IRA AND KEOGH ELIGIBILITY

   You or your spouse can set up a TIAA Classic or Roth IRA or a Keogh if you're a current or retired employee or trustee of an eligible institution, or if you own a TIAA or CREF annuity or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an eligible institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.


STARTING OUT

   We'll issue you a TIAA contract when we receive your completed application or enrollment form. Your premiums will be credited to the Real Estate Account as of the business day we receive them.


   If we receive premiums from your employer before your application or enrollment form, we'll invest the money in the CREF Money Market Account until we receive your form. We'll transfer and credit the amount you've specified to the Real Estate Account as of end of the business day we receive your completed form. If the allocation instructions on your application or enrollment form are incomplete, violate plan restrictions, or total more than 100 percent, we'll invest your premiums in the CREF Money Market Account. If your allocation instructions total less than 100 percent , we'll credit the percentage that is not allocated to a specific account to the CREF Money Market Account. The balance with be invested as you instructed. After we receive a complete and correct application, we'll follow your allocation instructions for future premiums. However, any amounts that we credited to the CREF Money Market Account before we received correct instructions will be transferred to the Real Estate Account only on request, and will be credited as of the business day we receive that request.


   TIAA doesn't restrict the amount or frequency of premiums to your RA, GRA, and IRA contracts, although we may in the future. Your employer's retirement plan may limit your premium amounts, while the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you pay premiums directly to an RA or IRA, the premiums and any earnings are not subject to your employer's plan.



TIAA Real Estate Account Prospectus 16

   In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA will accept premiums to a contract at any time during your accumulation period. Once your first premium has been paid, your TIAA contract can't lapse or be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to GRA, GSRA, or Keogh contracts at any time.

CHOOSING AMONG THE TIAA AND CREF ACCOUNTS

   You can allocate all or part of your premiums to the Real Estate Account, unless your employer's plan precludes that choice. You can also allocate premiums to TIAA's traditional annuity or any of the CREF variable investment accounts, if the account is available under your employer's plan.

   You can change your allocation choices for future premiums by

o  writing to our home office

o using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org or

o calling our Automated Telephone Service (24 hours a day) at 800-842-2252

THE RIGHT TO CANCEL YOUR CONTRACT

   You can cancel your contract up to 30 days after you first receive it, unless we have begun making annuity payments from it. If you already had a TIAA contract prior to investing in the Real Estate Account, you have no 30-day right to cancel the contract. To cancel, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We'll cancel the contract, then send the entire current accumulation to whomever sent the premiums. You bear the investment risk during this period (although some states require us to send back your entire premium without accounting for investment results).

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT--
ACCUMULATION UNITS

   When you pay premiums or make transfers to the Real Estate Account, you buy accumulation units. When you take a cash withdrawal, transfer from the Account, or apply funds to begin annuity income, the number of your accumulation units decrease. We calculate how many accumulation units to credit by dividing the amount you applied to the Account by its accumulation unit value at the end of the business day when we received your premium or transfer. To determine how many accumulation units to subtract for cash withdrawals and transfers, we use the accumulation unit value for the end of the business day when we receive your transaction request and all required information and documents (unless you ask for a later date).

   The accumulation unit value reflects the Account's investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.


   CALCULATING ACCUMULATION UNIT VALUES: We calculate the Account's accumulation unit value at the end of each valuation day. To do that, we multiply the previous day's value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

      A. The value of the Account's net assets at the end of the current valuation period, less premiums received during the current valuation period.

      B. The value of the Account's net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

   Generally TIAA allows you to move your money to or from the Real Estate Account in the following ways:

o from the Real Estate Account to a CREF investment account or TIAA's traditional annuity

o to the Real Estate Account from a CREF investment account or TIAA's traditional annuity (transfers from TIAA's traditional annuity under RA and GRA contracts are subject to restrictions, as described below)

o  from the Real Estate Account to other companies

o  to the Real Estate Account from other companies/plans

o  by withdrawing cash

o  by setting up a program of automatic withdrawals or transfers

These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer's plan or by current tax law. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and withdrawals in the future.

   Transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation. You can also choose to have transfers and withdrawals take effect at the close of any future business day or the last calendar day of the current or any future month, even if it's not a business day. If you request a transfer at any time other than during a business day, it will be effective at the close of the next business day.

   To request a transfer or to withdraw cash:

o write to TIAA's home office at 730 Third Avenue, New York, NY 10017-3206

o  call us at 800 842-2252 or

o for internal transfers, using the TIAA-CREF Web Center's account access feature at www.tiaa-cref.org

   You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

   Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See "Taxes," page 21.


TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS

   Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA's traditional annuity or to one of the CREF accounts. Transfers to certain CREF accounts may be restricted by your employer's plan.

   You can also transfer some or all of your accumulation in TIAA's traditional annuity or in your CREF accounts to the Real Estate Account, if your employer's plan offers the Account. Transfers from TIAA's traditional annuity to the Real Estate Account under RA and GRA contracts take place in roughly equal installments over a ten-year period through a TIAA transfer payout annuity. There are no similar restrictions on transfers from TIAA's traditional annuity under SRA, GSRA, IRA, or Keogh contracts.

   Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

   Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This


                                          Prospectus TIAA Real Estate Account 17
right may be limited by your employer's plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers.

TRANSFERS FROM OTHER COMPANIES/PLANS

   Subject to your employer's plan, you can usually transfer money from another 403(b) retirement plan to your TIAA contract. Similarly, you can transfer money to the Real Estate Account from other 401(a) and 403(a) plans. Amounts transferred to TIAA may be subject to the provisions of your original employer's plan. Similarly, subject to your employer's plan, you may be able to rollover funds from 401(a), 403(a), and 403(b) plans to a TIAA Classic IRA, or subject to applicable income limits, from an IRA containing funds originally contributed to such plans, to either a TIAA Classic or Roth IRA. Funds in a 457(b) plan can be transferred to another 457(b) plan only. Accumulations in 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan or an IRA.

WITHDRAWING CASH

   You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Cash withdrawals from your RA or GRA accumulation may be limited by the terms of your employer's plan and federal tax law. Normally, you can't withdraw money from a contract if you've already begun receiving lifetime annuity income.

   Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59 1/2, leave your job, become disabled, or die, or if your employer terminates its retirement plan. If your employer's plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59 1/2, unless an exception applies to your situation.

   Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70 1/2 or separate from service or are faced with an unforeseeable emergency (as defined by law). There are no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59 1/2).

   Special rules and restrictions apply to Classic and Roth IRAs.

SYSTEMATIC WITHDRAWALS AND TRANSFERS

   If your employer's plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

   From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can't find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

   If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the CREF Money Market Account instead, unless you give us other allocation instructions. We will not transfer these amounts out of the CREF Money Market Account when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

MARKET TIMING POLICY

   There are participants who may try to profit from transferring money back and forth among the CREF accounts and the Real Estate Account in an effort to "time" the market. As money is shifted in and out of these accounts, we incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate the costs. To discourage this market-timing activity, participants who make more than three transfers out of any account (other than the CREF Money Market Account) in a calendar month will be advised that if this transfer frequency continues, we will suspend their ability to make telephone, fax and Internet transfers. We have the right to modify our policy at any time without advance notice.

RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

   You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59 1/2 to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer's plan may also restrict when you can begin income payments. Under the minimum distribution rules, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70 1/2 or you retire. Also, you can't begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.

   Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you've started payments you usually can't change your income option or annuity partner for that payment stream.

   Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We'll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

   Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account's investment experience and the income change method you choose.

   There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 20. The total value of your annuity payments may be more or less than your total premiums.


18 TIAA Real Estate Account Prospectus

ANNUITY STARTING DATE

   Generally, you pick an annuity starting date when you first apply for a TIAA contract but you can change this date at any time prior to the day before that annuity starting date. Ordinarily, annuity payments begin on your annuity starting date, provided we have received all documentation necessary for the income option you've picked. If something's missing, we'll defer your annuity starting date until we receive it. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you give us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.


INCOME OPTIONS

   Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer's plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA or Keogh. Ordinarily you'll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date.

   All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

o ONE-LIFE ANNUITY WITH OR WITHOUT GUARANTEED PERIOD: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it's over, income payments will continue to your beneficiary until the end of the period. If you don't opt for a guaranteed period, all payments end at your death--so that it's possible for you to receive only one payment if you die less than a month after payments start.

o ANNUITY FOR A FIXED PERIOD: Pays income for any period you choose from 5 to 30 years.

o TWO-LIFE ANNUITIES: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are three types of two-life annuity options, all available with or without a guaranteed period--Full Benefit to Survivor, Two-Thirds Benefit to Survivor, and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

o MINIMUM DISTRIBUTION OPTION ("MDO") ANNUITY: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier--contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, you can apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you're eligible. Using an MDO won't affect your right to take a cash withdrawal of any accumulation not yet distributed.

   For any of the income options described above, current federal tax law says that your guaranteed period can't exceed the joint life expectancy of you and your beneficiary or annuity partner.

   Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

   RECEIVING LUMP SUM PAYMENTS (RETIREMENT TRANSITION BENEFIT): If your employer's plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an RA or GRA accumulation being converted to annuity income on the annuity starting date. Of course, if your employer's plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See "Taxes," page 21.

   If you haven't picked an income option when the annuity starting date arrives for your RA, GRA, SRA or GSRA contract, TIAA usually will assume you want the ONE-LIFE ANNUITY WITH 10-YEAR GUARANTEED PERIOD if you're unmarried, paid from TIAA's traditional annuity. If you're married, we may assume for you a SURVIVOR ANNUITY WITH HALF-BENEFIT TO ANNUITY PARTNER WITH A 10-YEAR GUARANTEED PERIOD, with your spouse as your annuity partner, paid from TIAA's traditional annuity. If you haven't picked an income option when the annuity starting date arrives for your IRA, we may assume you want the MINIMUM DISTRIBUTION OPTION annuity.

TRANSFERS DURING THE ANNUITY PERIOD

   After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a "comparable annuity" payable from a CREF account or TIAA's traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

   We'll process your transfer on the business day we receive your request. You can also choose to have a transfer take effect at the close of any future business day, or the last calendar day of the current or any future month, even if it's not a business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA's traditional annuity will affect your annuity payments beginning with the first payment due after the monthly payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

   The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

   Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year--the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year's value.

   Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value


                                          Prospectus TIAA Real Estate Account 19
of an annuity unit reflect the net investment experience of the Real Estate Account.

   The formulas for calculating the number and value of annuity units payable are described below.

   CALCULATING THE NUMBER OF ANNUITY UNITS PAYABLE: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

   The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts--actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

   The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

   VALUE OF ANNUITY UNITS: The Real Estate Account's annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

   The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start. For participants under the annual income change method, the value of the annuity unit for payments remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

   For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

   TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

   TIAA may pay death benefits if you or your annuity partner die during the accumulation or annuity period. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE'S RIGHTS

   Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

AMOUNT OF DEATH BENEFIT

   If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the value of the remaining guaranteed payments.

METHODS OF PAYMENT OF DEATH BENEFITS

   Generally, you can choose for your beneficiary the method we'll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also block your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can block any choice if its initial payment is less than $25. Beginning in late 2001 or 2002, if death occurs while your contract is in the accumulation stage, in most cases we'll pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won't do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren't eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn't eligible and doesn't specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

   PAYMENTS DURING THE ACCUMULATION PERIOD: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

o SINGLE-SUM PAYMENT, in which the entire death benefit is paid to your beneficiary at once;

o ONE-LIFE ANNUITY WITH OR WITHOUT GUARANTEED PERIOD, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

o  ANNUITY FOR A FIXED PERIOD OF 2 TO 30 YEARS;

o ACCUMULATION-UNIT DEPOSIT OPTION, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account's investment experience (generally the death benefit value must be at least $5,000); and

o MINIMUM DISTRIBUTION OPTION, which automatically pays income according to the Internal Revenue Code's minimum distribution requirements. It operates in much the same way as the MDO annuity income option. It's possible, under this method, that your beneficiary won't receive income for life.

20 TIAA Real Estate Account Prospectus

   Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

   PAYMENTS DURING THE ANNUITY PERIOD: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.


   Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under "Taxes" below, or for further detail, contact TIAA.


TAXES


   This section offers general information concerning federal taxes. It doesn't cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

   The Account is not a separate taxpayer for purposes of the Internal Revenue Code--its earnings are taxed as part of TIAA's operations. Although TIAA is not expected to owe any federal income taxes on the Account's earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.


TAXES IN GENERAL

   During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they're withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren't taxable when withdrawn, but earnings attributable to these amounts are taxable. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed.

   Generally, contributions you can make under an employer's plan are limited by federal tax law. Employee voluntary salary reduction contributions to 403(b) and 401(k) plans are limited to $10,500 per year. Certain long-term employees may be able to defer up to $13,500 per year in a 403(b) plan. Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $2,000 per year.


   The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments for 2001 is the lesser of $8,500 or 331/3% of "includable compensation" (as defined by law). Special catch up rules may permit a higher contribution in one or more of the last three years prior to an individual's normal retirement age under the plan. All pre-tax contributions made on behalf of an individual to a 403(b) plan or to an IRC Section 125 cafeteria plan, and pre-tax elective deferrals made on behalf of an individual to a 401(k) plan, a simple IRA or to a Simplified Employee Pension Plan are aggregated with contributions to a 457(b) plan to calculate the maximum contribution that may be made to the 457(b) plan.


EARLY DISTRIBUTIONS


   If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 591/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 591/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.
A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won't have to pay this tax in certain circumstances. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS


   In most cases, payments must begin by April 1 of the year after the year you reach age 701/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 701/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don't begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules and do not require that any distributions be made prior to your death.


WITHHOLDING ON DISTRIBUTIONS


   If we send an "eligible rollover" distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. If we roll over such a distribution directly to an IRA or to an employer plan that is similar to the plan making the distribution, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain "non-eligible" distributions such as payments from IRAs, hardships withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

   For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don't have your taxpayer identification number on file, we still are required to deduct taxes. In general, all amounts received under a section 457 plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.


POSSIBLE TAX LAW CHANGES

   Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on your contract.

   We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.


Prospectus TIAA Real Estate Account 21

GENERAL MATTERS

MAKING CHOICES AND CHANGES

   You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we'll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

   You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center's account access feature to check your account balances, transfer to TIAA's traditional annuity or CREF, and/or allocate future premiums among the Real Estate Account, TIAA's traditional annuity, and CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

   To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at http://www.tiaa-cref.org.

   We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

   You don't have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

   If you received this prospectus electronically and would like a paper copy, please call 800 842-2733, extension 5509, and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you've consented.

HOUSEHOLDING

   To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account's prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 800 842-2733, extension 5509, or write us.

MISCELLANEOUS POLICIES

   IF YOU'RE MARRIED: If you're married, you may be required by law or your employer's plan to get advance written consent from your spouse before we make certain transactions for you. If you're married at your annuity starting date, you may also be required by law or your employer's plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

   TEXAS OPTIONAL RETIREMENT PROGRAM RESTRICTIONS: If you're in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state's public institutions of higher education.

   ASSIGNING YOUR CONTRACT: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

   OVERPAYMENT OF PREMIUMS: If your employer mistakenly sends more premiums on your behalf than you're entitled to under your employer's retirement plan or the Internal Revenue Code, we'll refund them to your employer as long as we're requested to do so (in writing) before you start receiving annuity income. Any time there's a question about premium refunds, TIAA will rely on information from your employer. If you've withdrawn or transferred the amounts involved from your accumulation, we won't refund them.

   ERRORS OR OMISSIONS: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

   PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

   BENEFITS BASED ON INCORRECT INFORMATION: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

   PROOF OF SURVIVAL: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

DISTRIBUTOR

   The annuity contracts are offered continuously by TIAA-CREF Individual & Institutional Services, Inc. (Services), which is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. (NASD). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of the NASD, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect subsidiaries of TIAA. As already noted, distribution costs are covered by a deduction from the assets of the Account; no commissions are paid for distributing the contracts. Anyone distributing the contracts must be a registered representative of Services or TPIS, whose main offices are both at 730 Third Avenue, New York, NY 10017-3206.

STATE REGULATION

   TIAA, the Real Estate Account, and the contracts are subject to regulation by the New York Insurance Department (NYID) as well as by the insurance regulatory authorities of certain other states and jurisdictions.

   TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account's books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

   All matters involving state law and relating to the contracts, including TIAA's right to issue the contracts, have been passed upon by Charles H. Stamm, Executive Vice President and General Counsel of TIAA. Sutherland


22 TIAA Real Estate Account Prospectus

   Asbill & Brennan LLP, Washington, D.C., have passed upon legal matters relating to the federal securities laws.

EXPERTS

   Ernst & Young LLP, independent auditors, have audited our (i) consolidated financial statements and schedule at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, and (ii) statement of revenues and certain expenses of Ashford Meadows Apartments for the year ended December 31, 1999, as set forth in their reports. Friedman, Alpren & Green LLP, independent auditors, have audited our (i) statement of revenues and certain expenses of 1801 K Street, N.W. for the year ended December 31, 1999, and (ii) statement of revenues and certain expenses of Morris Corporate Center III for the year ended December 31, 1999. We've included these financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's and Friedman, Alpren & Green LLP's respective reports, given on the authority of such firms as experts in accounting and auditing.

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

   The Account has filed with the SEC a registration statement under the Securities Act of 1933 which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. This information can also be obtained through the SEC's website on the Internet (http://www.sec.gov).

OTHER REPORTS TO PARTICIPANTS

   TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations.

   Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

FINANCIAL STATEMENTS

   The consolidated financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited financial statements of TIAA follow. The full audited financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 800 842-2733 extension 5509.

   The financial statements of TIAA should be distinguished from the consolidated financial statements of the Real Estate Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Real Estate Account.

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT                                   Page

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
Report of Management Responsibility                          24
Report of the Audit Committee                                24
Report of Independent Auditors                               25
Consolidated Statements of Assets and Liabilities            25
Consolidated Statements of Operations                        26
Consolidated Statements of Changes in Net Assets             27
Consolidated Statements of Cash Flows                        27
Notes to Consolidated Financial Statements                   28
Consolidated Statement of Investments                        31

PROFORMA CONDENSED FINANCIAL STATEMENTS:
Proforma Condensed Statement of Assets and Liabilities       33
Proforma Condensed Statement of Operations                   33
Notes to Proforma Condensed Financial Statements             34

ASHFORD MEADOWS APARTMENTS:
Report of Independent Auditors                               35
Statement of Revenues and Certain Expenses                   35
Notes to Statement of Revenues and Certain Expenses          35

1801 K STREET, N.W.:
Report of Independent Auditors                               36
Statement of Revenues and Certain Expenses                   36
Notes to Statement of Revenues and Certain Expenses          36

MORRIS CORPORATE CENTER III:
Report of Independent Auditors                               37
Statement of Revenues and Certain Expenses                   37
Notes to Statement of Revenues and Certain Expenses          37

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
Condensed Unaudited Statutory-Basis Financial Statements     38
Supplemental Information to Condensed Unaudited
Statutory-Basis Financial Statements                         38



                                          Prospectus TIAA Real Estate Account 23

[LOGO OF TIAA]

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

   The accompanying financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of TIAA's management. They have been prepared in accordance with accounting principles generally accepted in the United States and have been presented fairly and objectively in accordance with such principles.

   TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, including its separate account operations.

   The accompanying financial statements have been audited by the independent auditing firm of Ernst & Young LLP. For the periods covered by these financial statements, all services provided by Ernst & Young LLP were limited exclusively to auditing. It is the Account's policy that any non-audit services be obtained from a firm other then the external financial audit firm. The independent auditors' report, which appears on the second following page, expresses an independent opinion on the fairness of presentation of these financial statements.

   The Audit Committee of the TIAA Board of Trustees, consisting of trustees who are not officers of TIAA, meets regularly with management, representatives of Ernst & Young LLP and internal audit personnel to review matters relating to financial reporting, internal controls and auditing.

                                                    /s/ John H. Biggs

                                                       Chairman, President
                                               and Chief Executive Officer

                                                    /s/ Richard L. Mills

                                                  Executive Vice President
                                          and Principal Accounting Officer
REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

   The TIAA Audit Committee oversees the financial reporting process of the TIAA Real Estate Account ("Account") on behalf of TIAA's Board of Trustees. The Audit Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities. All members of the Audit Committee ("Committee") are independent, as defined under the listing standards of the New York Stock Exchange.

   Management has the primary responsibility for the Account's financial statements, development and maintenance of a strong system of internal controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plan of the internal auditing group. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting.

   The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has also discussed the audited financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited financial statements with generally accepted accounting principles.

   The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Independence Standards Board.

   Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Willard T. Carleton, Audit Committee Chair
Frederick R. Ford, Audit Committee Member
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

February 12, 2001


24 TIAA Real Estate Account Prospectus

REPORT OF INDEPENDENT AUDITORS

To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:

   We have audited the accompanying consolidated statements of assets and liabilities, including the statement of investments as of December 31, 2000, of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Account at December 31, 2000 and 1999, and the consolidated results of their operations and the changes in their net assets and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                                          /s/ Ernst & Young LLP

New York, New York
February 5, 2001

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                     DECEMBER 31, 2000      DECEMBER 31, 1999
--------------------------------------------------------------------------------
  ASSETS
  Investments, at value:
   Real estate properties
     (cost: $1,818,143,290
     and $1,253,650,281)               $ 1,899,254,344        $ 1,312,503,554
   Real estate joint venture
     (cost: $24,674,574 and $--)            26,035,867                     --
   Marketable securities
     (cost: $462,959,529
     and $395,662,203)                     463,828,568            374,278,801
  Cash                                         715,866                617,599
  Other                                     33,265,757             32,057,761
                                      ----------------       ----------------
             TOTAL ASSETS                2,423,100,402          1,719,457,715
                                      ================       ================

  LIABILITIES
   Accrued real estate property
     level expenses and taxes               24,396,036             18,425,328
   Security deposits held                    6,817,972              5,549,959
   Other                                     1,736,106                     --
                                      ----------------       ----------------
        TOTAL LIABILITIES                   32,950,114             23,975,287
                                      ----------------       ----------------

  MINORITY INTEREST                          3,028,217                     --
                                      ----------------       ----------------

  NET ASSETS
   Accumulation Fund                     2,310,540,978          1,642,327,173
   Annuity Fund                             76,581,093             53,155,255
                                      ----------------       ----------------
         TOTAL NET ASSETS               $2,387,122,071         $1,695,482,428
                                      ================       ================
  NUMBER OF ACCUMULATION
  UNITS OUTSTANDING--
  Notes 6 and 7                             14,604,673             11,487,360
                                            ==========             ==========
  NET ASSET VALUE,
  PER ACCUMULATION UNIT--Note 6                $158.21                $142.97
                                               =======                =======

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                          Prospectus TIAA Real Estate Account 25

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                          YEARS ENDED DECEMBER 31
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              2000                 1999                 1998
-----------------------------------------------------------------------------------------------------------------------------------
  INVESTMENT INCOME Real estate income, net:
     Rental income                                                         $195,537,993        $132,316,878         $ 81,009,203
                                                                           ------------         -----------          -----------
     Real estate property level expenses and taxes:
       Operating expenses                                                    40,056,716          27,334,060           17,339,706
       Real estate taxes                                                     22,851,890          15,892,736            9,103,637
                                                                           ------------         -----------          -----------
              Total real estate property level expenses and taxes            62,908,606          43,226,796           26,443,343
                                                                           ------------         -----------          -----------
                                          Real estate income, net           132,629,387          89,090,082           54,565,860
   Income from real estate joint venture                                        756,133                  --                   --
   Interest                                                                  24,294,579          17,117,917           15,588,829
   Dividends                                                                  7,039,712           7,814,816            8,354,899
                                                                           ------------         -----------          -----------
                                                     TOTAL INCOME           164,719,811         114,022,815           78,509,588
                                                                           ------------         -----------          -----------

  Expenses--Note 3:
   Investment advisory charges                                                6,924,202           4,246,911            2,999,113
   Administrative and distribution charges                                    4,392,882           3,442,282            2,498,376
   Mortality and expense risk charges                                         1,414,888           1,027,707              675,450
   Liquidity guarantee charges                                                  692,594             561,510              101,655
                                                                           ------------         -----------          -----------
                                                   TOTAL EXPENSES            13,424,566           9,278,410            6,274,594
                                                                           ------------         -----------          -----------

                                           INVESTMENT INCOME, NET           151,295,245         104,744,405           72,234,994
                                                                           ------------         -----------          -----------

  REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
   Net realized gain (loss) on:
    Real estate properties                                                    8,382,660           8,788,795                   --
    Marketable securities                                                      (106,726)         (3,022,098)          (5,258,000)
                                                                           ------------         -----------          -----------
                          Net realized gain (loss) on investments             8,275,934           5,766,697           (5,258,000)
                                                                           ------------         -----------          -----------
   Net change in unrealized appreciation (depreciation) on:
   Real estate properties                                                    22,257,781          14,443,916           33,221,281
   Real estate joint venture                                                  1,361,293                  --                   --
    Marketable securities                                                    22,252,441         (10,375,870)         (20,098,622)
                                                                           ------------         -----------          -----------
             Net change in unrealized appreciation on investments            45,871,515           4,068,046           13,122,659
                                                                           ------------         -----------          -----------

                  NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS            54,147,449           9,834,743            7,864,659
                                                                           ------------         -----------          -----------

                        NET INCREASE IN NET ASSETS RESULTING FROM
                              OPERATIONS BEFORE MINORITY INTEREST           205,442,694         114,579,148           80,099,653
  Minority interest in net increase in net assets resulting
    from operations                                                                  --           1,364,619           (3,487,991)
                                                                           ------------         -----------          -----------
             NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS          $205,442,694        $115,943,767         $ 76,611,662
                                                                           ============        ============         ============

----------------------------------------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


26 TIAA Real Estate Account Prospectus

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

                                                                                          YEARS ENDED DECEMBER 31
--------------------------------------------------------------------------------------------------------------------------------
                                                                              2000                 1999                 1998
--------------------------------------------------------------------------------------------------------------------------------
  FROM OPERATIONS
   Investment income, net                                                $  151,295,245      $  104,744,405       $   72,234,994
   Net realized gain (loss) on investments                                    8,275,934           5,766,697           (5,258,000)
   Net change in unrealized appreciation on investments                      45,871,515           4,068,046           13,122,659
   Minority interest in net increase in net assets resulting
    from operations                                                                  --           1,364,619           (3,487,991)
                                                                         --------------      --------------       --------------
   NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                                                205,442,694         115,943,767           76,611,662
                                                                         --------------      --------------       --------------

  FROM PARTICIPANT TRANSACTIONS
   Premiums                                                                 161,668,073         126,200,561           91,248,578
   TIAA seed money withdrawn--Note 1                                                 --                  --          (76,666,109)
   Net participant transfers from TIAA                                       36,271,547          24,155,178           26,568,616
   Net participant transfers from CREF Accounts                             343,338,864         269,199,426          310,999,448
   Annuity and other periodic payments                                       (9,924,802)         (6,330,436)          (3,209,761)
   Withdrawals and death benefits                                           (45,156,733)        (30,052,955)         (15,004,262)
                                                                         --------------      --------------       --------------
   NET INCREASE IN NET ASSETS RESULTING
   FROM PARTICIPANT TRANSACTIONS                                            486,196,949         383,171,774          333,936,510
                                                                         --------------      --------------       --------------
   NET INCREASE IN NET ASSETS                                               691,639,643         499,115,541          410,548,172

  NET ASSETS
   Beginning of year                                                      1,695,482,428       1,196,366,887          785,818,715
                                                                         --------------      --------------         ------------
   End of year                                                           $2,387,122,071      $1,695,482,428       $1,196,366,887
                                                                         ==============      ==============       ==============
----------------------------------------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                          YEARS ENDED DECEMBER 31
----------------------------------------------------------------------------------------------------------------------------------
                                                                              2000                 1999                 1998
----------------------------------------------------------------------------------------------------------------------------------
  CASH FLOWS FROM OPERATING ACTIVITIES
  Net increase in net assets resulting from operations                    $ 205,442,694       $ 115,943,767        $  76,611,662
  Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
   Increase in investments                                                 (702,336,424)       (475,537,558)        (409,958,664)
   Increase in other assets                                                  (1,207,996)        (14,271,470)          (3,719,197)
   Increase (decrease) in other liabilities                                   1,736,106                  --              (10,463)
   Increase in accrued real estate property level expenses and taxes          5,970,708           6,992,799            1,088,936
   Increase in security deposits held                                         1,268,013           3,659,536              584,465
   Increase (decrease) in minority interest                                   3,028,217         (19,913,592)           1,631,496
                                                                           ------------        ------------         ------------
                            NET CASH USED IN OPERATING ACTIVITIES          (486,098,682)       (383,126,518)        (333,771,765)
                                                                           ------------        ------------         ------------

  CASH FLOWS FROM PARTICIPANT TRANSACTIONS
   Premiums                                                                 161,668,073         126,200,561           91,248,578
   TIAA seed money withdrawn--Note 1                                                 --                  --          (76,666,109)
   Net participant transfers from TIAA                                       36,271,547          24,155,178           26,568,616
   Net participant transfers from CREF Accounts                             343,338,864         269,199,426          310,999,448
   Annuity and other periodic payments                                       (9,924,802)         (6,330,436)          (3,209,761)
   Withdrawals and death benefits                                           (45,156,733)        (30,052,955)         (15,004,262)
                                                                           ------------        ------------         ------------
                    NET CASH PROVIDED BY PARTICIPANT TRANSACTIONS           486,196,949         383,171,774          333,936,510
                                                                           ------------        ------------         ------------
                                             NET INCREASE IN CASH                98,267              45,256              164,745

  CASH
   Beginning of year                                                            617,599             572,343              407,598
                                                                           ------------        ------------         ------------
   End of year                                                               $  715,866          $  617,599          $   572,343
                                                                           ------------        ------------         ------------
                                                                           ------------        ------------         ------------
----------------------------------------------------------------------------------------------------------------------------------

SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


                                          Prospectus TIAA Real Estate Account 27

TIAA REAL ESTATE ACCOUNT
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION

   The TIAA Real Estate Account ("Account") is a segregated investment account of Teachers Insurance and Annuity Association of America ("TIAA") and was established by resolution of TIAA's Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The Account holds various properties in wholly-owned and majority owned subsidiaries which are consolidated for financial statement purposes.

   The Account commenced operations on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units in the Account and such Units shared in the prorata investment experience of the Account and were subject to the same valuation procedures and expense deductions as all other Accumulation Units of the Account. The initial registration statement of the Account filed by TIAA with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 became effective on October 2, 1995. The Account began to offer Accumulation Units and Annuity Units to participants other than TIAA on October 2, and November 1, 1995, respectively. In August 1996, the Account's net assets first reached $200 million and, as required under a five year repayment schedule approved by the New York State Insurance Department ("NYID"), TIAA began to redeem its seed money Accumulation Units in monthly installments of 16,667 Units beginning in September 1996. Since the Account's assets were growing rapidly, TIAA in October 1997, with NYID approval, modified the seed money redemption schedule by increasing the monthly redemption of Units to a level equal to the value of 25% of the Account's net asset growth for the prior month, with no fewer than 16,667 Units and no more than 100,000 Units to be redeemed each month. These withdrawals were made at prevailing daily net asset values and are reflected in the accompanying consolidated financial statements. By the end of 1998, all of TIAA's Accumulation Units had been withdrawn.

   The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and to make benefit payments.

   TIAA employees, under the direction of TIAA's Board of Trustees and its Investment Committee, manage the investment of the Account's assets pursuant to investment management procedures adopted by TIAA for the Account. TIAA's investment management decisions for the Account are also subject to review by the Account's independent fiduciary, The Townsend Group. TIAA also provides all portfolio accounting and related services for the Account. TIAA-CREF Individual & Institutional Services, Inc. ("Services"), a subsidiary of TIAA, which is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc., provides administrative and distribution services pursuant to a Distribution and Administrative Services Agreement with the Account.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

   The preparation of financial statements may require management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income, expenses and related disclosures. Actual results may differ from those estimates. The following is a summary of the significant accounting policies consistently followed by the Account, which are in conformity with accounting principles generally accepted in the United States.

   BASIS OF PRESENTATION: The accompanying consolidated financial statements include the Account and its wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

   VALUATION OF REAL ESTATE PROPERTIES: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves subjective judgement because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, independent appraisers value each real estate property at least once a year. The independent fiduciary must approve all independent appraisers used by the Account. The independent fiduciary can also require additional appraisals if it believes that a property's value has changed materially or otherwise to assure that the Account is valued correctly. TIAA's appraisal staff performs a valuation review of each real estate property on a quarterly basis and updates the property value if it believes that the value of the property has changed since the previous valuation review or appraisal. The independent fiduciary reviews and approves any such valuation adjustments which exceed certain prescribed limits. TIAA continues to use the revised value to calculate the Account's net asset value until the next valuation review or appraisal.

   VALUATION OF REAL ESTATE JOINT VENTURES: Real estate joint venture is stated at the Account's equity in the net assets of the underlying entity, which values its real estate holdings at fair value.

   VALUATION OF MARKETABLE SECURITIES: Equity securities listed or traded on any United States national securities exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange. Short-term money market instruments are stated at market value. Portfolio securities for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the Board of Trustees and in accordance with the responsibilities of the Board as a whole.

   ACCOUNTING FOR INVESTMENTS: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined. Realized gains and losses on real estate transactions are accounted for under the specific identification method.


28 TIAA Real Estate Account Prospectus

   Securities transactions are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and, for short-term money market instruments, includes accrual of discount and amortization of premium. Dividend income is recorded on the ex-dividend date. Realized gains and losses on securities transactions are accounted for on the average cost basis.

   FEDERAL INCOME TAXES: Based on provisions of the Internal Revenue Code, the Account is taxed as a segregated asset account of TIAA. The Account should incur no material federal income tax attributable to the net investment experience of the Account.

NOTE 3--MANAGEMENT AGREEMENTS

   Under established management agreements, various services necessary for the operation of the Account are provided, at cost, by TIAA and Services. TIAA provides investment management services for the Account while distribution and administrative services are provided by Services in accordance with a Distribution and Administrative Services Agreement between the Account and Services. Prior to April 30, 1999, an affiliate of a former minority partner provided certain management services for the properties owned by this majority owned subsidiary. The charges for such services for the year ended December 31, 1999 amounted to $345,928 ($855,810 in 1998) for investment advisory expenses and $104,673 ($102,953 in 1998) for administrative expenses which are recorded accordingly in the accompanying consolidated statements of operations. TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account's cash flows and liquid investments are insufficient to fund such requests. TIAA also receives a fee for assuming certain mortality and expense risks.

   Fee payments are made from the Account on a daily basis to TIAA and Services according to formulas established each year with the objective of keeping the fees as close as possible to the Account's actual expenses. Any differences between actual expenses and daily charges are adjusted quarterly.


NOTE 4--REAL ESTATE PROPERTIES

   Had the Account's real estate properties which were purchased during the year ended December 31, 2000 been acquired at the beginning of the period (January 1, 2000), rental income and real estate property level expenses and taxes for the year ended December 31, 2000 would have increased by approximately $35,984,000 and $10,712,000 respectively. In addition, interest income for the year ended December 31, 2000 would have decreased by approximately $23,870,000. Accordingly, the total proforma effect on the Account's net investment income for the year ended December 31, 2000 would have been an increase of approximately $1,402,000, if the real estate properties acquired during the year ended December 31, 2000 had been acquired at the beginning of the year.

NOTE 5--LEASES

   The Account's real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2021. Aggregate minimum annual rentals for the properties owned, excluding short-term residential leases, are as follows:


  YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------
  2001                                            $155,631,000
  2002                                             145,380,000
  2003                                             133,089,000
  2004                                             114,678,000
  2005                                              98,391,000
  Thereafter                                       270,247,000
                                                  ------------
  TOTAL                                           $917,416,000
------------------------------------------------------------------------------


   Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.



                                          Prospectus TIAA Real Estate Account 29

NOTE 6--CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   Selected condensed consolidated financial information for an Accumulation Unit of the Account is presented below.

                                                                     FOR THE YEARS ENDED DECEMBER 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                2000              1999             1998              1997             1996
-----------------------------------------------------------------------------------------------------------------------------------
  PER ACCUMULATION UNIT DATA:
  Rental income                                  $ 14.530          $ 12.168         $ 10.425          $  7.288         $  6.012
  Real estate property
   level expenses and taxes                         4.674             3.975            3.403             2.218            1.850
                                                 --------          --------         --------          --------         -------
  Real estate income, net                           9.856             8.193            7.022             5.070            4.162
  Income from real estate joint venture             0.056                --               --                --               --
  Dividends and interest                            2.329             2.292            3.082             2.709            3.309
                                                 --------          --------         --------          --------         --------
  Total income                                     12.241            10.485           10.104             7.779            7.471
  Expense charges (a)                               0.998             0.853            0.808             0.580            0.635
                                                 --------          --------         --------          --------         --------
  Investment income, net                           11.243             9.632            9.296             7.199            6.836
  Net realized and unrealized
   gain on investments                              3.995             1.164             .579             3.987            1.709
                                                 --------          --------         --------          --------         --------
  Net increase in Accumulation
   Unit Value                                      15.238            10.796            9.875            11.186            8.545
  Accumulation Unit Value:
  Beginning of year                               142.968           132.172          122.297           111.111          102.566
                                                 --------          --------         --------          --------         --------
  End of year                                    $158.206          $142.968         $132.172          $122.297         $111.111
                                                 ========          ========         ========          ========         ========

  Total return                                     10.66%             8.17%            8.07%            10.07%            8.33%
  Ratios to Average Net Assets:
   Expenses (a)                                     0.67%             0.63%            0.64%             0.58%            0.61%
   Investment income, net                           7.50%             7.13%            7.34%             7.25%            6.57%
  Portfolio turnover rate:
   Real estate properties                           3.87%             4.46%               0%                0%               0%
   Securities                                      32.86%            27.68%           24.54%             7.67%           15.04%
  Thousands of Accumulation Units
  outstanding at end of year                       14,605            11,487            8,834             6,313            3,296
-----------------------------------------------------------------------------------------------------------------------------------

(a) EXPENSE CHARGES PER ACCUMULATION UNIT AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS INCLUDE THE PORTION OF EXPENSES RELATED TO THE MINORITY INTERESTS AND EXCLUDE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES. IF THE REAL ESTATE PROPERTY LEVEL EXPENSES AND TAXES WERE INCLUDED, THE EXPENSE CHARGE PER ACCUMULATION UNIT FOR THE YEAR ENDED DECEMBER 31, 2000 WOULD BE $5.672 ($4.828, $4.211, $2.798 AND $2.485 FOR THE YEARS ENDED DECEMBER 31, 1999,
    1998, 1997 AND 1996 RESPECTIVELY), AND THE RATIO OF EXPENSES TO AVERAGE NET ASSETS FOR THE YEAR ENDED DECEMBER 31, 2000 WOULD BE 3.79% (3.58%, 3.32%, 2.82% AND 2.39% FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997 AND 1996
    RESPECTIVELY).


NOTE 7--ACCUMULATION UNITS
   Changes in the number of Accumulation Units outstanding were as follows:

                               FOR THE YEARS ENDED DECEMBER 31,
-------------------------------------------------------------------------------
                                 2000        1999       1998
-------------------------------------------------------------------------------
  ACCUMULATION UNITS:
  Credited for premiums          1,074,708    918,728     511,462
  Credited for transfers, net
   disbursements and amounts
   applied to the Annuity Fund   2,042,605  1,734,721   2,009,434
  Outstanding:
   Beginning of year            11,487,360  8,833,911   6,313,015
                               ------------ ---------- ----------
   End of year                  14,604,673 11,487,360   8,833,911

-------------------------------------------------------------------------------



NOTE 8--COMMITMENTS

   During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 2000, the Account had one outstanding commitment to purchase a real estate property for approximately $86.1 million and one outstanding commitment to sell a real estate property for approximately $8.7 million. The sale transaction was closed in January 2001.
GE>


30 TIAA Real Estate Account Prospectus

TIAA REAL ESTATE ACCOUNT
CONSOLIDATED STATEMENT OF INVESTMENTS

DECEMBER 31, 2000

REAL ESTATE PROPERTIES -- 79.50%

LOCATION/DESCRIPTION                                                  VALUE
---------------------------------------------------------------------------
ARIZONA:
  Biltmore Commerce Center--Office building                   $  38,603,637
  Southbank Building--Office building                            13,200,000
CALIFORNIA:
  ABS & CDC Building--Industrial building                        15,243,900
  88 Kearny Street--Office  building                             84,172,241
  Eastgate Distribution Center--Industrial building              13,700,000
  Larkspur Courts--Apartments                                    58,600,000
  Northpoint Commerce Center--Industrial building                38,800,000
  Ontario Industrial Properties--Industrial building            107,688,169
  Westcreek--Apartments                                          17,200,000
COLORADO:
  Arapahoe Park East--Industrial building                        12,478,003
  The Lodge at Willow Creek--Apartments                          30,800,000
  Monte Vista--Apartments                                        21,000,000
FLORIDA:
  Golfview--Apartments                                           27,400,000
  The Greens at Metrowest--Apartments                            14,100,000
  Maitland Promenade One--Office building                        36,520,163
  Plantation Grove--Shopping center                               7,450,000
  Royal St. George--Apartments                                   16,650,000
  Sawgrass Portfolio--Office building                            54,300,000
  Westinghouse Facility--Industrial building                      6,200,000
GEORGIA:
  Atlanta Industrial Portfolio--Industrial building              40,021,362
ILLINOIS:
  Columbia Center III--Office building                           42,500,000
  Glenpointe Business Park--Industrial building                  16,100,000
  Parkview Plaza--Office building                                52,500,000
  Rockrun Business Park--Industrial building                     19,497,150
  Rolling Meadows--Shopping center                               11,986,500
  Woodcreek Business Park--Industrial building                    7,000,000
IOWA:
  Interstate Acres--Industrial building                          13,200,000
KENTUCKY:
  IDI Kentucky Portfolio--Industrial building                    53,931,995
MARYLAND:
  FedEx Distribution Facility--Industrial building                7,600,000
  Longview Executive Park--Office building                       28,020,861
  Saks Distribution Center--Industrial building                  30,950,000
MICHIGAN:
  Indian Creek--Apartments                                       17,250,000
MINNESOTA:
  Interstate Crossing--Industrial building                        6,150,000
  River Road Distribution Center--Industrial building             4,300,000
NEVADA:
  UPS Distribution Facility Industrial building                  11,000,000
NEW JERSEY:
  371 Hoes Lane--Office building                                 16,677,327
  10 Waterview Boulevard--Office building                        31,400,000
  Konica Photo Imaging Headquarters--Industrial building         17,300,000
  Morris Corporate Center III--Office building                  103,800,000
NEW YORK:
  780 Third Avenue--Office building                             173,600,000
  The Colorado--Apartments                                       60,400,000
NORTH CAROLINA:
  Lynnwood Collection--Shopping center                            7,900,000
  Millbrook Collection--Shopping center                           7,000,000
OHIO:
  Bent Tree--Apartments                                          14,700,000
  Columbus Portfolio--Office building                            34,200,000
  Northmark Business Center--Office building                     13,100,000
OREGON:
  Five Centerpointe--Office building                             18,331,911
PENNSYLVANIa:
  Lincoln Woods--Apartments                                      23,507,797
TEXAS:
  Butterfield Industrial Park--Industrial building                4,957,200(1)
  The Legends at Chase Oaks--Apartments                          26,289,264
  Park West Center I and II--Industrial building                 28,300,500
UTAH:
  Landmark at Salt Lake City--Industrial building                14,434,653
  USF&G Building--Office building                                 8,677,033
VIRGINIA:
  Ashford Meadows--Apartments                                    64,174,878
  Fairgate at Ballston--Office building                          30,800,000
  Monument Place--Office building                                36,500,000
  River Oaks--Shopping center                                    11,100,000
WASHINGTON:
  The Bay Court at Harbour Pointe--Apartments                    35,000,000
WASHINGTON DC:
  1801 K Street N W--Office building                            140,989,800
                                                              -------------
TOTAL REAL ESTATE PROPERTIES
  (Cost $1,818,143,290)                                       1,899,254,344
---------------------------------------------------------------------------
(1)LEASEHOLD INTEREST ONLY.

REAL ESTATE JOINT VENTURE--1.08%
----------------------------------------------------------------------------
Teachers REA IV, LLC, which owns
  Tyson's Executive Plaza II (50% Account Interest)              26,035,867
                                                              -------------
TOTAL REAL ESTATE JOINT VENTURE
 (Cost $24,674,574)                                              26,035,867
----------------------------------------------------------------------------

MARKETABLE SECURITIES--19.42%
REAL ESTATE INVESTMENT TRUSTS--5.69%

SHARES    ISSUER                                                      VALUE
----------------------------------------------------------------------------
   75,000 Alexandria Real Estate Equities, Inc.                   2,789,063
  140,000 AMB Property Corporation                                3,613,750
   89,900 AMB Property Corporation Series A                       2,135,125
   75,000 Apartment Investment & Management Co                    3,745,312
  120,000 Archstone Communities Trust                             3,090,000
  196,800 Boston Properties, Inc.                                 8,560,800
  205,400 Brandywine Realty Trust                                 4,249,212
  200,000 Carramerica Realty Series B                             4,112,500
   93,000 Centerpoint Properties Corp.                            4,394,250
  108,100 Corporate Office Properties Trust, Inc.                 1,074,244
  176,900 Cousins Properties, Inc.                                4,942,144
   90,000 Developers Diversified Realty Corp.                     1,833,750
  271,300 Duke-Weeks Realty Corp                                  6,680,763
  340,913 Equity Office Properties Trust                         11,122,287
  166,700 Equity Residential Properties Trust                     9,220,594
   25,000 Federal Realty Investment Trust Pfd.                      493,750
   98,300 Gables Residential Trust, Pfd Series A                  2,101,163
  225,000 Home Properties of New York, Inc.                       6,285,938
   74,900 Hospitality Properties Trust                            1,694,612
   26,000 Istar Financial, Pfd Series C                             477,750
   80,000 Kimco Realty Corp.                                      3,535,000
  196,050 Macerich Company                                        3,761,709
   65,000 Mack-Cali Realty Co                                     1,856,562
   82,100 Manufactured Home Communities, Inc.                     2,380,900
  111,200 Mission West Properties Inc.                            1,542,900
  240,000 Prologis Trust                                          5,340,000



                                          Prospectus TIAA Real Estate Account 31

SHARES    ISSUER                                                        VALUE
------------------------------------------------------------------------------
   19,900 Prologis Trust Pfd Series A                          $      462,675
  237,700 Public Storage, Inc.                                      5,779,081
   93,600 Rouse Company                                             2,386,800
  280,900 Simon Property Group, Inc.                                6,741,600
  170,000 Spieker Properties, Inc.                                  8,521,250
  140,000 Starwood Hotels & Resorts Worldwide                       4,935,000
   35,500 Storage USA, Inc.                                         1,127,125
   95,000 Sun Communities, Inc.                                     3,182,500
  100,400 Taubman Centers, Inc.                                     1,098,125
   35,000 Taubman Centers, Inc Pfd Series A                           586,250
                                                               --------------
TOTAL REAL ESTATE INVESTMENT TRUSTS
  (Cost $134,898,725)                                             135,854,484
------------------------------------------------------------------------------

CORPORATE BONDS--0.42%
PRINCIPAL   ISSUER, COUPON AND MATURITY DATE
------------------------------------------------------------------------------
$ 5,000,000 Avco Financial Services, Inc
             5.75% 01/23/01                                         4,998,600
  5,000,000 Ford Motor Credit Co
             5.75% 01/25/01                                         4,997,750
                                                               --------------
TOTAL CORPORATE BONDS
  (Cost $10,034,650)                                                9,996,350
------------------------------------------------------------------------------

COMMERCIAL PAPER--13.31%
------------------------------------------------------------------------------
 10,000,000 Asset Securitization Cooperative Corp.
             6.58% 01/03/01                                         9,994,517
  8,550,000 Bank of America
             6.63% 01/05/01                                         8,550,068
  6,105,000 Bellsouth Capital Funding Corp
             6.39% 02/15/01                                         6,055,397
 10,000,000 Beta Finance Inc.
             6.57% 01/11/01                                         9,979,817
 10,000,000 Ciesco LP.
             6.55% 01/12/01                                         9,978,139
 19,600,000 Colgate-Palmolive Co
             6.30% 02/28/01                                        19,397,630
 11,250,000 Corporate Asset Funding Corp, Inc.
             6.53% 01/17/01                                        11,215,428
  9,260,000 Delaware Funding Corp.
             6.57% 01/16/01                                         9,233,239
 10,000,000 Delaware Funding Corp.
              6.60% 01/22/01                                        9,960,267
  22,625,000  Govco Incorporated
               6.53% 01/25/01                                      22,522,741
   4,060,000  Govco Incorporated
               6.52% 03/09/01                                       4,011,736
  10,125,000  International Lease Finance Corp
               6.50% 01/23/01                                      10,082,883
   5,530,000  Morgan Stanley Dean Witter
               6.65% 01/04/01                                       5,525,978
  18,000,000  National Rural Utilities Coop Finance
               6.51% 01/22/01                                      17,928,390
  10,000,000  Park Avenue Receivables Corp
               6.67% 01/03/01                                       9,994,566
   4,135,000  Park Avenue Receivables Corp
               6.67% 01/11/01                                       4,126,677
   1,543,000  Park Avenue Receivables Corp
               6.58% 01/18/01                                       1,537,983
   1,291,000  Park Avenue Receivables Corp
               6.57% 01/30/01                                       1,284,104
  20,000,000  Preferred Receivable Funding Corp
               6.62% 01/23/01                                      19,916,940
  15,000,000  Receivables Capital Corp
               6.62% 01/26/01                                      14,929,567
  20,000,000  Salomon Smith Barney Holdings Inc
               6.55% 01/02/01                                      19,992,656
  20,933,000  SBC Communications Inc.
               6.42% 02/05/01                                      20,798,609
  21,725,000  Toronto Dominion Holdings U.S.
               6.60% 01/09/01                                      21,689,153
  34,554,000  Verizon Global Funding
               6.60% 01/10/01                                      34,490,651
  14,860,000  Verizon Network Funding Corp
               6.54% 01/30/01                                      14,780,598
                                                               --------------
TOTAL COMMERCIAL PAPER
   (Amortized cost $318,026,154)                                  317,977,734
                                                               --------------
TOTAL MARKETABLE SECURITIES
   (Cost $462,959,529)                                            463,828,568
                                                               --------------
TOTAL INVESTMENTS--100.00%
   (Cost $2,305,777,393)                                       $2,389,118,779
                                                               ===============
------------------------------------------------------------------------------
SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.


32  TIAA Real Estate Account Prospectus

TIAA REAL ESTATE ACCOUNT

PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES              (UNAUDITED)
DECEMBER 31, 2000

                                                              HISTORICAL   PROFORMA ADJUSTMENTS       PROFORMA
------------------------------------------------------------------------------------------------------------------
ASSETS
   Investments, at value:
     Real estate properties                                 $1,899,254,344      $68,712,697 (a)    $1,967,967,041
     Real estate joint venture                                  26,035,867       26,035,867
     Marketable securities                                     463,828,568      (68,712,697)(a)       395,115,871
   Cash                                                            715,866               --               715,866
   Other                                                        33,265,757               --            33,265,757
                                                           ---------------    -------------      ----------------
                                             TOTAL ASSETS    2,423,100,402               --         2,423,100,402
                                                           ---------------    -------------      ----------------

LIABILITIES
   Accrued real estate property level
     expenses and taxes                                         24,396,036               --            24,396,036
   Security deposits held                                        6,817,972               --             6,817,972
   Other                                                         1,736,106               --             1,736,106
                                                           ---------------    -------------      ----------------
                                        TOTAL LIABILITIES       32,950,114               --            32,950,114
                                                           ---------------    -------------      ----------------
                                        MINORITY INTEREST        3,028,217               --             3,028,217
                                                           ---------------    -------------      ----------------
NET ASSETS
   Accumulation Fund                                         2,310,540,978               --         2,310,540,978
   Annuity Fund                                                 76,581,093               --            76,581,093
                                                           ---------------    -------------      ----------------
                                         TOTAL NET ASSETS   $2,387,122,071               --        $2,387,122,071
                                                           ===============    =============      ================

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS



TIAA REAL ESTATE ACCOUNT
PROFORMA CONDENSED STATEMENT OF OPERATIONS                          (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2000

                                                              HISTORICAL  PROFORMA ADJUSTMENTS      PROFORMA
-------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
  Real estate income, net:
     Rental income                                            $195,537,993      $40,701,296 (b)     $236,239,289
                                                           ---------------    -------------      ---------------
     Real estate property level expenses and taxes:
       Operating expenses                                       40,056,716        7,490,051 (b)       47,546,767
       Real estate taxes                                        22,851,890        4,680,684 (b)       27,532,574
                                                           ---------------    -------------      ---------------
     Total real estate property level expenses and taxes        62,908,606       12,170,735           75,079,341
                                                           ---------------    -------------      ---------------
   Real estate income, net                                     132,629,387       28,530,561          161,159,948
   Income from real estate joint venture                           756,133               --              756,133
   Interest and dividends                                       31,334,291      (29,488,000)(c)        1,846,291
                                                           ---------------    -------------      ---------------
TOTAL INCOME                                                   164,719,811         (957,439)         163,762,372


EXPENSES                                                        13,424,566        2,050,000 (d)       15,474,566
                                                           ---------------    -------------      ---------------
INVESTMENT INCOME--NET                                         151,295,245       (3,007,439)         148,287,806

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS                 54,147,449               --           54,147,449
                                                           ---------------    -------------      ---------------

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS          $205,442,694      $(3,007,439)        $202,435,255
                                                           ===============    =============      ===============

SEE NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS.


                                          Prospectus TIAA Real Estate Account 33

TIAA REAL ESTATE ACCOUNT
NOTES TO PROFORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1--PURPOSE AND ASSUMPTIONS
As required by the Securities and Exchange Commission under Regulation S-X
Article 11-01(5), these proforma condensed financial statements of the TIAA Real Estate Account ("Account") have been prepared because the Account has made significant purchases of real estate properties during the period January 1, 2000 through the date of this prospectus. Various assumptions have been made in order to prepare these proforma condensed financial statements. The proforma condensed statement of assets and liabilities has been prepared assuming real estate properties purchased during the period January 1, 2001 through the date of this prospectus were purchased as of December 31, 2000. The proforma condensed statement of operations has been prepared assuming all real estate properties purchased during the period January 1, 2000 through the date of this prospectus were purchased as of January 1, 2000.


NOTE 2--PROFORMA ADJUSTMENTS
The following proforma adjustments were made in preparing the proforma condensed financial statements to reflect the purpose described in Note 1.

PROFORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES:
(a)To record the cost of properties purchased during the period January 1, 2001 through the date of this prospectus, assuming such properties were purchased as of December 31, 2000.

PROFORMA CONDENSED STATEMENT OF OPERATIONS:
(b)To record the rental income and real estate property level expenses of the real estate properties purchased during the period January 1, 2000 through the date of this prospectus, assuming such properties were owned for the period January 1, 2000 through December 31, 2000.

(c)To record the decrease in interest and dividend income from having less cash invested in marketable securities, assuming the real estate properties purchased during the period January 1, 2000 through the date of this prospectus had been purchased as of January 1, 2000.

(d)To record additional investment advisory charges which would have been incurred during 2000, assuming the real estate properties purchased during the period January 1, 2000 through the date of this prospectus had been purchased as of January 1, 2000.










34 TIAA Real Estate Account Prospectus

REPORT OF INDEPENDENT AUDITORS

The Board of Trustees of TIAA

     We have audited the statement of revenues and certain expenses of Ashford Meadows Apartments as described in Note 2 for the year ended December 31, 1999. This financial statement is the responsibility of management of Ashford Meadows Apartments. Our responsibility is to express an opinion on the financial statement based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form S-1 of the TIAA Real Estate Account and is not intended to be a complete presentation of the revenues and expenses of Ashford Meadows Apartments.

   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Ashford Meadows Apartments, as described in Note 2, for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------


New York, New York
September 25, 2000


ASHFORD MEADOWS APARTMENTS

  STATEMENT OF REVENUES AND CERTAIN EXPENSES
  YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
  REVENUES:
   Rental income                                    $5,726,398
   Other income                                        456,368
                                                  ------------
  TOTAL REVENUES                                     6,182,766
                                                  ============

  CERTAIN EXPENSES:
   Property operating and maintenance                1,068,995
   Real estate taxes                                   502,945
   Management fees                                     186,120
                                                  ------------
                                                     1,758,060
                                                  ------------
  Revenues in excess of certain expenses            $4,424,706
                                                  ============

SEE ACCOMPANYING NOTES.


ASHFORD MEADOWS APARTMENTS

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1999

1. BUSINESS

   The accompanying statement of revenues and certain expenses relates to the operations of Ashford Meadows Apartments (the "Property") located in Herndon, Virginia.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   BASIS OF PRESENTATION The accompanying statement of revenues and certain expenses was prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by TIAA Real Estate Account in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and amortization.

   USE OF ESTIMATES The preparation of the statement of revenues and certain expenses in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the statement of revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

   REVENUE RECOGNITION The property is leased to tenants under operating leases. Rental revenue attributable to leases is recognized on a straight line basis over the term of the respective lease, which are generally one year.

3. MANAGEMENT AGREEMENT

   Management services for the Property are provided by the Bozzuto Management Company. Fees paid for such services are generally based on 3% of gross income as defined by the Management and Operating Agreement.




                                         Prospectus TIAA Real Estate Account  35

INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

   We have audited the accompanying statement of revenues and certain expenses of the property located at 1801 K Street, Washington, D.C., described in Note 1 (the "Property"), for the year ended December 31, 1999. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 1999, in conformity with generally accepted accounting principles.

                                                 /s/ FREEDMAN ALPERN & GREEN LLP
                                                 -------------------------------




March 24, 2000


1801 K STREET, N.W.

  STATEMENT OF REVENUES AND CERTAN EXPENSES
  YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
  REVENUES:
   Base rents                                                            $14,286
   Escalation charges                                                        421
   Parking income                                                            399
   Storage and tenant services                                               116
   Miscellaneous                                                              41
                                                                      ----------
                                                                          15,263
                                                                      ----------
  CERTAIN EXPENSES:
   Operating                                                               3,795
   Real estate taxes                                                       1,484
   Bad debts                                                                  54
   Other                                                                      98
                                                                      ----------
                                                                           5,431
                                                                      ----------
  EXCESS OF REVENUES OVER CERTAIN EXPENSES                               $ 9,832
                                                                      ==========
--------------------------------------------------------------------------------
THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.

1801 K STREET, N.W.

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS OF PRESENTATION

   The Property is an office building located at 1801 K Street in Washington, D.C., and is owned by 1801 K Street Holdings (a general partnership). It has an aggregate net rentable area of approximately 562,000 square feet of office and retail space and 141,000 square feet of garage space (approximately 95% of the total space is leased at March 1, 2000). The Property's accounting records are maintained in accordance with generally accepted accounting principles.

   The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, leasing expenses and certain professional fees not directly related to the future operations of the Property.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   REVENUE RECOGNITION. Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Escalation rents based on payments for real estate taxes and operating expenses are estimated and accrued.

   DEFERRED RECOVERABLE COSTS. Deferred recoverable costs are amortized over 3 to 10 years; the amortization is included in operating expenses.

3. OPERATING LEASES

   Office, retail and garage space in the Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 1999 are as follows:


  YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  2000                                                             $ 15,148,000
  2001                                                               14,239,000
  2002                                                               14,379,000
  2003                                                               14,655,000
  2004                                                               13,501,000
  Thereafter                                                         30,487,000
                                                                   ------------
                                                                   $102,409,000
                                                                   ============
--------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT.


                                         36  TIAA Real Estate Account Prospectus

INDEPENDENT AUDITORS' REPORT

To the Management of Teachers Insurance and Annuity Association

   We have audited the accompanying statement of revenues and certain expenses of the property located at Morris Corporate Center III, Parsippany, New Jersey, described in Note 1 (the "Property"), for the year ended December 31, 1999. This financial statement is the responsibility of the property owner's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property's revenues and expenses.

   In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 1999, in conformity with generally accepted accounting principles.


                                                 /s/ FREEDMAN ALPERN & GREEN LLP
                                                 -------------------------------



June 22, 2000

MORRIS CORPORATE CENTER III

STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                     THREE MONTHS ENDED       YEAR ENDED
                                       MARCH 31, 2000         DECEMBER 31,
                                         (UNAUDITED)              1999
--------------------------------------------------------------------------------
  REVENUES
   Rental income                         $2,862,110           $11,157,233
   Escalation charges                       496,066             2,729,177
   Lease cancellation fees                1,178,127             1,400,000
   Miscellaneous                                245                 1,055
                                        -----------           -----------
                                          4,536,548            15,287,465
                                        -----------           -----------
  CERTAIN EXPENSES
   Operating and maintenance                971,940             3,692,356
   Real estate taxes                        452,838             1,802,689
   General and administrative                40,849               217,383
                                        -----------           -----------
                                          1,465,627             5,712,428
                                        -----------           -----------
   EXCESS OF REVENUES OVER
    CERTAIN EXPENSES                     $3,070,921            $9,575,037
                                        ===========           ===========
--------------------------------------------------------------------------------

The accompanying notes are an integral part of this financial statement.

MORRIS CORPORATE CENTER III

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS OF PRESENTATION

   The Property, an office building complex located in Parsippany, New Jersey and known as Morris Corporate Center III, is owned by Morris Corporate Center III, L.L.C., a New Jersey limited liability company, with the Prudential Insurance Company of America as managing member and SJP - MCC III, LLC as another member. It has an aggregate net rentable area of approximately 515,000 square feet of office space, approximately 98% of which is leased at March 31, 2000.

   The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation and amortization, leasing expenses and certain professional fees not directly related to the future operations of the Property.

   The statement of revenues and certain expenses for three months ended March 31, 2000 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of the statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such interim period are not necessarily indicative of the results for an entire year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   USE OF ESTIMATES The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   REVENUE RECOGNITION Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Escalation charges based on operating expenses, including real estate taxes, are estimated and accrued.

   DEFERRED RECOVERABLE COSTS Deferred recoverable costs are amortized over 3 to 10 years; amortization is included in operating expenses.

3. OPERATING LEASES

   The Property is rented to tenants under various operating leases. Approximate minimum future rentals required under these leases at December 31, 1999 are as follows:

  YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
  2000                                                              $11,553,000
  2001                                                               11,646,000
  2002                                                               10,354,000
  2003                                                                8,550,000
  2004                                                                7,531,000
  Thereafter                                                          6,515,000
                                                                    ------------
                                                                    $56,149,000
                                                                    ------------
--------------------------------------------------------------------------------
   These amounts do not include tenant reimbursement for real estate taxes and operating and maintenance expenses.



                                          Prospectus TIAA Real Estate Account 37

TIAA CONDENSED UNAUDITED FINANCIAL STATEMENTS

(THESE CONDENSED UNAUDITED FINANCIAL STATEMENTS HAVE BEEN DERIVED FROM AUDITED FINANCIAL STATEMENTS WHICH ARE AVAILABLE UPON REQUEST)

 TIAA CONDENSED BALANCE SHEETS
                                                         (IN THOUSANDS)
                                                          DECEMBER 31,
--------------------------------------------------------------------------------
                                                         2000              1999
                                                         ----              ----
ASSETS
Bonds                                            $ 80,809,152      $ 75,394,268
Mortgages                                          21,952,809        21,412,239
Real estate                                         5,296,235         5,192,229
Stocks                                              1,738,069         1,247,242
Other long-term investments                         3,329,278         2,116,490
Cash and short-term investments                       244,169           410,053
Investment income due and accrued                   1,286,268         1,233,604
Separate account assets                             3,408,570         2,751,054
OTHER ASSETS                                          502,933           740,252
                                                 ------------      ------------
TOTAL ASSETS                                     $118,567,483      $110,497,431
                                                 ============      ============

LIABILITIES, CAPITAL AND
 CONTINGENCY RESERVES
Policy and contract reserves                     $ 99,859,231      $ 93,869,708
Dividends declared for the following year           2,197,454         2,039,605
Asset Valuation Reserve                             2,870,533         2,637,779
Interest Maintenance Reserve                        1,118,965         1,110,349
Separate account liabilities                        3,408,570         2,751,054
Other liabilities                                   1,015,325         1,063,508
                                                 ------------      ------------
TOTAL LIABILITIES                                 110,470,078       103,472,003
                                                 ------------      ------------

Capital and paid-in surplus                             3,050             3,050
                                                 ------------      ------------
Contingency reserves:
For group life insurance                                   --            12,218
For investment losses, annuity and
  insurance mortality, and other risks              8,094,355         7,010,160
                                                 ------------      ------------
Total Contingency Reserves                          8,094,355         7,022,378
                                                 ------------      ------------
Total Capital and Contingency Reserves              8,097,405        7,025,428
                                                 ------------      ------------
TOTAL LIABILITIES, CAPITAL
 AND CONTINGENCY RESERVES                        $118,567,483      $110,497,431
                                                 ============      ============
--------------------------------------------------------------------------------

TIAA CONDENSED UNAUDITED STATEMENTS OF OPERATIONS AND
CHANGES IN CAPITAL AND CONTINGENCY RESERVES

                                                         (IN THOUSANDS)
                                                      FOR THE YEARS ENDED
                                                          DECEMBER 31,
--------------------------------------------------------------------------------
                                                         2000              1999
                                                         ----              ----
  INCOME
  Insurance and annuity premiums and deposits     $ 3,228,948       $ 3,087,045
  Transfers from CREF, net                            572,211           752,512
  Annuity dividend additions                        2,728,561         2,553,655
  Net investment income                             8,556,537         7,923,564
  Supplementary contract consideration                365,858           325,704
                                                 ------------      ------------
  TOTAL INCOME                                    $15,452,115       $14,642,480
                                                 ============      ============

  DISTRIBUTION OF INCOME
  Policy and contract benefits                    $ 2,976,305       $ 2,653,962
  Dividends                                         4,315,895         4,026,907
  Increase in policy and contract reserves          5,991,167         6,100,240
  Operating expenses                                  356,975           335,039
  Transfers to separate accounts, net                 527,255           490,880
  Federal income tax expense (benefit)                 24,048           (25,213)
  Other, net                                          (18,442)          (11,437)
  Increase in contingency reserves                  1,278,912         1,072,102
                                                 ------------      ------------
  TOTAL DISTRIBUTION OF INCOME                    $15,452,115       $14,642,480
                                                 ============      ============

  CHANGES IN CAPITAL AND CONTINGENCY RESERVES:
  From operations                                 $ 1,278,912       $ 1,072,102
  Net realized capital gain on investments            104,949           282,079
  Net unrealized capital gains (losses)
    on investments                                    123,349          (112,613)
  Transfer to the Interest Maintenance Reserve       (161,865)         (330,107)
  Transfers to the Asset Valuation Reserve           (232,754)         (183,656)
  Increase in non-admitted assets,
    other than investments                            (40,614)          (25,586)
  Stockholder dividend                                     --              (550)
  Contribution to paid-in surplus                          --               550
                                                 ------------      ------------
  NET CHANGE IN CAPITAL AND
    CONTINGENCY RESERVES                            1,071,977           702,219
  CAPITAL AND CONTINGENCY RESERVES
    AT BEGINNING OF YEAR                            7,025,428         6,323,209
                                                 ------------      ------------
  CAPITAL AND CONTINGENCY RESERVES
    AT END OF YEAR                                $ 8,097,405       $ 7,025,428
                                                 ============      ============


38 TIAA Real Estate Account Prospectus

SUPPLEMENTAL INFORMATION TO
CONDENSED UNAUDITED FINANCIAL STATEMENTS

VALUATION OF INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date payment speeds, using historical cash flows and internal estimates. Mortgages are stated at amortized cost, and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991, and on the straight-line method for properties acquired thereafter.

  ADDITIONAL INFORMATION:
                                                         2000            1999
--------------------------------------------------------------------------------
  As a percentage of total bond investments:
    Below investment grade bonds                            6.9%            6.1%

  As a percentage of total mortgage investments:
    Total mortgage investments in California               19.0%           18.0%
    Total mortgage investments in office buildings         40.9%           39.4%
    Total mortgage investments in shopping centers         27.6%           29.3%

  As a percentage of total real estate investments:
    Two states with highest
      real estate investment                      California 14%  California 14%
                                                  Florida    11%     Florida 11%
    TOTAL REAL ESTATE INVESTMENTS
      IN OFFICE BUILDINGS                                  67.1%           65.2%
--------------------------------------------------------------------------------

DERIVATIVE POSITIONS: TIAA makes limited use of derivatives to reduce interest rate risks and foreign currency risks associated with certain investments. TIAA is exposed to the risk of default of the counterparties, although TIAA does not anticipate non-performance by any of its counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties. At December 31, 2000 and 1999, TIAA had outstanding foreign currency swap contracts with a total notional value of approximately $1,020,545,000 and $891,159,000, respectively; foreign currency forward contracts with a total notional value of approximately $203,113,000 and $230,259,000, respectively; interest rate swap contracts with a total notional value of approximately $406,036,000 and $388,411,000, respectively; swap options outstanding with a total notional value of $219,100,000 and $54,000,000, respectively; and interest rate cap contracts with a total notional value of approximately $145,650,000 and $137,550,000, respectively.


                                         Prospectus TIAA Real Estate Account  39

APPENDIX A--MANAGEMENT OF TIAA

   The Real Estate Account has no officers or directors. The Trustees and principal executive officers of TIAA, and their principal occupations during the last five years, are as follows:

TRUSTEES

   DAVID ALEXANDER, 68. President Emeritus, Pomona College. Formerly, Trustees' Professor, Pomona College and American Secretary, Rhodes Scholarship Trust.

   MARCUS ALEXIS, 69. Board of Trustees Professor of Economics and Professor of Management and Strategy, J.L. Kellogg Graduate School of Management, Northwestern University.

   WILLARD T. CARLETON, 66. Donald R. Diamond Professor of Finance, College of Business and Public Administration, University of Arizona.

   ROBERT C. CLARK, 57. Dean and Royall Professor of Law, Harvard Law School, Harvard University.

   ESTELLE A. FISHBEIN, 66. Vice President and General Counsel, The Johns Hopkins University.

   FREDERICK R. FORD, 65. Executive Vice President and Treasurer Emeritus, Purdue University. Formerly, Executive Vice President and Treasurer, Purdue University.

   RUTH SIMMS HAMILTON, 63. Professor, Department of Sociology, and Director, African Diaspora Research Project, Michigan State University.

   ROCHELLE B. LAZARUS, 53. Chairman and Chief Executive Officer, Ogilvy & Mather Worldwide. Formerly, President and Chief Operating Officer, Ogilvy & Mather Worldwide.

   ROBERT M. O'NEIL, 66. Professor of Law, University of Virginia and Director, The Thomas Jefferson Center for the Protection of Free Expression.

   LEONARD S. SIMON, 64. Vice Chairman, Charter One Financial Inc. Formerly, Chairman, President and Chief Executive Officer, RCSB Financial, Inc. and Chairman and Chief Executive Officer, The Rochester Community Savings Bank.

   RONALD L. THOMPSON, 51. Chairman and Chief Executive Officer, Midwest Stamping Co.

   PAUL R. TREGURTHA, 65. Chairman and Chief Executive Officer, Mormac Marine Group, Inc. and Moran Transportation Company, Inc.; Chairman, Meridian Aggregates, L.P.; Vice Chairman, The Interlake Steamship Company and Lakes Shipping Company.

   WILLIAM H. WALTRIP, 63. Chairman, Technology Solutions Company. Formerly, Chairman and Chief Executive Officer, Bausch & Lomb Inc.

   ROSALIE J. WOLF, 59. Managing Director, Laurel Management, L.L.C. Formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation.

OFFICER-TRUSTEES
----------------

   JOHN H. BIGGS, 64. Chairman, President and Chief Executive Officer, TIAA and CREF.

   MARTIN L. LEIBOWITZ, 64. Vice Chairman and Chief Investment Officer, TIAA and CREF.


OTHER OFFICERS
--------------
   RICHARD J. ADAMSKI, 58. Vice President and Treasurer, TIAA and CREF.



   RICHARD L. GIBBS, 54. Executive Vice President, Finance and Planning, TIAA and CREF.

   E. LAVERNE JONES, 52. Vice President and Corporate Secretary, TIAA and CREF.


APPENDIX B--SPECIAL TERMS

   ACCUMULATION: The total value of your accumulation units in the Real Estate Account.

   ACCUMULATION PERIOD: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

   ACCUMULATION UNIT: A share of participation in the Real Estate Account for someone in the accumulation period. The Account's accumulation unit value changes daily.

   ANNUITY UNIT: A measure used to calculate the amount of annuity payments due a participant.

   BENEFICIARY: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

   BUSINESS DAY: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. eastern time, or when trading closes on the NYSE, if earlier.

   CALENDAR DAY: Any day of the year. Calendar days end at the same time as business days.

   COMMUTED VALUE: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

   ELIGIBLE INSTITUTION: A nonprofit institution, including any governmental institution, organized in the United States.

   ERISA: The Employee Retirement Income Security Act of 1974, as amended. General Account: All of TIAA's assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

   INCOME CHANGE METHOD: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month

   SEPARATE ACCOUNT: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA's other income, gains or losses.

   VALUATION DAY: Any day the NYSE is open for trading, as well as the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren't business days will end at 4 p.m. eastern time.

   VALUATION PERIOD: The time from the end of one valuation day to the end of the next.

40   TIAA Real Estate Account Prospectus

                                     PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS



ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          -------------------------------------------
          SEC Registration Fees              $  125,000
          Costs of printing and engraving    $  500,000*
          Legal fees                         $   10,000*
          Accounting fees                    $   10,000*
                                             ----------

               TOTAL                         $  645,000*


-----------------
* - Approximate


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA's bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA's request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney's fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.
          ----------------------------------------

          None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
          -------------------------------------------

(a)      EXHIBITS


         (1) Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc. (1) (as amended) and the Amendment thereto (4)

         (3)     (A)      Charter of TIAA (as amended)(4)
                 (B)      Bylaws of TIAA (as amended)(3)

         (4)     (A)      Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account
                          Contract Endorsements(2) 2 and Keogh Contract(1)
                 (B)      Forms of Income-Paying Contracts(2)

         (5)     Opinion and Consent of Charles H. Stamm, Esquire(4)

         (10)    (A)      Independent Fiduciary Agreement by and among TIAA, the
                          Registrant, and The Townsend Group(1)

                 (B) Custodial Services Agreement by and between TIAA and Morgan Guaranty Trust Company of New York with respect to the Real Estate Account(1)

         (23)    (A)      Opinion and Consent of Charles H. Stamm, Esquire
                          (filed as Exhibit 5)
                 (B)      Consent of Sutherland Asbill & Brennan LLP(4)
                 (C)      Consent of Ernst & Young LLP(4)
                 (D)      Consent of Friedman, Alpren & Green LLP (4)

----------------------

(1) - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 6 to the Account's previous Registration Statement on Form S-1 filed April 26, 2000 (File No. 333-22809).

(2) - Previously filed and incorporated herein by reference to Post-Effective Amendment No. 2 to the Account's previous Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

(3) - Previously filed and incorporated herein by reference to the Account's Form 10-Q Quarterly Report for the period ended September 30, 1997, filed November 13, 1997 (File No. 33-92990).

(4) - Filed herewith


(b)   FINANCIAL STATEMENT SCHEDULES
      -----------------------------

         Schedule III -- Real Estate Owned

         All other Schedules have been omitted because they are not required under the related instructions or are inapplicable.

ITEM 17.  UNDERTAKINGS.
          ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide the full financial statements of TIAA promptly upon written or oral request.

         Following are the full audited financial statements of TIAA.

[TIAA LOGO]

                                CHAIRMAN'S LETTER

To the Policyholders of
   Teachers Insurance and Annuity
   Association of America:

We are pleased to provide you with the accompanying audited statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") for the year ended December 31, 2000. We continue to manage TIAA in a prudent manner with the goal of maximizing our long-term performance within reasonable risk parameters for the long-term benefit of our policyholders. As you review these statements, it is also important to note that TIAA continues to maintain the highest possible financial strength ratings from each of the four nationally recognized independent rating organizations.

The report of management responsibility, on the following page, demonstrates our ongoing commitment to conduct TIAA's activities in a well-controlled management environment. Additionally, the accompanying audit report indicates an unqualified opinion regarding TIAA's statutory-basis financial statements from the independent auditing firm of Ernst & Young LLP. These statements have been prepared consistently in accordance with statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department ("Department").

There is also a reference in the auditors' report to accounting principles generally accepted in the United States ("GAAP"); this reference to GAAP is required by the auditors' professional standards. GAAP is an overall accounting methodology that, while similar in many respects to statutory accounting practices, is a separate basis of accounting. Statutory accounting is generally more conservative than GAAP, and these statutory-basis financial statements are not intended to be in conformity with GAAP.

Statutory accounting is the only basis of accounting recognized by the Department for regulatory purposes, and it is the only basis of accounting used by the Department in measuring the financial condition and results of operations of an insurance company. It is also the basis for determining insurance company solvency under the New York Insurance Law. While we could prepare a separate set of GAAP financial statements, there is no legal requirement for us to do so. Additionally, TIAA does not believe at this time that it would be a worthwhile expenditure to maintain another separate set of financial records, particularly since it would provide little additional value for our policyholders. Accordingly, we believe that it is prudent for us to continue to manage and report on the operations of TIAA under the conservative statutory accounting methodology that we have always utilized.

                                                        /s/ John H. Biggs
                                                --------------------------------
                                                    Chairman, President and
                                                    Chief Executive Officer

[TIAA LOGO]

                       REPORT OF MANAGEMENT RESPONSIBILITY

To the Policyholders of
   Teachers Insurance and Annuity
   Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America ("TIAA") are the responsibility of management. They have been prepared on the basis of statutory accounting practices, a comprehensive basis of accounting comprised of accounting practices prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting practices.

TIAA has established and maintains a strong system of internal controls designed to provide reasonable assurance that assets are properly safeguarded and transactions are properly executed in accordance with management's authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA's internal audit personnel provide a continuing review of the internal controls and operations of TIAA, and the internal auditor regularly reports to the Audit Committee of the TIAA Board of Trustees.

The accompanying statutory-basis financial statements of TIAA have been audited by the independent auditing firm of Ernst & Young LLP. For the periods covered by these financial statements, all services provided by Ernst & Young LLP were limited exclusively to auditing. It is TIAA's policy that any non-audit services be obtained from a firm other than the external financial audit firm. The independent auditors' report, which appears on page five, expresses an independent opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, nonmanagement trustees, meets regularly with management, representatives of Ernst & Young LLP and internal auditing personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual audit of the TIAA financial statements, the New York State Insurance Department and other state insurance departments regularly examine the financial statements of TIAA as part of their periodic corporate examinations.

                                                        /s/ John H. Biggs
                                                --------------------------------
                                                     Chairman, President and
                                                     Chief Executive Officer

                                                      /s/ Richard L. Gibbs
                                                --------------------------------
                                                  Executive Vice President and
                                                  Principal Accounting Officer

[TIAA LOGO]

                          REPORT OF THE AUDIT COMMITTEE

To the Policyholders of
   Teachers Insurance and Annuity
   Association of America:

The Audit Committee oversees the financial reporting process of Teachers Insurance and Annuity Association of America ("TIAA") on behalf of the Company's Board of Trustees. The Audit Committee is a standing committee of the Board and operates in accordance with a formal written charter (copies are available upon request) which describes the Audit Committee's responsibilities. All members of the Audit Committee ("Committee") are independent, as defined under the listing standards of the New York Stock Exchange.

Management has the primary responsibility for TIAA's financial statements, development and maintenance of a strong system of internal controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal auditing group and the independent auditing firm in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting.

The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee has also discussed the audited financial statements with Ernst & Young LLP, the independent auditing firm responsible for expressing an opinion on the conformity of these audited financial statements with statutory accounting principles.

The discussion with Ernst & Young LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by TIAA, the clarity of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with Ernst & Young LLP the auditors' independence from management and TIAA, and has received a written disclosure regarding such independence, as required by the Independence Standards Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Willard T. Carleton, Audit Committee Chair
Frederick R. Ford, Audit Committee Member
Leonard S. Simon, Audit Committee Member
Rosalie J. Wolf, Audit Committee Member

[ERNST & YOUNG LOGO]



                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of
   Teachers Insurance and Annuity
   Association of America:


We have audited the accompanying statutory-basis balance sheets of Teachers Insurance and Annuity Association ("TIAA") as of December 31, 2000 and 1999, and the related statutory-basis statements of operations, changes in capital and contingency reserves and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of TIAA's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, TIAA presents its financial statements in conformity with accounting practices prescribed or permitted by New York State Insurance Department, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States and the effect on the accompanying financial statements are described in Note 2.


In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of TIAA at December 31, 2000 or 1999 or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2000.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TIAA at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting practices prescribed or permitted by the New York State Insurance Department.


                                                 /s/ Ernst & Young LLP


February 15, 2001

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                         STATUTORY-BASIS BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                             DECEMBER 31,
                                                     ---------------------------
                                                         2000           1999
                                                     ------------   ------------
ASSETS

Bonds ...........................................    $ 80,809,152   $ 75,394,268
Mortgages .......................................      21,952,809     21,412,239
Real estate .....................................       5,296,235      5,192,229
Stocks ..........................................       1,738,069      1,247,242
Other long-term investments .....................       3,329,278      2,116,490
Cash and short-term investments .................         244,169        410,053
Investment income due and accrued ...............       1,286,268      1,233,604
Separate account assets .........................       3,408,570      2,751,054
Other assets ....................................         502,933        740,252
                                                     ------------   ------------
                                     TOTAL ASSETS    $118,567,483   $110,497,431
                                                     ============   ============


LIABILITIES, CAPITAL AND CONTINGENCY RESERVES

Policy and contract reserves ....................    $ 99,859,231   $ 93,869,708
Dividends declared for the following year .......       2,197,454      2,039,605
Asset Valuation Reserve .........................       2,870,533      2,637,779
Interest Maintenance Reserve ....................       1,118,965      1,110,349
Separate account liabilities ....................       3,408,570      2,751,054
Other liabilities ...............................       1,015,325      1,063,508
                                                     ------------   ------------

                                TOTAL LIABILITIES     110,470,078    103,472,003
                                                     ------------   ------------
Capital (2,500 shares of $1,000 par
  value common stock issued and outstanding)
  and paid-in surplus ...........................           3,050          3,050
                                                     ------------   ------------


Contingency reserves:
  For group life insurance ......................              --         12,218
  For investment losses, annuity and
    insurance mortality, and other risks ........       8,094,355      7,010,160
                                                     ------------   ------------
                       TOTAL CONTINGENCY RESERVES       8,094,355      7,022,378
                                                     ------------   ------------
           TOTAL CAPITAL AND CONTINGENCY RESERVES       8,097,405      7,025,428
                                                     ------------   ------------
                       TOTAL LIABILITIES, CAPITAL
                         AND CONTINGENCY RESERVES    $118,567,483   $110,497,431
                                                     ============   ============

          See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF OPERATIONS
                             (AMOUNTS IN THOUSANDS)

                                          FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------------------------
                                         2000           1999           1998
                                     ------------   ------------   ------------
INCOME

Insurance and annuity premiums
  and deposits ....................  $  3,228,948   $  3,087,045   $  2,957,870
Transfers from CREF, net ..........       572,211        752,512      1,274,152
Annuity dividend additions ........     2,728,561      2,553,655      2,427,685
Net investment income .............     8,556,537      7,923,564      7,446,656
Supplementary contract
  considerations ..................       365,858        325,704        297,074
                                     ------------   ------------   ------------

                       TOTAL INCOME  $ 15,452,115   $ 14,642,480   $ 14,403,437
                                     ============   ============   ============


DISTRIBUTION OF INCOME

Policy and contract benefits ......  $  2,976,305   $  2,653,962   $  2,413,220
Dividends .........................     4,315,895      4,026,907      3,844,313
Increase in policy and
  contract reserves ...............     5,991,167      6,100,240      6,636,704
Operating expenses ................       356,975        335,039        327,085
Transfers to separate
  accounts, net ...................       527,255        490,880        487,976
Federal income tax
  expense (benefit) ...............        24,048        (25,213)       (11,854)
Other, net ........................       (18,442)       (11,437)        (4,639)
Increase in contingency reserves ..     1,278,912      1,072,102        710,632
                                     ------------   ------------   ------------

       TOTAL DISTRIBUTION OF INCOME  $ 15,452,115   $ 14,642,480   $ 14,403,437
                                     ============   ============   ============

               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

    STATUTORY-BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES
                             (AMOUNTS IN THOUSANDS)

                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                            -----------------------------------------
                                                               2000           1999           1998
                                                            -----------    -----------    -----------
CHANGES IN CAPITAL AND CONTINGENCY RESERVES
From operations .........................................   $ 1,278,912    $ 1,072,102    $   710,632
Net realized capital gains on investments ...............       104,949        282,079        394,727
Net unrealized capital gains (losses) on investments ....       123,349       (112,613)      (171,049)
Transfers to the Interest Maintenance Reserve ...........      (161,865)      (330,107)      (264,997)
Transfers to the Asset Valuation Reserve ................      (232,754)      (183,656)      (115,481)
Increase in non-admitted assets,
    other than investments ..............................       (40,614)       (25,586)       (17,829)
Change in valuation basis of policy reserves ............            --             --          8,671
Stockholder dividend ....................................            --           (550)            --
Contribution to paid-in surplus .........................            --            550             --
Other, net ..............................................            --             --          1,960
                                                            -----------    -----------    -----------

           NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES     1,071,977        702,219        546,634

                         CAPITAL AND CONTINGENCY RESERVES
                                     AT BEGINNING OF YEAR     7,025,428      6,323,209      5,776,575
                                                            -----------    -----------    -----------


                         CAPITAL AND CONTINGENCY RESERVES
                                           AT END OF YEAR   $ 8,097,405    $ 7,025,428    $ 6,323,209
                                                            ===========    ===========    ===========

               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                    STATUTORY-BASIS STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                  FOR THE YEARS ENDED DECEMBER 31,
                                                            --------------------------------------------
                                                                2000            1999            1998
                                                            ------------    ------------    ------------
CASH PROVIDED By operating activities:
  Insurance and annuity premiums,
     deposits and other considerations ..................   $  3,586,141    $  3,408,713    $  3,254,238
  Transfers from CREF, net ..............................        572,211         752,512       1,274,152
  Annuity dividend additions ............................      2,728,562       2,553,651       2,427,685
  Investment income, net ................................      8,378,040       7,692,392       7,338,368
                                                            ------------    ------------    ------------
                                           TOTAL RECEIPTS     15,264,954      14,407,268      14,294,443
                                                            ------------    ------------    ------------

Policy and contract benefits ............................      2,993,038       2,655,772       2,410,824
Dividends ...............................................      4,158,047       3,910,764       3,699,582
Operating expenses ......................................        353,859         325,039         311,460
Federal income tax expense (benefit) ....................          2,168         (43,713)            506
Transfers to separate accounts, net .....................        526,334         492,504         486,945
Separate account seed money redemptions .................             --              --         (76,666)
Other, net ..............................................       (139,862)        183,783             494
                                                            ------------    ------------    ------------
                                      TOTAL DISBURSEMENTS      7,893,584       7,524,149       6,833,145
                                                            ------------    ------------    ------------
                    CASH PROVIDED BY OPERATING ACTIVITIES      7,371,370       6,883,119       7,461,298
                                                            ------------    ------------    ------------
By financing activities:
  Stockholder dividend ..................................             --            (550)             --
  Contribution to paid-in surplus .......................             --             550              --
                                                            ------------    ------------    ------------
                    CASH PROVIDED BY FINANCING ACTIVITIES             --              --              --
                                                            ------------    ------------    ------------
By investing activities:
  Sales and redemptions of bonds and stocks .............     10,427,498      10,428,890       9,781,071
  Sales and repayments of mortgage principal ............      2,894,511       3,716,069       2,129,896
  Sales of real estate ..................................        708,838       1,500,916         834,298
  Other, net ............................................        739,325         448,429         279,097
                                                            ------------    ------------    ------------
                    CASH PROVIDED BY INVESTING ACTIVITIES     14,770,172      16,094,304      13,024,362
                                                            ------------    ------------    ------------
                                      TOTAL CASH PROVIDED     22,141,542      22,977,423      20,485,660
                                                            ------------    ------------    ------------
DISBURSEMENTS FOR NEW INVESTMENTS
Investments acquired:
  Bonds and stocks ......................................     16,082,049      16,695,529      15,298,648
  Mortgages .............................................      3,508,065       4,894,308       3,704,940
  Real estate ...........................................        978,864         590,720         351,109
  Other, net ............................................      1,738,448         898,779         797,849
                                                            ------------    ------------    ------------
                  TOTAL DISBURSEMENTS FOR NEW INVESTMENTS     22,307,426      23,079,336      20,152,546
                                                            ------------    ------------    ------------
                              INCREASE (DECREASE) IN CASH
                               AND SHORT-TERM INVESTMENTS       (165,884)       (101,913)        333,114
                          CASH AND SHORT-TERM INVESTMENTS
                                     AT BEGINNING OF YEAR        410,053         511,966         178,852
                                                            ------------    ------------    ------------

                          CASH AND SHORT-TERM INVESTMENTS
                                           AT END OF YEAR   $    244,169    $    410,053    $    511,966
                                                            ============    ============    ============

               See notes to statutory-basis financial statements.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

                  NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

NOTE 1 - ORGANIZATION

Teachers Insurance and Annuity Association of America ("TIAA") was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for THEIR EMPLOYEES AND THEIR FAMILIES, and by counseling these organizations and their employees on benefit plans and other measures of economic security. All of the outstanding common stock of TIAA is collectively held by the TIAA Board of Overseers, a nonprofit corporation created solely for the purpose of holding the stock of TIAA.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

TIAA's statutory-basis financial statements have been prepared on the basis of statutory accounting practices prescribed or permitted by the New York State
Insurance Department ("Department"), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States ("GAAP"). (Refer to the separate sections, entitled "Permitted Statutory Accounting Practices" and "Accounting Principles Generally Accepted in the United States", within this note and Note 14 - Codification.)

The preparation of TIAA's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The following is a summary of the significant accounting policies consistently followed by TIAA.

VALUATION OF INVESTMENTS: Bonds and short-term investments (debt securities with maturities of one year or less at the time of acquisition) not in default are generally stated at amortized cost; medium to highest quality preferred stocks at cost; common stocks at market value; and all other bond, short-term and preferred stock investments at the lower of amortized cost or market value. For loan-backed bonds and structured securities, amortized cost is determined using actual and anticipated cash flows under the prospective method for interest-only securities and under the retrospective method for all other securities. Anticipated prepayments are based on life-to-date prepayment speeds, using historical cash flows, and internal estimates. Mortgages are stated at amortized cost and directly-owned real estate at depreciated cost (net of encumbrances). Investments in wholly-owned subsidiaries, real estate limited partnerships and securities limited partnerships are stated at TIAA's equity in the net admitted assets of the underlying entities. Policy loans are stated at outstanding principal amounts. Separate account assets are generally stated at market value. Seed money investments in the TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life funds are stated at market value. All investments are stated net of any permanent impairments, which are determined on an individual asset basis. Depreciation is generally computed over a 40 year period on the constant yield method for properties acquired prior to 1991 and on the straight-line method for properties acquired thereafter.

ACCOUNTING FOR INVESTMENTS: Investment transactions are accounted for as of the date the investments are purchased or sold (trade date) for publicly traded common stocks and as of the date the investment transactions are settled (settlement date) for all other investments. Realized capital gains and losses on investment transactions are accounted for under the specific identification method.

FOREIGN CURRENCY TRANSACTIONS AND TRANSLATION: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions, and those due to translation adjustments, are not separately reported and are reflected in realized and unrealized capital gains and losses, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

SECURITIES LENDING: TIAA has a securities lending program whereby it loans securities to qualified brokers in exchange for cash collateral, generally at least equal to 102% of the market value of the securities loaned. When securities are loaned, TIAA receives additional income on the collateral and continues to receive income on the securities loaned. The collateral liability is netted against the balance sheet caption, "Cash and short-term investments". TIAA may bear the risk of delay in recovery of, or loss of rights in, the securities loaned should a borrower of securities fail to return the securities in a timely manner. In order to minimize this risk, TIAA monitors the credit quality of its counterparties.

FOREIGN CURRENCY SWAP CONTRACTS: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Foreign currency swap contracts incorporate a series of swap transactions which result in the exchange of TIAA's fixed and variable foreign currency cash flows into fixed amounts of U.S. dollar cash flows. Foreign currency swap contracts are entered into directly with a counterparty and TIAA is exposed to the risk of default of such counterparty, although TIAA does not anticipate non-performance by any of its counterparties. The maximum potential loss from such risk is equal to the change in the value of the foreign currency swap during the term of the contract. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

FOREIGN CURRENCY FORWARD CONTRACTS: TIAA enters into foreign currency forward contracts to exchange fixed amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) to hedge against currency risks on investments denominated in foreign currencies. Changes in the value of the contracts related to foreign currency exchange rates are recognized at the end of the period as unrealized gains or losses. Forward contracts incorporate one swap transaction which results in the exchange of TIAA's fixed foreign currency cash flows into a fixed amount of U.S. dollar cash flows. A foreign exchange premium (discount) is recorded at the time the contract is opened, and it is calculated based on the difference between the forward exchange rate and the spot rate. TIAA amortizes the foreign exchange premium (discount) into investment income over the life of the forward contract, or at the settlement date if the forward contract is less than a year. TIAA is subject to counterparty credit risk upon entering into foreign currency forward contracts and monitors that risk, as discussed above for foreign currency swap contracts.

INTEREST RATE SWAP CONTRACTS: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows in connection with certain interest sensitive products. Payments received and payments made under interest rate swap contracts are reflected in net investment income. Interest rate swap contracts subject TIAA to credit risk should the counterparties not perform according to the terms of the contracts. However, the maximum potential loss from such credit risk is less than the par value of the related notes, and TIAA does not anticipate non-performance by any of its counterparties. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

SWAP OPTIONS: TIAA writes (sells) swap options on selected bonds to hedge against the effect of interest rate fluctuations as part of TIAA's asset and liability management program. Swap options give the holder the right, but not the obligation, to enter into an interest rate swap contract with TIAA where TIAA would pay a fixed interest rate and would receive a variable interest rate on a specified notional amount. When a swap option is written, the premium received is recorded as a liability. Because the swap options written by TIAA expire within one year of their inception date, the premium is recognized as investment income at the earlier of the exercise date or the expiration of the swap option. TIAA would be exposed to counterparty credit risk upon entering into an interest rate swap contract and monitors that risk, as discussed above.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

INTEREST RATE CAP CONTRACTS: TIAA purchases interest rate cap contracts to hedge against the risk of a rising interest rate environment as part of TIAA's asset and liability management program. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. When an interest rate cap contract is purchased, the premium paid is recorded as an asset, and the premium is amortized into investment expense over the life of the cap. TIAA would be subject to counterparty credit risk if the index exceeds the predetermined strike rate, causing a payment to be payable to TIAA. In order to minimize the risk associated with potential counterparty default, TIAA monitors the credit quality of its counterparties.

NON-ADMITTED ASSETS: Certain investment balances and corresponding investment income due and accrued are designated as non-admitted assets by the Department, based on delinquencies, defaults, and other statutory criteria, and, cannot be included in life insurance company balance sheets filed with the Department. Such investment-related non-admitted assets totaled approximately $465,614,000 and $450,804,000 at December 31, 2000 and 1999, respectively. Income on bonds in default is not accrued and, therefore, is not included in the non-admitted totals. Certain non-investment assets, such as furniture and fixtures and various receivables, are also designated as non-admitted assets. Such non-admitted assets approximated $262,186,000 at December 31, 2000 and
$221,573,000 at December 31, 1999. Changes in such non-admitted assets are charged or credited directly to contingency reserves.

POLICY AND CONTRACT RESERVES: TIAA offers a range of group and individual retirement annuities and group and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest (at an average rate of approximately 3%), mortality and other risks insured. Such reserves establish a sufficient provision for all contractual benefits guaranteed under policy and contract provisions.

DIVIDENDS DECLARED FOR THE FOLLOWING YEAR: Dividends on insurance policies and pension annuity contracts in the payout phase are generally declared by the TIAA Board of Trustees ("Board") in November of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are generally declared by the Board in February of each year and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

ASSET VALUATION RESERVE: The Asset Valuation Reserve ("AVR"), which covers all invested asset classes, is an explicit liability reserve required by the National Association of Insurance Commissioners ("NAIC") and is intended to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate and other invested assets. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Formula calculations determine the required contribution amounts for each component, and insurance companies may also make voluntary contributions to any component; however, the resulting ending balance can not exceed the computed maximum reserve for that component. Any computed excess amounts are eliminated through transfers to other components or adjustments down to the maximum reserve amounts. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves.

INTEREST MAINTENANCE RESERVE: The Interest Maintenance Reserve ("IMR") is a liability reserve required by the NAIC which accumulates realized capital gains and losses resulting from interest rate fluctuations. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

CONTINGENCY RESERVES: By charter, TIAA operates without profit to the corporation or its sole shareholder, the TIAA Board of Overseers. As a result, all contingency reserves are held solely to provide benefits in accordance with TIAA's charter purpose. In 1999, TIAA paid a dividend of $550,000 to the TIAA Board of Overseers. This amount was recontributed as paid-in surplus. This was done to satisfy a regulatory licensing requirement.

FEDERAL INCOME TAXES: TIAA is a nonprofit organization and, through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code ("Code"). Any non-pension related income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company. Beginning with 1998, TIAA files a consolidated federal income tax return with its subsidiary affiliates. The tax sharing agreement follows the current reimbursement method, whereby members of the consolidated group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. The federal income tax provisions included in the accompanying statements of operations are based on taxes actually paid or recovered or anticipated to be paid or recovered. The income tax expense (benefit) of $24,048,000, $(25,213,000) and $(11,854,000) for 2000, 1999 and 1998 respectively, reflected in the accompanying statements of operations are the amounts that are payable or receivable under such tax sharing agreement. TIAA reported a net tax loss for 1998 and 1999 and expects to report a net tax loss for 2000, due to required increases in policy and contract reserves computed for tax reporting purposes in accordance with the requirements of the Code, as well as deductions related to certain assets. The reserve increases will reverse over time, thereby increasing TIAA's taxable income in future years. Under the Code, tax loss carryforwards will generally expire after fifteen years, if not previously used, and capital loss carryforwards will expire in five years, if not previously used.

PERMITTED STATUTORY ACCOUNTING PRACTICES: Statutory accounting practices prescribed by the Department include accounting requirements contained in New York State Insurance Laws and Regulations as well as in the NAIC Accounting Practices and Procedures Manual (the "Manual") and other publications. Permitted statutory accounting practices encompass all accounting practices which are allowed by the Department but which are not prescribed. The Department permits TIAA to follow certain reporting and disclosure conventions reflected in these statutory-basis financial statements. Such reporting and disclosure conventions include the following: (i) the classification of real estate subsidiaries and real estate limited partnerships in the "Real estate" caption in the accompanying balance sheets, (ii) the netting of securities lending collateral against the "Cash and short-term investments" caption in the accompanying balance sheets, (iii) the preceding federal income taxes disclosure, and (iv) the recognition of permanent impairments of individual assets.

ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES: The Financial Accounting Standards Board ("FASB") requires that financial statements that are intended to be in conformity with GAAP should follow all applicable authoritative accounting pronouncements. As a result, TIAA cannot refer to financial statements prepared in accordance with statutory accounting practices as having been prepared in accordance with GAAP. The differences between accounting principles generally accepted in the United States and statutory
accounting   practices  would  have  a  material  effect  on  TIAA's   financial
statements,  and the primary  differences  can be summarized  as follows.  Under
GAAP:

o The AVR is eliminated and valuation allowances are established as contra assets based on asset-specific analyses rather than the formula-based AVR being reflected as a liability reserve;

o The IMR is eliminated and realized gains and losses resulting from interest rate fluctuations are reported as a component of net income rather than being accumulated in and subsequently amortized out of the IMR;

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES - (CONCLUDED)

o Dividends on insurance policies and annuity contracts are accrued as the necessary earnings emerge from operations rather than being accrued in the year when they are declared;

o  The "non-admitted" asset designation is not utilized;

o Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred;

o Policy and contract reserves are based on estimates of expected mortality and interest rather than being based on statutory mortality and interest requirements;

o Investments in wholly-owned subsidiaries are consolidated in the parent's financial statements rather than being carried at the parent's equity in the net assets of the subsidiaries;

o Long-term bond investments considered to be "available for sale" are carried at fair value rather than at amortized cost;

o Deferred tax assets and liabilities are determined based on the differences between the financial statement amounts and the tax bases of assets and liabilities rather than not being recognized.

o For purposes of calculating the postretirement benefit obligation, active participants not currently eligibile would also be included.

Management believes that the effects of these differences would increase TIAA's total capital if GAAP were implemented.

RECLASSIFICATIONS: Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform with the 2000 presentation.


NOTE 3 - INVESTMENTS

SECURITIES INVESTMENTS: At December 31, 2000 and 1999, the carrying values (balance sheet amounts) and estimated market values of long-term bond investments, and the gross unrealized gains and losses with respect to such market values, are shown below:

                                                               GROSS             GROSS
                                            CARRYING        UNREALIZED         UNREALIZED           ESTIMATED
                                             VALUE             GAINS              LOSSES          MARKET VALUE
                                        ---------------    --------------    ---------------     ---------------
DECEMBER 31, 2000
-----------------
U.S. Treasury securities and
  obligations of U.S. government
  agencies and corporations ........    $    25,921,194    $    9,949,135    $            --     $    35,870,329
Debt securities issued by foreign
  governments ......................      2,077,615,275       175,945,808        (24,480,272)      2,229,080,811
Corporate securities ...............     39,185,016,604       875,106,469     (1,253,132,070)     38,806,991,003
Mortgage-backed securities .........     22,048,637,743       957,430,764       (166,716,404)     22,839,352,103
Asset-backed securities ............     17,471,960,984       360,740,896       (488,944,947)     17,343,756,933
                                        ---------------    --------------    ---------------     ---------------
              Total ................    $80,809,151,800    $2,379,173,072    $(1,933,273,693)    $81,255,051,179
                                        ===============    ==============    ===============     ===============

DECEMBER 31, 1999
-----------------
U.S. Treasury securities and
  obligations of U.S. government
  agencies and corporations ........    $    24,001,927    $    4,768,518    $        (9,636)    $    28,760,809
Debt securities issued by foreign
  governments ......................      1,998,851,102       136,709,413        (38,121,907)      2,097,438,608
Corporate securities ...............     36,859,895,277       570,889,898     (1,590,960,444)     35,839,824,731
Mortgage-backed securities .........     20,891,933,456       252,833,375       (851,223,861)     20,293,542,970
Asset-backed securities ............     15,619,586,502        64,165,497     (1,003,669,811)     14,680,082,188
                                        ---------------    --------------    ---------------     ---------------
              Total ................    $75,394,268,264    $1,029,366,701    $(3,483,985,659)    $72,939,649,306
                                        ===============    ==============    ===============     ===============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2000 and 1999, approximately 93.1% and 93.9%, respectively, of the long-term bond portfolio was comprised of investment grade securities. At December 31, 2000, outstanding forward commitments for future long-term bond and equity investments approximated $2,128,446,000. Of this, $1,055,439,000 is scheduled for disbursement in 2001, $536,727,000 in 2002, $274,223,000 in 2003
and $262,057,000 in later years. The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers. Debt securities amounting to approximately $2,594,000 and $2,574,000 at December 31, 2000 and 1999, respectively, were on deposit with governmental authorities or trustees, as required by law.

The carrying values and estimated market values of long-term bond investments at December 31, 2000, by contractual maturity, are shown below:

                                                 CARRYING           ESTIMATED
                                                   VALUE          MARKET VALUE
                                              ---------------    ---------------

Due in one year or less ..................    $   782,701,599    $   787,102,442
Due after one year through five years ....     10,074,511,531     10,125,742,010
Due after five years through ten years ...     12,389,418,833     12,415,710,424
Due after ten years ......................     18,041,921,110     17,743,387,267
                                              ---------------    ---------------
              Subtotal ...................     41,288,553,073     41,071,942,143
Mortgage-backed securities ...............     22,048,637,743     22,839,352,103
Asset-backed securities ..................     17,471,960,984     17,343,756,933
                                              ---------------    ---------------
              Total ......................    $80,809,151,800    $81,255,051,179
                                              ===============    ===============

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

At December 31, 2000 and 1999, the carrying values of long-term bond investments were diversified by industry classification as follows:

                                                               2000        1999
                                                             ------      ------
Mortgage-backed securities ...............................     27.3%       27.7%
Asset-backed securities ..................................     12.1        12.0
Manufacturing ............................................     11.7        11.9
Commercial mortgage-backed securities ....................      9.5         8.7
Finance and financial services ...........................      9.4         9.0
Public utilities .........................................      7.6         8.4
Communications ...........................................      4.1         3.8
Oil and gas ..............................................      3.4         3.6
Retail and wholesale trade ...............................      3.2         3.5
Government ...............................................      2.9         3.0
Real estate investment trusts ............................      2.1         2.3
Other ....................................................      6.7         6.1
                                                             ------      ------
         Total ...........................................    100.0%      100.0%
                                                             ======      ======

The approximate carrying values and market values of debt securities loaned, and the cash collateral received in connection therewith, were as follows:

                               CARRYING            MARKET              CASH
                                 VALUE             VALUE            COLLATERAL
                            --------------     --------------     --------------
December 31, 2000 .....     $2,189,502,000     $2,283,079,000     $2,333,054,000
December 31, 1999 .....     $2,321,999,000     $2,303,125,000     $2,380,927,000

At December 31, 2000 and 1999, TIAA had interest rate swap contracts outstanding with a total notional value of $409,036,000 and $388,411,000, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2000 and 1999, TIAA had foreign currency swap contracts outstanding with a total notional value of approximately $1,020,545,000 and $891,159,000, respectively. The unrealized gains (losses) on foreign currency swap contracts outstanding were approximately $57,247,000, $25,575,000 and $(6,511,000), at December 31, 2000, 1999, and 1998, respectively.

At December 31, 2000 and 1999, TIAA had foreign currency forward contracts outstanding with a total notional value of approximately $203,113,000 and 230,259,000, respectively, and the unamortized value of the premiums was approximately $4,827,000 and $16,952,000, respectively. The unrealized gains on the forward contracts outstanding were approximately $5,745,000, $20,395,000, and $1,143,000, at December 31, 2000, 1999, and 1998, respectively.

At December 31, 2000, and 1999, TIAA had swap options outstanding with a total notional value of $219,100,000 and $54,000,000, respectively and the unamortized value of the premiums was approximately $823,000 and $511,000, at December 31, 2000 and 1999, respectively. The interest rate swap contracts created from the exercise of the swap options are reflected in the aggregate totals for the interest rate swap contracts disclosed in the related paragraph above.

At December 31, 2000 and 1999, TIAA had interest rate cap contracts outstanding with a total notional value of $145,650,000 and $137,550,000, respectively, and the unamortized value of the premiums was approximately $959,000 and $658,000, respectively.

MORTGAGE LOAN INVESTMENTS: TIAA makes mortgage loans that are principally collateralized by commercial real estate. TIAA's mortgage underwriting standards generally result in first mortgage liens on completed income-producing properties for which the loan-to-value ratio at the time of closing generally ranges between 65% and 75%. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the collectability of mortgage loans. This system is utilized to identify and quantify any permanent impairments in value. The range of coupon rates for mortgage loans issued during 2000 was from 7.00% to 9.00%. At December 31, 2000 and 1999, TIAA's mortgage portfolio included loans totaling approximately $63,914,000 and $312,251,000, respectively, which were collateralized by real estate with prior liens not held by TIAA.

At December 31, 2000 and 1999, the carrying values of mortgage loan investments were diversified by property type and geographic region as follows:

                                                            2000          1999
                                                           ------        ------
PROPERTY TYPE

Office building .......................................      40.9%         39.4%
Shopping centers ......................................      27.6          29.3
Industrial buildings ..................................       9.5           7.7
Mixed-use projects ....................................       9.1          10.4
Apartments ............................................       6.8           7.3
Hotel .................................................       4.0           3.4
Other .................................................       2.1           2.5
                                                           ------        ------
         Total ........................................     100.0%        100.0%
                                                           ======        ======

GEOGRAPHIC REGION

Pacific ...............................................      24.1%         23.6%
South Atlantic ........................................      22.1          20.5
North Central .........................................      19.9          21.2
Middle Atlantic .......................................      10.2           9.3
South Central .........................................       8.3           8.7
Mountain ..............................................       7.7           7.2
New England ...........................................       7.4           9.3
Other .................................................       0.3           0.2
                                                           ------        ------
         Total ........................................     100.0%        100.0%
                                                           ======        ======

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3 - INVESTMENTS - (CONTINUED)

At December 31, 2000 and 1999, approximately 19% and 18%, respectively, of the mortgage portfolio was invested in California and is included in the Pacific region shown above.

At December 31, 2000, the contractual maturity schedule of mortgage loans is shown below:

                                                                  CARRYING VALUE
                                                                 ---------------
Due in one year or less ....................................     $   463,393,808
Due after one year through five years ......................       5,379,644,552
Due after five years through ten years .....................      13,329,641,284
Due after ten years ........................................       2,780,128,967
                                                                 ---------------
         Total .............................................     $21,952,808,611
                                                                 ===============

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgage loans, although prepayment premiums may be applicable.

At December 31, 2000, outstanding forward commitments for future mortgage loan investments approximated $1,148,985,000. Of this, $770,443,000 is scheduled for disbursement in 2001 and $378,542,000 in later years. The funding of mortgage loan commitments is contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy.

At December 31, 2000, 1999 and 1998, the aggregate carrying values of mortgages with restructured or modified terms, as defined by GAAP, were approximately $37,300,000, $43,489,000, and $44,153,000, respectively. For the years ended
December 31, 2000, 1999 and 1998, the investment income earned on such mortgages was approximately $(4,628,000), $809,000, and $7,381,000, respectively, which would have been approximately $3,887,000, $4,950,000, and $5,030,000, respectively, if they had performed in accordance with their original terms. When restructuring mortgage loans, TIAA generally requires participation features, yield maintenance stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers.

REAL ESTATE INVESTMENTS:

TIAA makes investments in commercial real estate directly, through wholly-owned subsidiaries and through real estate limited partnerships. TIAA employs a system to monitor the effects of current and expected market conditions and other factors on the realizability of real estate investments. This system is utilized to identify and quantify any permanent impairments in value. At December 31, 2000 and 1999, the carrying values of real estate investments were diversified by property type and geographic region as follows:

                                                               2000       1999
                                                              ------     ------
PROPERTY TYPE

Office buildings .........................................      67.1%      65.2%
Shopping centers .........................................       9.4       10.4
Mixed-use projects .......................................       5.3        6.2
Industrial buildings .....................................       4.0        3.3
Income-producing land underlying improved real estate ....       3.4        3.0
Land held for future development .........................       3.3        3.9
Apartments ...............................................       0.1        0.4
Other ....................................................       7.4        7.6
                                                               -----      -----
              Total ......................................     100.0%     100.0%
                                                               =====      =====

GEOGRAPHIC REGION

South Atlantic ...........................................      27.7%      26.8%
North Central ............................................      26.5       25.4
Pacific ..................................................      14.5       16.5
South Central ............................................       8.2        9.0
Middle Atlantic ..........................................       5.4        8.8
Mountain .................................................       3.2        3.6
New England ..............................................       1.0        1.1
Other ....................................................      13.5        8.8
                                                               -----      -----
              Total ......................................     100.0%     100.0%
                                                               =====      =====

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 3 - INVESTMENTS - (CONCLUDED)

At December 31, 2000 and 1999, approximately 14% of the real estate portfolio was invested in Florida and approximately 11% was invested in California. Florida is included in the South Atlantic region and California is included in the Pacific region.

At December 31, 2000, outstanding forward commitments for future real estate investments approximated $198,928,000. Under these commitments, it is estimated that $179,231,000 will be disbursed in 2001 and $19,697,000 in later years. The funding of real estate investment commitments is contingent upon the properties meeting specified requirements, including construction, leasing and occupancy.

Depreciation expense on real estate investments was approximately $164,844,000, $179,605,000, and $176,237,000 for the years ended December 31, 2000, 1999 and
1998, respectively; the amount of accumulated depreciation at December 31, 2000 and 1999 was approximately $918,317,000 and $799,927,000, respectively.

ASSET VALUATION RESERVE: The AVR balances at December 31, 2000 and 1999 were comprised of the following asset-specific reserves:

                                                    2000               1999
                                               --------------     --------------
Bonds and preferred stocks ...............     $  824,796,467     $  701,676,744
Mortgages ................................        966,080,296      1,106,387,507
Real estate ..............................        455,182,391        502,041,173
Common stocks ............................        226,038,438        238,268,926
Other invested assets ....................        398,435,894         89,404,877
                                               --------------     --------------
              Total ......................     $2,870,533,486     $2,637,779,227
                                               ==============     ==============

SECURITIZATIONS: When TIAA sells bonds and mortgage loans in a secutitization transaction, it may retain interest-only strips, one or more subordinated tranches, or servicing rights, all of which are retained interests in the securitized receivables. Gain or loss on a sale, net of transaction costs, is, in part, determined by allocating the previous carrying amount of the financial assets involved in the transfer between the assets sold and the retained interests, based on their relative fair values at the date of the transfer. Quoted market prices are used, if available. However, quotes are generally not available for retained interests, so TIAA generally estimates fair value based on the present value of future expected cash flows using management's best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

During 2000, TIAA sold bonds in two securitization transactions in which TIAA retained subordinated interests. TIAA recognized a pretax loss of approximately $757,000 on the securitization of approximately $1.4 billion (principal amount) of bonds. The proceeds from the two securitizations and the fair value of the retained interests totaled approximately $1,284,000,000 and $162,103,000, respectively. The fair values of the residual interests in the securitization transactions were calculated by discounting the estimated future cash flows. The discount rates used ranged from 11% to 20%. An adverse 10% and 20% change in the discount rate would negatively impact the fair value of the retained interests by approximately $5,562,000 and $10,556,000, respectively, at December 31, 2000. TIAA also retained the rights to future cash flows that may arise after investors in the securitizations have received their contracted returns. Investors in the securitizations have no recourse to TIAA's other assets if the bonds that were securitized fail to pay when due. In one of these transactions, TIAA retained servicing responsibilities and will receive servicing fees of approximately .1%, per annum, on the outstanding principal balance of the collateral pools.

During 1999, TIAA sold commercial mortgages with a principal balance of $893,460,000 in a securitization transaction in which TIAA retained subordinated interests with a fair value of approximately $428,486,000. The key assumptions used in measuring the fair value of the retained interests included an anticipated credit loss of approximately .3% and a discount rate of 7%. An adverse 10% and 20% change in the credit loss assumption would have a negative impact of approximately $831,000 and $2,018,000, respectively, on the fair value of the retained interests at December 31, 2000. An adverse 10% and 20% change in the discount factor would negatively impact the fair value of the retained interest by approximately $9,231,000 and $18,483,000, respectively, at December 31, 2000.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Note 3 - Investments - (continued)

The following table presents quantitative information about delinquencies, net credit losses, and components of securitized financial assets and other assets managed together with them:

                                                      TOTAL PRINCIPAL            PRINCIPAL AMOUNT OF LOANS      NET CREDIT LOSS
                                                      AMOUNT OF LOANS             60 DAYS OR MORE PAST DUE      DURING THE YEAR
                                                ---------------------------------------------------------------------------------

                                                                      AT DECEMBER 31
                                                                  (AMOUNTS IN THOUSANDS)
                                                ---------------------------------------------------------------------------------
TYPE OF LOAN                                        2000             1999           2000          1999          2000        1999
                                                ---------------------------------------------------------------------------------
Bonds                                           $ 84,049,926     $77,030,941       $    --       $    --      $    --     $    --
Mortgages                                         22,556,129      21,911,860        28,384        59,712       63,681      46,738
                                                ------------     -----------       -------       -------      -------     -------
TOTAL LOANS MANAGED OR SECURITIZED               106,606,055      98,942,801       $28,384       $59,712      $63,681     $46,738
                                                                                   =======       =======      =======     =======
Less:
   Loans securitized                               1,848,780         486,499
   Loans held for sale or securitization                  --              --
                                                ------------     -----------
LOANS HELD IN PORTFOLIO                         $104,757,275     $98,456,302
                                                ============     ===========


NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES

NET INVESTMENT INCOME: For the years ended December 31, 2000, 1999 and 1998, the components of net investment income were as follows:

                                                             2000               1999              1998
                                                       ---------------     --------------    --------------
GROSS INVESTMENT INCOME:

   Bonds ..........................................    $ 6,158,290,900     $5,775,161,816    $5,441,796,398
   Mortgages ......................................      1,664,704,684      1,699,019,031     1,569,281,835
   Real estate (net of property expenses, taxes
      and depreciation) ...........................        523,965,325        282,344,126       275,402,304
   Stocks .........................................        101,520,278         92,223,815        82,871,728
   Other long-term investments ....................        138,413,626         58,021,764        46,399,969
   Cash and short-term investments ................         32,816,610         22,452,106        59,637,401
   Other ..........................................           (650,251)         8,703,697         4,430,354
                                                       ---------------     --------------    --------------
              Total ...............................      8,619,061,172      7,937,926,355     7,479,819,989
Less investment expenses ..........................        215,773,092        170,761,251       142,791,775
                                                       ---------------     --------------    --------------
Net investment income before amortization
   of net IMR gains ...............................      8,403,288,080      7,767,165,104     7,337,028,214
Plus amortization of net IMR gains ................        153,248,647        156,399,394       109,627,953
                                                       ---------------     --------------    --------------
Net investment income .............................    $ 8,556,536,727     $7,923,564,498    $7,446,656,167
                                                       ===============     ==============    ==============


Participation income received on securities, mortgages and real estate included in the above table was approximately $12,566,000, $14,112,000, and $12,512,000 in 2000, 1999 and 1998, respectively.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 4 - INVESTMENT INCOME AND CAPITAL GAINS AND LOSSES - (CONTINUED)

The net earned rates of investment income on total invested assets (computed as net investment income before amortization of net IMR gains divided by mean invested assets) were 7.91%, 7.82% and 7.95% in 2000, 1999 and 1998, respectively.

Future rental income expected to be received during the next five years under existing real estate leases in effect as of December 31, 2000 is approximately $579,288,000 in 2001, $525,815,000 in 2002, $433,984,000 in 2003, $361,944,000
in 2004 and $274,686,000 in 2005.

REALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2000, 1999 and 1998, the net realized capital gains (losses) on sales, redemptions and writedowns of investments were as follows:

                                         2000           1999           1998
                                     ------------   ------------   ------------
Bonds .............................  $ 67,168,839   $ 65,207,048   $398,363,008
Mortgages .........................   (18,620,911)   (22,897,373)   (50,492,383)
Real estate .......................   (14,419,646)   136,719,085     76,983,899
Stocks ............................    29,163,435     46,209,893     15,778,492
Other long-term investments .......    40,797,748     49,549,108    (49,832,409)
Cash and short-term investments ...       859,571      1,471,501      3,926,077
                                     ------------   ------------   ------------
Total realized gains before
  capital gains tax ...............   104,949,036    276,259,262    394,726,684
Capital gains tax benefit .........            --      5,819,369             --
                                     ------------   ------------   ------------
              Total ...............  $104,949,036   $282,078,631   $394,726,684
                                     ============   ============   ============

Writedowns of investments resulting from permanent impairments and mortgage foreclosures, reflected in the preceding table as realized capital losses, were as follows:

                                          2000           1999           1998
                                     ------------   ------------   ------------
Permanent impairments:
   Bonds ..........................  $         --   $ 21,137,423   $  9,345,164
   Mortgages ......................    63,467,331     31,752,909     23,344,175
   Real estate ....................    50,000,000             --      4,468,490
                                     ------------   ------------   ------------
              Total ...............  $113,467,331   $ 52,890,332   $ 37,157,829
                                     ============   ============   ============

Mortgage foreclosures .............  $    213,640   $ 14,984,688   $ 63,907,494
                                     ============   ============   ============

Proceeds from sales and redemptions of long-term bond investments during 2000, 1999 and 1998 were approximately $10,199,202,000, $10,137,343,000 and
$9,445,709,000,   respectively.   Gross  gains  of  approximately  $187,122,000,
$177,537,000 and  $422,231,000  and gross losses of approximately  $119,953,000,
$91,193,000 and $14,523,000 were realized on these sales and redemptions during 2000, 1999 and 1998, respectively.

UNREALIZED CAPITAL GAINS AND LOSSES: For the years ended December 31, 2000, 1999 and 1998, the net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments, were as follows:

                                       2000            1999            1998
                                  -------------   -------------   -------------
Bonds ..........................  $ (54,132,512)  $ (69,713,061)  $ (48,352,549)
Mortgages ......................    (70,888,318)      6,617,678      (6,500,000)
Real estate ....................     (2,770,531)    (33,864,537)     (8,435,351)
Stocks .........................     75,816,698    (118,886,764)    (31,866,148)
Other long-term investments ....    175,323,484     103,233,602      19,347,901
Other ..........................             --              --     (95,242,707)
                                  -------------   -------------   -------------
              Total ............  $ 123,348,821   $(112,613,082)  $(171,048,854)
                                  =============   =============   =============

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 5 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value amounts of financial instruments presented in the following tables have been determined by TIAA using market information available as of December 31, 2000 and 1999 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts TIAA could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                                                     NOTIONAL            CARRYING             ESTIMATED
                                                       VALUE               VALUE             FAIR VALUE
                                                  --------------        -----------         -----------
DECEMBER 31, 2000
-----------------
Assets
  Bonds ......................................                      $80,809,151,800     $81,255,051,179
  Mortgages ..................................                       21,952,808,611      22,593,584,589
  Common stocks ..............................                          767,862,699         767,862,699
  Preferred stocks ...........................                          970,206,730         940,926,347
  Cash and short-term investments ............                          244,168,519         244,168,519
  Policy loans ...............................                          474,681,094         474,681,094
  Seed money investments .....................                          394,002,467         394,002,467
Liabilities
  Teachers Personal Annuity-Fixed Account ....                        1,456,634,670       1,456,634,670
Other financial instruments
  Foreign currency swap contracts ............    $1,020,545,319        101,339,491         105,396,376
  Foreign currency forward contracts .........       203,112,720         10,572,446           9,250,132
  Interest rate swap contracts ...............       409,035,615                 --          12,748,992
  Swap options ...............................       219,100,000           (822,873)         (4,457,353)
  Interest rate cap contracts ................       145,650,000            959,423             771,354

DECEMBER 31, 1999
-----------------
Assets
  Bonds ......................................                      $75,394,268,264     $72,939,649,306
  Mortgages ..................................                       21,412,238,841      20,780,780,466
  Common stocks ..............................                          422,555,522         422,555,522
  Preferred stocks ...........................                          824,686,388         765,075,902
  Cash and short-term investments ............                          410,052,667         410,052,667
  Policy loans ...............................                          393,614,559         393,614,559
  Seed money investments .....................                          263,018,916         263,018,916
Liabilities
  Teachers Personal Annuity-Fixed Account ....                        1,298,856,541       1,298,856,541
  Commercial Paper ...........................                          248,319,000         248,319,000
Other financial instruments
  Foreign currency swap contracts ............    $  891,158,813         44,252,417          18,274,618
  Foreign currency forward contracts .........       230,258,539         37,347,930          35,671,514
  Interest rate swap contracts ...............       388,411,461                 --           6,550,357
  Swap options ...............................        54,000,000           (510,600)                 --
  Interest rate cap contracts ................       137,550,000            657,599           1,955,483

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 5 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONTINUED)

BONDS: The fair values for publicly traded long-term bond investments are determined using quoted market prices. For privately placed long-term bond investments without a readily ascertainable market value, such values are determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings. The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, 2000 and 1999 are as follows:

                                              2000                                  1999
                               ----------------------------------    ----------------------------------
                                   CARRYING          ESTIMATED          CARRYING            ESTIMATED
                                     VALUE           FAIR VALUE           VALUE            FAIR VALUE
                               ---------------    ---------------    ---------------    ---------------
Publicly traded bonds .....    $50,734,031,251    $51,315,463,545    $46,676,624,017    $45,416,831,387
Privately placed bonds ....     30,075,120,549     29,939,587,634     28,717,644,247     27,522,817,919
                               ---------------    ---------------    ---------------    ---------------
              Total .......    $80,809,151,800    $81,255,051,179    $75,394,268,264    $72,939,649,306
                               ===============    ===============    ===============    ===============


MORTGAGES: The fair values of mortgages are generally determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and assigned credit ratings.

COMMON STOCKS,  CASH AND SHORT-TERM  INVESTMENTS,  POLICY LOANS,  AND SEED MONEY
INVESTMENTS: The carrying values are reasonable estimates of their fair values.

PREFERRED STOCKS: The fair values of preferred stocks are determined using quoted market prices or valuations from the NAIC.

TEACHERS PERSONAL ANNUITY - FIXED ACCOUNT AND COMMERCIAL PAPER: The carrying values of the liabilities are reasonable estimates of their fair values.

FOREIGN CURRENCY SWAP CONTRACTS: The fair values of foreign currency swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency swaps were liquidated at year-end. The fair values of foreign currency swap contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with values from TIAA's counterparties.

FOREIGN CURRENCY FORWARD CONTRACTS: The fair values of foreign currency forward contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the foreign currency forward contracts were liquidated at year-end. The fair values of the foreign currency forward contracts are estimated internally based on future cash flows and anticipated foreign exchange relationships, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

INTEREST RATE SWAP CONTRACTS: The fair values of interest rate swap contracts, which are used for hedging purposes, are the estimated net gains that TIAA would record if the interest rate swaps were liquidated at year-end. The swap agreements have no carrying value. The fair values of interest rate swap contracts are estimated internally based on anticipated interest rates and estimated future cash flows, and such values are reviewed for reasonableness with estimates from TIAA's counterparties.

SWAP OPTIONS: The fair values of swap options, which are used for hedging purposes, are the estimated amounts that TIAA would receive (pay) if the swap options were liquidated at year-end. The fair values of the swap options are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 5 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS - (CONCLUDED)

INTEREST RATE CAP CONTRACTS: The fair values of interest rate cap contracts, which are used for hedging purposes, are the estimated amounts that TIAA would receive if the interest rate cap contracts were liquidated at year-end. The fair values of the interest rate cap contracts are estimated by external parties, including TIAA's counterparties, and such values are reviewed internally for reasonableness based on anticipated interest rates and estimated future cash flows.

STOCK WARRANTS: The fair values of stock warrants represent the excess, if any, of the market values of the related stocks over the exercise prices associated with the stock warrants. The stock warrants have no carrying value.

COMMITMENTS TO EXTEND CREDIT OR PURCHASE INVESTMENTS: TIAA does not charge commitment fees on these agreements, and the related interest rates reflect market levels at the time of the commitments.

INSURANCE AND ANNUITY CONTRACTS: TIAA's insurance and annuity contracts, other than the Teachers Personal Annuity - Fixed Account disclosed above, entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

NOTE 6 - MANAGEMENT AGREEMENTS

Services  necessary  for the  operation  of  College  Retirement  Equities  Fund
("CREF") are provided, at cost, by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC ("Investment Management") and TIAA-CREF Individual & Institutional Services, Inc. ("Services"), which provide investment advisory, administrative and distribution services for CREF. Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. Investment Management is registered with the Securities and Exchange Commission
("Commission") as an investment adviser; Services is registered with the Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. ("NASD"). Investment Management and Services receive management fee payments from each CREF account on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to each account's actual expenses. Any differences between the actual expenses incurred and the management fees received are adjusted quarterly. Such fees and the equivalent allocated expenses, which amounted to approximately $561,396,000, $493,399,000 and $474,611,000 in 2000, 1999 and
1998, respectively, are not included in the statements of operations and had no effect on TIAA's operations. TIAA provides guarantees for the CREF Accounts for certain mortality and expense risks pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement.

NOTE 7 - PENSION PLAN AND POSTRETIREMENT BENEFITS

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant's contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after five years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $25,484,000, $23,865,000 and $22,640,000 in 2000, 1999 and
1998, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 7 - PENSION PLAN AND POSTRETIREMENT BENEFITS (CONCLUDED)

In addition to the pension plan, TIAA provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. The postretirement benefit obligation for retirees and fully eligible employees was approximately $42,373,000, and $36,606,000 at December 31, 2000 and 1999, respectively. The postretirement benefit obligation for non-vested employees was approximately $25,399,000 and $28,580,000 as of January 1, 2000 and 1999, respectively. The unrecognized transition obligation was $9,380,000 and $10,161,000 at December 31, 2000 and 1999, respectively. The cost of such benefits reflected in the accompanying statements of operations was approximately $2,914,000, $3,180,000 and $3,008,000 for 2000, 1999 and 1998,
respectively. The discount rate used in determining the postretirement benefit obligations was 7.5% per year and the medical care cost trend rate was 6% per year in 2000, decreasing by .25% in each future year, to an ultimate rate of 5.25% per year in 2003. As the plan is not pre-funded, the value of plan assets is zero. The accrued postretirement benefit liability was $32,325,000 and $27,312,000 as of December 31, 2000 and 1999, respectively.

TIAA maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. Prior to January 2, 1998, this plan provided each eligible trustee or member with a single-sum payment upon leaving the board equal to 50% of the annual stipend then in effect multiplied by years of service, up to a maximum of 20 years. Effective January 2, 1998, the plan provides an award that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump-sum following the trustee's or member's separation from the Board.

NOTE 8 - UNCONSOLIDATED SUBSIDIARIES AND OTHER AFFILIATES

TIAA's unconsolidated subsidiaries and affiliates primarily consist of TIAA-CREF Enterprises, Inc. ("Enterprises") and wholly-owned investment subsidiaries, which are primarily involved in real estate investment activities. The carrying value of TIAA's investments in unconsolidated subsidiaries and affiliates totaled approximately $6,296,468,000 and $5,683,950,000 at December 31, 2000 and 1999, respectively. TIAA's investment in Enterprises is included in the other long-term investments caption on the accompanying balance sheets and totaled approximately $255,858,000 and $305,326,000 at December 31, 2000 and 1999,
respectively. At December 31, 2000 and 1999, the carrying values of TIAA's investments in real estate subsidiaries and other affiliates were approximately $3,947,783,000 and $3,902,522,000, respectively.

Total assets, liabilities and gross rental income, on a GAAP basis, of real estate subsidiaries at December 31, 2000, 1999 and 1998 and for the years then ended, were approximately as follows:

                                     2000             1999             1998
                                --------------   --------------   --------------
Assets ......................   $4,818,342,000   $4,841,501,000   $5,723,222,000
Liabilities .................      735,368,000      772,068,000      724,361,000
Gross rental income .........      693,694,000      826,366,000      783,261,000

Earnings of approximately  $419,318,095,  $186,329,000 and $161,885,000 in 2000,
1999 and 1998, respectively, primarily from real estate subsidiaries are included in net investment income in the accompanying statements of operations.

Some of the real estate subsidiaries referred to above are partners in joint ventures. At December 31, 2000 and 1999, the carrying values of TIAA real estate subsidiaries that are partners in joint ventures were approximately $726,438,000 and $610,277,000, respectively. Joint venture total assets, liabilities and gross rental income at December 31, 2000, 1999 and 1998 and for the years then ended, were approximately as follows:

                                     2000             1999             1998
                                --------------   --------------   --------------
Assets ......................   $3,124,928,000   $1,410,531,000   $1,709,297,000
Liabilities .................    1,746,133,000      730,980,000      556,823,000
Gross rental income .........      257,381,000      185,306,000      274,106,000

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 8 - UNCONSOLIDATED SUBSIDIARIES AND OTHER AFFILIATES (CONCLUDED)

The subsidiaries' equity share in these total assets, liabilities and gross rental income were approximately as follows:

                                     2000             1999             1998
                                --------------   --------------   --------------
Assets ......................   $1,351,026,000   $1,392,388,000   $1,701,668,000
Liabilities .................      643,601,000      720,127,000      554,451,000
Gross rental income .........      110,790,000      183,907,000      270,208,000

Net income earned by the subsidiaries from joint venture investments was approximately $19,668,000, $40,507,000 and $16,123,000 in 2000, 1999 and 1998,
respectively. Some of the real estate subsidiaries and joint ventures have loans from TIAA. At December 31, 2000 and 1999, the unpaid principal of such loans was approximately $592,367,000 and $577,277,000 respectively.

NOTE 9 - ANNUITY RESERVES

At December 31, 2000 and 1999, TIAA's general account annuity reserves are summarized as follows:

                                                                  2000                              1999
                                                     -------------------------------    -----------------------------
                                                           AMOUNT         PERCENT            AMOUNT         PERCENT
                                                     ------------------- -----------    ------------------ ----------
Subject to discretionary withdrawal:
   At book value without adjustment..........          $ 11,594,104,000     11.7%         $10,298,969,000    11.1%
   At market value...........................                 --              --               --              --
Not subject to discretionary withdrawal......            87,199,698,000     88.3           82,594,306,000    88.9
                                                       ----------------    -----          ---------------   ------
Total annuity reserves.......................            98,793,802,000    100.0%          92,893,275,000   100.0%
                                                                           =====                            =====

Reconciliation to total policy and contract reserves shown on the balance sheet:

     Reserves on other life policies and
        contracts............................               427,109,000                       399,675,000
     Reserves on accident and health
        policies.............................               638,320,000                       576,758,000
                                                       ----------------                   ---------------
Total policy and contract reserves...........          $ 99,859,231,000                   $93,869,708,000
                                                       ================                   ===============


NOTE 10 - SEPARATE ACCOUNTS

TIAA currently has two separate accounts. The TIAA Separate Account VA-1 ("VA-1") is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding variable annuity contracts. VA-1 was registered with the Commission effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account ("SIA"). SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall United States stock market.

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTE 10 - SEPARATE ACCOUNTS - (CONTINUED)

The TIAA Real Estate Account ("REA") is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA's target is to invest between 70% and 95% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities to maintain adequate liquidity. REA was established on July 3, 1995 with a $100,000,000 seed money investment by TIAA. TIAA purchased 1,000,000 Accumulation Units of REA and such units shared in the pro rata investment experience of REA and were subject to the same valuation procedures and expense deductions as all other Accumulation Units in REA. On October 2, 1995, TIAA began to offer Accumulation Units of REA to participants other than TIAA. TIAA redeemed all of its REA units by the end of 1998.

The balance sheet captions for separate account assets and liabilities (which represent participant account values) are stated at market value. The separate accounts' operating results are reflected in the changes to these assets and liabilities. Total separate account premiums were approximately $251,837,000, $256,703,000 and $226,984,000 in 2000, 1999 and 1998, respectively. Total separate account net transfers from other accounts were approximately $383,019,000, $297,622,000 and $300,737,000 in 2000, 1999 and 1998,
respectively. Annuities offered through VA-1 include a nominal guaranteed minimum death benefit. For REA, TIAA guarantees that actual mortality experience will not reduce payments once they have begun. Both accounts offer full or partial withdrawal at market value with no surrender charge.

NOTE 11 - MUTUAL FUNDS

On July 17, 1997, TIAA made a $250,000,000 seed money investment to launch the six original funds of TIAA-CREF Mutual Funds (the "Funds"), a Delaware business trust that was organized on January 13, 1997 and is registered with the Commission under the Investment Company Act of 1940 as an open-end management investment company. On September 2, 1997, the Funds began to publicly offer their shares, without a sales load, through their distributor, Teachers Personal Investors Services, Inc. ("TPIS"). On March 1, 2000, TIAA made an additional $175,000,000 seed money investment to launch five additional funds. Teachers Advisors, Inc. ("Advisors") provides investment management services for the Funds and is also responsible for providing, or obtaining at its own expense, the services reasonably necessary for the ordinary operation of the Funds. During 1999, TIAA began to redeem its seed money investment. TIAA's remaining seed money investment in the Funds, plus reinvested dividends and undistributed earnings, totaled approximately $196,055,000 and $85,174,000 at December 31, 2000 and 1999, respectively, and such amounts are reflected in the "Other long-term investments" caption in the accompanying balance sheets.

On June 14, 1999, TIAA made a $175,000,000 seed money investment to launch the seven TIAA-CREF Institutional Mutual Funds (the "Institutional Funds"), a Delaware business trust, that was organized on April 15, 1999 and is registered with the Commission under the Investment Company Act of 1940 as an open-end management investment company. On July 1, 1999, the Institutional Funds began to offer their shares, without a sales load, to participating institutions through their principal underwriter, TPIS. Advisors provides investment management services for the Institutional Funds. During 1999, TIAA began to redeem its seed money investment. TIAA's remaining seed money investment in the Institutional Funds, plus reinvested dividends and undistributed earnings, totaled approximately  $26,671,000  and  $144,017,000  at  December  31,  2000 and 1999,
respectively, and such amounts are reflected in the "Other long-term investments" caption in the accompanying balance sheets.

On December 1, 1998, TIAA made a $25,000,000 seed money investment to launch the Stock Index Fund of the TIAA-CREF Life Funds, a Delaware business trust that was organized on August 13, 1998 and is registered with the Commission under the Investment Company Act of 1940 as an open-end management company. On March 1, 2000, TIAA made an additional $175,000,000 seed money investment to launch four additional funds (collectively the "Life Funds"). The Life Funds' shares are publicly offered, without a sales load, through their distributor, TPIS. Advisors provides investment

              TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
management services for the Life Funds and is also responsible for providing, or obtaining at its own expense, the services reasonably necessary for the ordinary operations of the Life Funds. During 2000, TIAA began to redeem its seed money investment. The value of TIAA's remaining seed money investment in the Life Funds, plus reinvested dividends and undistributed earnings, totaled approximately  $173,890,000  and  $31,637,000  at  December  31,  2000 and 1999,
respectively, and such amounts are reflected in the "Other long-term investments" caption in the accompanying balance sheets.

NOTE 12 - COMMERCIAL PAPER/LIQUIDITY FACILITY

TIAA began issuing commercial paper in May 1999 under a maximum authorized program of $2 billion and had an outstanding obligation of $-0- and $248,319,000 at December 31, 2000 and 1999, respectively. Interest expense totaled approximately $50,462,000 and $24,585,000 during 2000 and 1999, respectively. TIAA maintains a short-term revolving credit liquidity facility of approximately $1 billion to support the commercial paper program, but this liquidity facility has not been utilized.


NOTE 13 - CONTINGENCIES

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA's financial position or the results of its operations.

NOTE 14 - CODIFICATION

The NAIC revised its Accounting Practices and Procedures Manual (the "Manual") in a process referred to as Codification. The Manual will be effective January 1, 2001. The Department has adopted the provisions of the Manual with certain exceptions where there is a conflict with New York Insurance Law. The Manual has changed, to some extent, prescribed statutory accounting practices and will result in changes to the accounting practices that TIAA uses to prepare its statutory-based financial statements. The cumulative effect of changes in accounting principles adopted to conform to the Manual will be reported as an adjustment to TIAA's contingency reserves as of January 1, 2001. Management believes that the cumulative net impact of these changes will result in an increase of approximately 6% in TIAA's statutory-based capital and contingency reserves.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 27th day of April, 2001.


                                    TIAA REAL ESTATE ACCOUNT

                                         By: TEACHERS INSURANCE AND ANNUITY
                                                 ASSOCIATION OF AMERICA

                                         By:   /s/ LISA SNOW
                                             ----------------------------------
                                                   Lisa Snow
                                                   Vice President and
                                                   Chief Counsel, Corporate Law

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.


SIGNATURE                       TITLE                                            DATE
---------                       -----                                            ----
/s/ JOHN H. BIGGS               Chairman of the Board, President and Chief       4/27/01
--------------------------      Executive Officer (Principal Executive
John H. Biggs                   Officer) and Trustee

/s/ MARTIN L. LEIBOWITZ         Vice Chairman, Chief Investment Officer          4/27/01
--------------------------      and Trustee
Martin L. Leibowitz

/s/ RICHARD L. GIBBS            Executive Vice President (Principal              4/27/01
--------------------------      Financial and Accounting Officer)
Richard L. Gibbs

Signature of Trustee            Date        Signature of Trustee          Date
--------------------            ----        --------------------          ----

/s/ DAVID ALEXANDER           4/27/01
--------------------------                  --------------------------
David Alexander                             Rochelle B. Lazarus

/s/ MARCUS ALEXIS             4/27/01      /s/ ROBERT M. O'NEIL         4/27/01
--------------------------                  -------------------------
Marcus Alexis                               Robert M. O'Neil

/s/ WILLARD T. CARLETON       4/27/01       /s/ LEONARD S. SIMON         4/27/01
--------------------------                  -------------------------
Willard T. Carleton                         Leonard S. Simon

/s/ ROBERT C. CLARK           4/27/01
--------------------------
Robert C. Clark                             Ronald L. Thompson

/s/ ESTELLE A. FISHBEIN       4/27/01       /s/ PAUL R. TREGURTHA        4/27/01
--------------------------                  -------------------------
Estelle A. Fishbein                         Paul R. Tregurtha

/s/ FREDERICK R. FORD         4/27/01       /s/ WILLIAM H. WALTRIP       4/27/01
--------------------------                  -------------------------
Fredeerick R. Ford                          William H. Waltrip

/s/ RUTH SIMMS HAMILTON       4/27/01       /s/ ROSALIE J. WOLF          4/27/01
--------------------------                  -------------------------
Ruth Simms Hamilton                         Rosalie J. Wolf

                         REPORT OF INDEPENDENT AUDITORS


To the Participants of the TIAA Real Estate Account and the Board of Trustees of Teachers Insurance and Annuity Association of America:


We have audited the consolidated financial statements of the TIAA Real Estate Account ("Account") of Teachers Insurance and Annuity Association of America ("TIAA") as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, and have issued our report thereon dated February 5, 2001 included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of TIAA's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                                 /s/ Ernst & Young LLP


New York, New York
February 5, 2001

                            TIAA REAL ESTATE ACCOUNT
                         Schedule III Real Estate Owned
                               December 31, 2000

                                                           Costs Capitalized
                                                             Subsequent to
                                                              Acquisition
                                             Initial cost      (Including           Value at          Year
                                  Encum-      to Acquire    Unrealized Gains      December 31,    Construction     Date
      Description                brances       Property        and Losses)           2000          Completed     Acquired
------------------------------   -------    -------------   ----------------     --------------  -------------  ----------
River Road Distribution Center   $ -0-       $4,174,182          $125,818          $ 4,300,000         1995      11/22/95
Industrial Building
Fridley, Minnesota

The Greens At Metrowest            -0-       12,522,047         1,577,953           14,100,000         1990      12/15/95
Apartments
Orlando, Florida

Butterfield Industrial Park        -0-        4,450,535           506,665            4,957,200         1981      12/22/95
Industrial Building
El Paso, Texas (1)

Plantation Grove Shopping Center   -0-        7,350,129            99,871            7,450,000         1995      12/28/95
Shopping Center
Ocoee, Florida

Southbank Business Park            -0-       10,069,898         3,130,102           13,200,000         1995      02/27/96
Office Building
Phoenix, Arizona

Millbrook Collection               -0-        6,774,711           225,289            7,000,000         1988      03/29/96
Shopping Center
Raleigh, North Carolina

Lynnwood Collection                -0-        6,708,120         1,191,880            7,900,000         1988      03/29/96
Shopping Center
Raleigh, North Carolina

                                                          Costs Capitalized
                                                            Subsequent to
                                                             Acquisition
                                            Initial cost      (Including        Value at          Year
                                  Encum-     to Acquire    Unrealized Gains   December 31,    Construction     Date
      Description                brances      Property        and Losses)        2000          Completed     Acquired
------------------------------   -------   -------------   ----------------  --------------  -------------  ----------
Monte Vista Apartments            $-0-     $17,663,849      $3,336,151       $21,000,000        1995         06/21/96
Apartments
Littleton, Colorado

River Oaks Shopping Center         -0-      13,037,488      (1,937,488)       11,100,000        1995         07/12/96
Shopping Center
Woodbridge, Virginia

Arapahoe Park East                 -0-       9,924,089       2,553,914        12,478,003        1982         10/31/96
Industrial Building
Boulder, Colorado

Royal St. George Apartments        -0-      16,072,612         577,388        16,650,000        1995         12/20/96
Apartments
West Palm Beach, Florida

Interstate Crossing                -0-       6,454,888        (304,888)        6,150,000        1995         12/31/96
Industrial Building
Eagan, Minnesota

West Creek Apartments              -0-      13,488,279       3,711,721        17,200,000        1988         01/02/97
Apartments
Westlake Village, California

Interstate Acres                   -0-      13,610,294        (410,294)       13,200,000        1988         01/24/97
Industrial Building
Urbandale, Iowa

Westinghouse Facility              -0-       6,089,473         110,527         6,200,000        1997         02/05/97
Industrial Building
Coral Springs, Florida

                                                          Costs Capitalized
                                                            Subsequent to
                                                             Acquisition
                                            Initial cost      (Including        Value at          Year
                                  Encum-     to Acquire    Unrealized Gains   December 31,    Construction     Date
      Description                brances      Property        and Losses)        2000          Completed     Acquired
------------------------------   -------   -------------   ----------------  --------------  -------------  ----------
Rolling Meadows                   $-0-       $12,930,463     ($943,963)        $11,986,500        1957         05/28/97
Shopping Center
Rolling Meadows, Illinois

Saks Distribution Center           -0-        26,908,401      4,041,599         30,950,000        1997         05/15/97
Aberdeen, Maryland

Eastgate Distribution Center       -0-        11,941,992      1,758,008         13,700,000        1996         05/29/97
San Diego, California
Five Centerpointe                  -0-        15,656,341      2,675,570         18,331,911        1988         04/21/97

Office Building
Lake Oswego, Oregon
Longview Executive Park            -0-        23,628,567      4,392,293         28,020,860        1988         04/21/97


Office Building
Longview, Maryland
Northmark Business Center III      -0-         8,812,644      4,287,356         13,100,000        1985         04/21/97


Office Building
Blue Ash, Ohio
USF&G Building                     -0-         6,399,677      2,277,356         8,677,033        1988         04/21/97


Office Building
Salt Lake City, Utah
Fairgate at Ballston               -0-        26,977,436      3,822,564         30,800,000        1988         04/21/97
Office Building
Arlington, Virginia

                                                                    Costs Capitalized
                                                                      Subsequent to
                                                                       Acquisition
                                                      Initial cost      (Including           Value at           Year
                                           Encum-      to Acquire    Unrealized Gains      December 31,     Construction     Date
      Description                         brances       Property        and Losses)            2000           Completed     Acquired
------------------------------------      -------     ------------   ----------------      -----------      ------------    --------
Parkview Plaza                            $-0-        $49,412,494       $ 3,087,506        $52,500,000          1990        04/29/97
Office Building
Oakbrook Terrace, Illinois

Lincoln Woods Apartments                   -0-         21,464,483         2,043,315         23,507,798          1991        10/20/97
Apartments
Lafayette Hill, Pennsylvania

371 Hoes Lane                              -0-         15,499,306         1,178,021         16,677,327          1986        12/15/97
Office Building
Piscataway, New Jersey

Columbia Centre III                        -0-         38,580,069         3,919,931         42,500,000          1989        12/23/97
Office Building
Rosemont, Illinois

The Lodge at Willow Creek                  -0-         27,562,882         3,237,118         30,800,000          1997        12/24/97
Apartments
Douglas County, Colorado

The Legends at Chase Oaks                  -0-         29,701,668        (3,412,404)        26,289,264          1997        03/31/98
Apartments
Plano, Texas

Glen Pointe Business Park                  -0-         15,279,508           820,492         16,100,000          1997        06/30/98
Industrial Building
Glendale Heights, Illinois

Wood Creek Business Park                   -0-          7,222,421          (222,421)         7,000,000          1995         6/30/98
Industrial Building
Boilingbrook, Illinois

                                                                    Costs Capitalized
                                                                      Subsequent to
                                                                       Acquisition
                                                      Initial cost      (Including           Value at           Year
                                           Encum-      to Acquire    Unrealized Gains      December 31,     Construction     Date
      Description                         brances       Property        and Losses)            2000           Completed     Acquired
------------------------------------      -------     ------------   ----------------      -----------      ------------    --------
Rock Run Business Park                     $ -0-      $19,472,571      $    24,579         $19,497,150          1998       06/30/98
Industrial Building
Joliet, Illinois

Golfview Apartments                          -0-       28,066,591          (666,591)        27,400,000          1998       07/31/98
Apartments
Lake Mary, Florida

Indian Creek Apartments                      -0-       17,002,932           247,068         17,250,000          1988       10/08/98
Apartments
Farmington Hills, Michigan

Bent Tree Apartments                         -0-       14,420,590           279,410         14,700,000          1987       10/22/98

Apartments
Columbus, Ohio

UPS Distribution Center                      -0-       10,989,393            10,607         11,000,000          1998       11/13/98
Industrial Building
Fernly, Nevada

Ontario Industrial Properties                -0-      105,382,403         2,305,766        107,688,169          1997       12/17/98
Industrial Building
Ontario, California

IDI Kentucky Portfolio                       -0-       53,083,000           848,996         53,931,996          1998       12/17/98
Industrial Building
Hebron, Kentucky

Fedex Distribution Center                    -0-        7,828,025          (228,025)         7,600,000          1998       12/18/98
Industrial Building
Crofton, Maryland

                                                                    Costs Capitalized
                                                                      Subsequent to
                                                                       Acquisition
                                                      Initial cost      (Including           Value at           Year
                                           Encum-      to Acquire    Unrealized Gains      December 31,     Construction     Date
      Description                         brances       Property        and Losses)            2000           Completed     Acquired
------------------------------------      -------     ------------   ----------------      -----------      ------------    --------
The Bay Court at Harbor Pointe             $ -0-      $35,164,371       ($  164,371)       $35,000,000          1991        12/18/98
Apartments
Mukilteo, Washington

Biltmore Commerce Center                     -0-       37,323,058         1,280,579         38,603,637          1985        02/23/99
Office Building
Phoenix, Arizona

The Colorado                                 -0-       52,687,840         7,712,160         60,400,000          1987        04/14/99
Apartments
New York, New York

Sawgrass Portfolio                           -0-       52,963,168         1,336,832         54,300,000          1998        05/11/99
Office Building
Sunrise, Florida

780 Third Avenue                             -0-      161,511,019        12,088,981        173,600,000          1984        07/08/99
Office Building
New York, New York

Monument Place                               -0-       34,597,698         1,902,302         36,500,000          1990        07/15/99
Office Building
Fairfax, Virginia

88 Kearney Street                            -0-       65,995,171        18,177,070         84,172,241          1986        07/22/99
Office Building
San Francisco, California

10 Waterview Boulevard                       -0-       31,063,636           336,364         31,400,000          1984        07/27/99
Office Building
Parsippany, New Jersey

                                                                    Costs Capitalized
                                                                      Subsequent to
                                                                       Acquisition
                                                      Initial cost      (Including           Value at           Year
                                           Encum-      to Acquire    Unrealized Gains      December 31,     Construction     Date
      Description                         brances       Property        and Losses)            2000           Completed     Acquired
------------------------------------      -------     ------------   ----------------      -----------      ------------    --------
Larkspur Courts                            $ -0-      $53,038,988       $ 5,561,012        $58,600,000          1991       08/17/99
Apartments
Larkspur, California

Columbus Portfolio                           -0-       33,701,672           498,328         34,200,000          1997       11/30/99
Office Building
Columbus , Ohio

Konica Photo Imaging Headquarters            -0-       17,049,875           250,125         17,300,000          1999       12/21/99
Industrial Building
Mahwah, New Jersey

Atlanta Industrial Portfolio                 -0-       39,852,562           168,800         40,021,362          1999       04/04/00
Industrial Building
Atlanta , Georgia

1801 K Street                                -0-      140,719,040           270,760        140,989,800          1971       05/15/00
Office Building
Washington, DC

Northpoint Commerce Center                   -0-       38,818,013           (18,013)        38,800,000          1994       06/15/00
Industrial Building
Fullerton, California

Morris Corporate Center III                  -0-      103,119,739           680,261        103,800,000          1990       07/12/00
Office Building
Parsippany, New Jersey

Ashford Meadows Apartments                   -0-       64,174,878                -0-        64,174,878          1998       09/28/00
Apartments
Herndon, Virginia

                                                                    Costs Capitalized
                                                                      Subsequent to
                                                                       Acquisition
                                                      Initial cost      (Including           Value at           Year
                                           Encum-      to Acquire    Unrealized Gains      December 31,     Construction     Date
      Description                         brances       Property        and Losses)            2000           Completed     Acquired
------------------------------------      -------     ------------   ----------------      -----------      ------------    --------
Landmark at Salt Lake City                 $ -0-      $14,434,653           $0             $14,434,653          2000        11/03/00
Industrial Building
Salt Lake City, Utah

ABS & CDC Building                           -0-       15,243,900            0              15,243,900          2000        11/17/00
Industrial Building
Rancho Cucamonga, California

Maitland Promenade One                       -0-       36,520,162            0              36,520,162          1999        12/14/00
Office Building
Maitland, Florida

Park West Center I and II                    -0-       28,300,500            0              28,300,500          1997        12/19/00
Industrial Building                        -----   --------------      ------------     --------------
Coppell, Texas
                                           $ -0-   $1,798,894,394      $100,359,950     $1,899,254,344
                                           =====   ==============      ============     ==============

(1)  Leasehold interest only

Reconciliation of investment property owned:
Balance at beginning of period                                  $ 1,312,503,554
     Acquisitions                                                   586,113,228
     Dispositions
       (Initial cost 25,560,558, costs capitalized 4,439,442)       (30,000,000)
     Capital improvements and carrying costs
     (including unrealized gains and losses)                         30,637,562
                                                                ---------------

Balance at end of period                                        $ 1,899,254,344
                                                                ===============

                                  EXHIBIT INDEX

         (1) Amendment to Distribution and Administrative Services Agreement by and between TIAA and TIAA-CREF Individual & Institutional Services, Inc.
         (3)      (A)   Charter of TIAA (as amended)
         (5)      Opinion and Consent of Charles H. Stamm, Esquire
         (23)     (B)   Consent of Sutherland Asbill & Brennan LLP
                  (C)   Consent of Ernst & Young LLP
                  (D)   Consent of Friedman, Alpren & Green LLP